UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MRC GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MRC Global

MRC Global

2022
Notice of Virtual Annual Meeting of Stockholders & Proxy Statement

2022 Virtual Meeting of Stockholders Online Meeting Only - No Physical Meeting Location.

Experts You Can Trust

March 23, 2022

Dear Fellow Stockholders:

As chairman of MRC Global’s Board of Directors, I am proud of the Company’s strong commitment to its investors, customers, employees and sound governance. On behalf of the MRC Global Board of Directors, I thank you for your investment in our Company and your continued support.

We are pleased to invite you to the 2022 Annual Meeting of Stockholders that will be conducted virtually on Thursday, May 5, 2022, starting at 10:00 a.m. Houston, Texas time. Stockholders will be able to listen, vote and submit questions from any remote location with internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 1. A notice of the meeting and a Proxy Statement containing information about the matters to be acted upon are attached to this letter.

Your vote is important to us. Whether or not you plan to attend the meeting, please promptly vote your shares by submitting your proxy by internet or telephone or by completing, signing, dating and returning your Proxy Card or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote virtually, even if you have previously submitted your proxy.

Thank you for being a stockholder and for the trust and continued interest you have in MRC Global Inc.

Best regards,

/s/ Rhys J. Best

Rhys J. Best

Chairman of the Board

Notice of 2022 Virtual Annual Meeting of Stockholders

Date and Time

Thursday, May 5, 2022

10:00 a.m. Houston, Texas time

Virtual Only Meeting

No physical meeting location; See Voting Instructions for Stockholders on page 1.

Items to be Voted On

1.	Elect the 8 director nominees named in the accompanying Proxy Statement to serve on the Company’s Board of Directors as directors.

2.	Consider and act upon an advisory approval of a non-binding resolution approving the Company’s named executive officer compensation.

3.	Consider and approve an Amendment to the Company’s 2011 Omnibus Incentive Plan, as amended.

4.	Consider and act upon the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2022.

5.	Act on any other business that may properly come before the Annual Meeting or any reconvened meeting after adjournment.

How to Vote in Advance

Your vote is very important. Even if you intend to be present virtually at the Annual Meeting, please promptly vote in one of the following ways so that your shares may be represented and voted at the Annual Meeting:

Advance Voting Methods

Telephone – You can vote your shares by calling 800.652.VOTE (8683).

Internet – Follow online instructions on your Proxy Card and vote at www.investorvote.com/MRC

Mail - Complete, sign, date and return your proxy card or voting instruction form.

Notice

We mailed a Notice Regarding the Availability of Proxy Materials (the “Notice”) on or about March 23, 2022.

MRC Global’s Proxy Statement and 2021 Annual Report for the fiscal year ended December 31, 2021, are available at www.edocumentview.com/MRC.

Who Can Vote

You can vote and attend the virtual Annual Meeting if you were a holder of record of the Company’s common or preferred stock at the close of business on March 11, 2022.

Voting Instructions

If you plan to participate in the Virtual Annual Meeting, please see the instructions on page 1 of the Proxy Statement.

Voting by telephone or internet or by returning your proxy card or voting instruction form in advance of the 2022 Annual Meeting does not deprive you of your right to attend the virtual meeting.

By Order of the Board of Directors,

/s/ Daniel J. Churay

Daniel J. Churay

Executive Vice President – Corporate Affairs,

General Counsel and Corporate Secretary

March 23, 2022

MRC Global Inc.

1301 McKinney Street, Suite 2300

Houston, Texas 77010

i	2022 Proxy Statement

ii	2022 Proxy Statement

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

Our 2022 Annual Meeting of Stockholders will be a completely virtual meeting. There will be no physical meeting location.

How Can I Participate in the Virtual Annual Meeting?

To access the virtual only Annual Meeting please click the Virtual Shareholder Meeting link or type https://www.meetnow.global/MA9SWK7 into your computer’s browser window. To log into the virtual meeting you have two options: Join as a “Guest” or Join as a “Shareholder”.

●	Join as a “Shareholder”:

Stockholders that desire either or both to ask questions at the Annual Meeting or vote during the Annual Meeting should join as a “Shareholder”. Registered and beneficial stockholders may join as a “Shareholder”. If you join as “Shareholder” you will be required to have a control number.

Registered Stockholders: If you were a registered stockholder as of the close of business on the record date for the Annual Meeting, March 11, 2022, and have your control number, you may use this control number. This control number can be found on your proxy card or notice or e-mail that registered stockholders receive. Registered stockholders who have not yet voted or wish to change a vote may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Beneficial Stockholders: If you hold your shares through an intermediary, such as a bank or broker, you are a beneficial stockholder and must register in advance to attend the Annual Meeting as a “Shareholder”. To register you must submit proof of your proxy power (legal proxy) reflecting your MRC Global Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Monday, May 2, 2022. You will receive a confirmation email from Computershare of your registration.

By mail:

Requests for beneficial stockholder registration should be directed to Computershare at the following address:

Computershare

MRC Global Inc. Legal Proxy

P. O. Box 43001

Providence, RI 02940-3001

OR

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com. If you do not have your control number, you may not attend or ask questions at the virtual meeting as a “Shareholder”.

The list of our registered stockholders as of the close of business on the record date for the Annual Meeting, March 11, 2022, will be available online for inspection by “Shareholders” during the meeting.

●	Join as a Guest:

Either guests or stockholders may join as a “Guest”. Guests and stockholders that join as a “Guest” will be able to listen to the Annual Meeting but will be unable to ask questions, vote shares during the meeting or change previous votes cast prior to the meeting.

1	2022 Proxy Statement

NOTE ON GAAP VS. NON-GAAP MEASURES

In this Proxy Statement, we present certain financial measures that deviate from measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not necessarily better than the nearest GAAP measure, but provide additional information as described below. For more complete information on the 2021 financial and operating performance of MRC Global Inc. (“MRC Global”, the “Company”, “we”, “us” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and can be found on the internet at www.edocumentview.com/MRC. This annual report provides a complete reconciliation of certain of the non-GAAP measures as described below.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure, and we define adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and certain other expenses, including non-cash expenses, (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments, long-lived asset impairments, including goodwill and intangible assets), inventory-related charges incremental to normal operations and plus or minus the impact of our last-in, first-out (“LIFO”) inventory costing methodology. We believe adjusted EBITDA provides investors a helpful measure for comparing our operating performance with the performance of other companies that may have different financing and capital structures or tax rates. We believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We use adjusted EBITDA as a key performance indicator in managing our business and in incenting executive performance. We believe that net income is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted EBITDA. See page 35 of our Annual Report on Form 10-K for the year ended December 31, 2021, that has been filed with the SEC for a detailed reconciliation of net income to adjusted EBITDA.

Adjusted Gross Profit. Adjusted gross profit is a non-GAAP financial measure. We define adjusted gross profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles plus inventory-related charges incremental to normal operations, and plus or minus the impact of our LIFO inventory costing methodology. We present adjusted gross profit because we believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We use adjusted gross profit as a key performance indicator in managing our business. We believe that gross profit is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted gross profit. See page 33 of our Annual Report on Form 10-K for the year ended December 31, 2021, that has been filed with the SEC for a detailed reconciliation of adjusted gross profit to gross profit.

Net Debt. Net debt and related leverage metrics may be considered non-GAAP measures. We define net debt as total long-term debt, including the current portion, minus cash. We define our leverage ratio as net debt divided by adjusted EBITDA (as defined above). We believe net debt is an indicator of the extent to which the Company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the Company’s leverage position. We believe the leverage ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the Company. We believe total long-term debt (including the current portion) is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to net debt.

2	2022 Proxy Statement

The following table reconciles total long-term debt (including the current portion), as derived from our consolidated financial statements, with net debt (in millions) and shows the calculation of our leverage ratio:

	($ amounts in millions)
	Year Ended December 31,
	2019	2020	2021

Long-term debt, net	$547	$379	$295

Plus: current portion of long-term debt	4	4	2

Total Long-term debt	551	383	297

Less: Cash	32	119	48

Net Debt	$519	$264	$249

Adjusted EBITDA		$97	$146

Leverage ratio (net debt : adjusted EBITDA)		2.7x	1.7x

RANCE Adjusted for LIFO. Return on average net capital employed (“RANCE”) adjusted for LIFO is a Non-GAAP measure. RANCE, calculated in accordance with GAAP without the adjustment, is the nearest GAAP number. RANCE adjusted without the impacts of LIFO expense or benefit is not necessarily a better measure of return. However, we believe that it provides a good measure of our return without the impact of our LIFO accounting for inventory. Inflationary and deflationary conditions, which are beyond management’s control, create swings in LIFO expense or benefit. The following table reconciles RANCE to RANCE adjusted for LIFO.

	($ amounts in thousands)
	2019	2020	2021

Net Income (Loss) before Preferred	$39,198	$(274,733)	$(14,100)

Interest	39,725	28,376	23,205

Interest, net tax	31,383	22,417	18,332

NOPAT before Preferred	$70,581	$(252,316)	$4,232

Debt	$550,755	$383,350	$297,347

Equity	997,709	705,080	678,407

Net Capital	$1,548,464	$1,088,430	$975,754

Annual RANCE %	4.3%	-19.1%	0.4%

LIFO	$(1,939)	$(18,853)	$76,893

LIFO, net tax	(1,532)	(14,894)	60,745

NOPAT before Preferred adj. for LIFO	$69,049	$(267,210)	$64,977

Annual RANCE adj. % for LIFO	4.2%	-20.4%	6.3%

3	2022 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information on the 2021 financial and operating performance of MRC Global Inc. (“MRC Global”, the “Company”, “we”, “us” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and can be found on the internet at www.edocumentview.com/MRC.

Time of Virtual Annual Meeting

Thursday, May 5, 2022

10:00 a.m. Houston, Texas time

We will hold a virtual meeting of stockholders. Stockholders may participate virtually by typing https://www.meetingnow.global/MA9SWK7 into your computer’s browser window. Please see Instructions for the Virtual Annual Meeting on page 1.

Voting Matters

Stockholders are being asked to vote on the following matters at the 2022 Annual Meeting of Stockholders:

Item I.	The Election of 8 Director Nominees Identified in this Proxy Statement	Page 25

Board Recommendation: FOR each director

Item II.	Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation	Page 66

Board Recommendation: FOR

Item III.	Approval of an Amendment to the Company’s 2011 Omnibus Incentive Plan, as amended	Page 81

Board Recommendation: FOR

Item IV.	Ratification of the Appointment of Ernst & Young as Independent Auditors for 2022	Page 96

Board Recommendation: FOR

4	2022 Proxy Statement

   Director Nominees

Name	Age at Annual Meeting	Director Since	Professional Background	Independent	Current Committee Membership and Positions	Committee Membership and Positions after Annual Meeting*
Deborah G. Adams	61	2017	Former Senior Vice President of Phillips 66	✓	Audit Compensation	Compensation (Chair) Governance
Leonard M. Anthony	67	2008	Former CEO of WCI Steel, Inc. and former Chief Financial Officer of Dresser-Rand Group, Inc.	✓	Governance (Chair) Audit	Governance (Chair) Audit
George J. Damiris	62	2021	Former CEO of HollyFrontier Corporation and Holly Energy Partners	✓	Compensation Governance	Compensation Governance
Barbara J. Duganier	63	2015	Former Global Chief Strategy Officer of Accenture and former Global Chief Financial Officer of Andersen Worldwide	✓	Audit (Chair) Governance	Audit (Chair) Governance
Ronald L. Jadin	61	2021	Former Chief Financial Officer of W.W. Grainger, Inc.	✓	Audit Governance	Audit Compensation
Dr. Cornelis A. Linse	72	2010	Former Chairman of the Netherlands Commission for Environmental Impact Assessment and former Shell executive	✓	Audit Compensation	Audit Compensation
Robert J. Saltiel, Jr.	59	2021	President & CEO of MRC Global, Former CEO of Key Energy Services, Inc. and Atwood Oceanics, Inc.		CEO	CEO

*	Subject to reelection at Annual Meeting

5	2022 Proxy Statement

Name	Age at Annual Meeting	Director Since	Professional Background	Independent	Current Committee Membership and Positions	Committee Membership and Positions after Annual Meeting*
Robert L. Wood	68	2015	Former Chairman, President and CEO of Chemtura Corporation	✓	Compensation (Chair) Governance	Chairman of the Board

*	Subject to reelection at Annual Meeting.

In the chart above, “Compensation” refers to the Board’s Compensation & Human Capital Committee, and “Governance” refers to the Board’s Environmental, Social, Governance & Enterprise Risk Committee.

   Preferred Stock Designated Director

Henry Cornell	66	2018	Founder and Senior Partner of Cornell Capital LLC and former Vice Chairman of the Merchant Banking Division of Goldman Sachs & Co.	✓

Key Statistics about our Director Nominees

Independence	Leadership	Board Refreshment
88%	50%	2
7 of 8 Director Nominees are Independent, including our Chairman of the Board	4 of 8 Director Nominees are Current or Former CEOs	New Directors Have Been Added Since 2021

Gender Diversity	Diversity	Tenure
25%	38%	75%
2 of 8 Director Nominees are Females	3 of 8 Director Nominees are Women or Racial/Ethnic Minority	6 of 8 Director Nominees Have a Tenure of Less Than 7 Years

	75%
	3 of 4 Board Leadership Positions (including the Chairman of the Board) will be Women or Racial/Ethnic Minority immediately following re-election

6	2022 Proxy Statement

Governance Highlights

Our Board of Directors oversees the development and execution of MRC Global’s strategy. Some examples of the robust corporate governance practices and procedures that the Board has adopted are listed below.

Board Structure and Governance	✓	Eight of our nine directors and seven of our eight director nominees are independent.
	✓	Female and minority directors comprise 38% (three of eight) of our nominated directors. We have two female directors and one director that is racially/ethnically diverse.
	✓	Each of the Audit, Compensation & Human Capital and Environmental, Social, Governance & Enterprise Risk (“ESG & Enterprise Risk”) Committees is comprised entirely of independent directors.
	✓	All directors attended 100% of meetings of the Board and committees of the Board on which they served.
	✓	The directors regularly hold executive sessions at each Board and committee meeting.
	✓	We have a mandatory retirement policy for directors.
	✓	Annually, we review our committee charters and Corporate Governance Guidelines.
	✓	Our non-executive Chairman is independent and separate from our CEO.
✓

All directors elected by the common stockholders are elected annually based on a plurality of the votes cast in uncontested elections, with a director resignation policy requiring a letter of resignation from a director if a director receives a greater number of “withhold” votes than “for” votes in the director’s election.

	✓	The Board and each committee annually conduct a thorough self-assessment process focused on Board or committee performance, respectively.
	✓	We are committed to Board refreshment. Since 2015, we have added five new independent directors including two new independent directors that were added in 2021.
	✓	Our Board and committees actively review risks and oversee risk management, including enterprise, environmental, social and governance (“ESG”) and cyber security risks.
	✓	Our Board is actively engaged in overseeing talent and long-term succession planning for senior leadership and directors.

Corporate Responsibility	✓	We have a comprehensive ethics program with standards of business conduct that help guide and promote good governance, responsible business practices and the highest standards of integrity.
	✓	Our Board and our ESG & Enterprise Risk Committee oversee management’s implementation of our ESG policies, programs and standards.

Stock Ownership	✓	We have stock ownership guidelines of 5x the annual cash retainer for our non-employee directors.
	✓	We have stock ownership guidelines of 5x base salary for the CEO and 3x base salary for other named executive officers (“NEOs”).
	✓	We prohibit hedging and pledging of our Company securities by directors and executive officers.

7	2022 Proxy Statement

2021 Financial and Operational Highlights

MRC Global is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified energy, industrial and gas utility end-markets. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our diversified end-markets including the following sectors:

●	gas utilities (storage and distribution of natural gas)

●	downstream, industrial and energy transition (crude oil refining, petrochemical and chemical processing, general industrials and renewable energy)

●	upstream production (exploration, production and extraction of underground oil and gas)

●	midstream pipeline (gathering, processing and transmission of oil and gas)

Financial and operational highlights from fiscal year 2021 include:

Increased sales 4% to $2.67 billion, compared to 2020	Gross profit percentage of 15.6%, and Adjusted gross profit of 20.1%, of sales*

Reduced prior year’s net loss to $14 million, and produced Adjusted EBITDA of $146 million, a 51% increase over 2020 adjusted EBITDA of $97 million*	Generated 42% of the Company’s revenue through MRCGO™ digital platform/e-commerce

Generated $56 million in cash from operations, while building inventory to generate sales growth	94% of 2021 valve sales were “Low-E” valves, dramatically reducing fugitive emissions of methane and other greenhouse gases.

Reduced long-term debt, net, by 22% to $295 million, and net debt by 6% from $264 million to $249 million, compared to 2020*	The Company’s Total Shareholder Return (“TSR”) for 2021 was 4.5%, improving from 2020’s pandemic low. From January 1, 2020, to March 1, 2022, the Company’s TSR was 80.8%.

Ended the year with a leverage ratio of 1.7x*	Improved capital efficiency with net working capital as a percentage of sales decreasing to 15.6%

*	See “Note on GAAP vs. Non-GAAP Measures” above.

8	2022 Proxy Statement

2021 Executive Compensation Highlights

“Pay for Performance” Executive Compensation Strategy

MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers (NEOs), who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●

motivating executive officers to increase the economic value of the Company by strengthening our position as a global market leader in PVF supply and by aggressively pursuing profitable growth both domestically and internationally; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (“STI”) in the form of annual cash payments based upon achievement of certain performance metrics and

●

long-term incentive (“LTI”) in the form of time-vested restricted stock units (“RSUs”) and performance share units (“PSUs”), which pay out based upon achievement of certain performance metrics over a three-year performance period.

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While our Compensation & Human Capital Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial metrics and stock price performance.

●	As illustrated in the following graphic, a substantial portion of our target compensation for executive officers is at risk.

●	For 2021 STI, NEO performance was based:

●	50% on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”),

●	37.5% on a cash flow from operations target and

●	12.5% on two safety targets.

●	Because the Company is recovering from the severe economic downturn in 2020 and early 2021 that the COVID-19 pandemic caused, actual STI payouts in 2021 were reduced by 50%.

●

The 2021 LTI equity grant consisted of time-vested RSUs and PSUs for NEOs.[1] Vesting of the PSUs depends on performance based upon the Company’s TSR relative to companies in the OSX[2] index plus NOW Inc. for the three-year period ended December 31, 2023, and achievement of stretch RANCE targets. The time-vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. The time-vested RSUs vest ratably on each anniversary of the grant date over a three-year period.

●	The performance period for the 2019 – 2021 PSUs ended with zero payouts to executives as the threshold targets in those PSUs were not met.

[1]	The Company’s prior chief executive officer, Andrew Lane, retired in March 2021. He did not receive an LTI equity grant in 2021.
[2]	The OSX Index is the Philadelphia Oil Service Sector Index.

9	2022 Proxy Statement

Target Compensation

The following illustration represents the elements of our 2021 base compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

10	2022 Proxy Statement

Key Features of Our Executive Compensation Program

What We Do
✓

We pay for performance – 83% of CEO ongoing pay and an average of 67% of other active NEO 2021 target base compensation is at risk, and target total direct compensation is achieved only when performance objectives are achieved.

✓

We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis. In aggregate, the 2021 target compensation package for our NEOs was below the 50th percentile of our peer group data.

✓

We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2021 STI targets were stretch targets – the 2021 adjusted EBITDA target exceeded 2020’s actual adjusted EBITDA, and the 2021 safety targets were more rigorous than the 2020 targets.

✓	Payouts for 2021 under our annual STI plan were reduced by 50% due to the uncertainty of the recovery in our business.
✓

Our LTI equity compensation plan is designed to be strongly tied to Company performance. We award PSUs to tie payouts to relative TSR and RANCE. We award RSUs to tie realized value to stock price and to provide retention value.

✓	Beginning in 2021, we added a 100% cap on PSU payouts based on relative TSR if the Company’s TSR is negative.
✓

Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital.

✓

We restricted base salary increases for executives, including NEOs, to promotions and ending expatriate arrangements from 2019 through 2021 to address the economic conditions driven by the COVID-19 pandemic and by conditions in our end markets.

✓

We streamlined and reorganized executive management to better lead the Company’s operations. As a result, we had one less member of the executive team by the end of 2021, resulting in lower overall executive compensation.

✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓

We have a clawback policy in place to recoup certain compensation from the covered employees in the event of restatement of our financial statements due to theft, fraud, willful misconduct or negligence.

✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

We provide additional detail about our executive compensation in our “Compensation Discussion and Analysis”.

11	2022 Proxy Statement

SAY-ON-PAY

96% APPROVAL	Stockholders showed strong support of our executive compensation programs, with 96% of the votes cast for the approval of the “say-on-pay” proposal at our 2021 annual meeting of stockholders.

Environmental and Social Responsibility

Our environmental and social responsibility focus is an integral part of our business and helps us identify goals as we pursue business opportunities and manage our Company’s risk. Our ESG Management Committee is spearheaded by our VP – ESG and sponsored by our EVP – Corporate Affairs and is comprised of executives representing various functions within our Company including operations, finance, quality, safety, corporate services, marketing, human resources, investor relations and supply chain management leaders. We believe that proper management of ESG factors ultimately leads to greater returns and contributes to more engaged employees, resulting in a more effective organization. The ESG Management Committee identifies and discusses ESG issues material to MRC Global’s business, including our human capital management practices and product offerings. The EVP – Corporate Affairs and VP-ESG report quarterly to our Board through the Board’s ESG & Enterprise Risk Committee and oversees disclosure to investors and stakeholders through our annual ESG Report, filings with the SEC and on our Company’s website. The ESG & Enterprise Risk Committee of the Board is comprised of non-executive directors providing oversight of governance, enterprise risk management and ESG matters. Members of the ESG & Enterprise Risk Committee assist the full Board in its oversight of the Company’s efforts on ESG matters and reports to the Board on a quarterly basis. Environmental and social responsibility highlights for 2021 include:

●	generating over $638 million in valve sales (94% of valve sales) that were “Low-E” valves, which substantially reduce fugitive emissions of methane and other greenhouse gases;

●

enhancing our new human capital management system, which is global in nature, to assist the Company in managing our employee initiatives and development. For instance, the Company is now utilizing the system to administer employee annual and pulse surveys on matters that are important to employees and the Company, which provides the Company with data on employee engagement; and

●

maintaining market competitive pay to address the labor and employment market as the economy begins its recovery from the initial phases of the COVID-19 pandemic. In 2021, we ended the furlough in place during 2020, partially restored our defined contribution benefit pension plan match and addressed market compensation in competitive markets. In that regard, we pay our hourly employees in the U.S. at least $15 per hour beginning in their first year of employment and in other countries pay prevailing wages for our industry.

See “Environmental and Social Responsibility” below and our 2021 Environmental, Social Responsibility & Governance Report on our website at https://www.mrcglobal.com, by clicking on “Company”, then “Corporate Social Responsibility”. Our 2022 ESG report will also be published at this link when available.

Deadlines for Submitting Stockholder Proposals for 2023 Annual Meeting of Stockholders

The Corporate Secretary of the Company must receive proposals for inclusion in our Proxy Statement for our 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than November 23, 2022.

The Corporate Secretary of the Company must receive notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2023 annual meeting of stockholders no earlier than the close of business on January 5, 2023, and no later than the close of business on February 6, 2023. Changes to the date of our annual meeting and the date of the first announcement of such meeting may change these dates, as set forth in our Bylaws and further discussed below.

12	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of MRC Global Inc., a Delaware corporation, for use at our 2022 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any reconvened meeting after an adjournment or postponement of the Annual Meeting. We will hold the Annual Meeting online only. There will be no physical meeting location. The Annual Meeting will be held on Thursday, May 5, 2022, at 10:00 a.m. Houston, Texas time. Please see Instructions for the Virtual Annual Meeting on page 1.

We have two classes of stock: common stock, $.01 par value per share (“common stock”), and 6.5% Series A Convertible Perpetual Preferred Stock (“preferred stock”, and together with the common stock, “stock”). You are receiving these materials because, at the close of business on March 11, 2022 (the “Record Date”), you owned shares of stock. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting. Each common stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had a total of 107,774,169 shares of common stock, of which 24,216,330 shares are held in treasury, resulting in 83,557,839 shares of common stock entitled to vote at the meeting. Any shares held in our treasury on the Record Date are not considered outstanding and will not be voted or considered present at the meeting. On the Record Date, we had a total of 363,000 shares of preferred stock outstanding entitled to 20,302,009 votes at the Annual Meeting, which number is equal to the number of shares of common stock into which the shares of preferred stock could be converted on the Record Date, rounded to the nearest share. Holders of the common stock and the preferred stock vote (on an as-converted basis) together on all matters as a single class.

How is MRC Global distributing proxy materials? Is MRC Global using the SEC’s “Notice and Access” rule?

Under SEC rules, we are furnishing proxy materials to our stockholders. On or about March 23, 2022, we expect to mail our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials online, and to make the materials available as of that date on www.edocumentview.com/MRC. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained on the Notice about how you may request to receive a copy electronically or in printed form on a one-time or ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.

In addition to this Proxy Statement and Notice, our proxy materials include our 2021 Annual Report (the “Annual Report”) (which includes the Form 10-K).

Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, are also available on our website at https://www.mrcglobal.com by clicking on “Investor Relations” and “SEC Filings”. The information included in our website is not incorporated herein by reference.

13	2022 Proxy Statement

A copy of the proxy materials, including the Annual Report, will be furnished to you free of charge upon request to our Corporate Secretary or proxy solicitor at, respectively:

MRC Global Inc. Office of the Corporate Secretary 1301 McKinney Street, Suite 2300 Houston, Texas 77010 Attention: Daniel J. Churay Telephone: (713) 655-1005 or (877) 294-7574 gc@mrcglobal.com	Morrow Sodali LLC 470 West Avenue Stamford, CT 06902 Telephone: (203) 658-9400

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for director and other matters to be voted on at the Annual Meeting. It also:

(i)	explains the voting process and requirements;
(ii)

describes the compensation of our principal executive officer, our principal financial officer and at least our three other most highly compensated officers (collectively referred to as our “named executive officers” or “NEOs”);

(iii)	describes the compensation of our directors;
(iv)	provides information regarding our long-term incentive plan, and
(v)	provides certain other information that SEC rules require.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Company Proposals	How may I vote?	How does the Board recommend that I vote?
I. Election of the 8 director nominees named in this Proxy Statement

You may:

(i)  vote FOR the election of all nominees;

(ii)   WITHHOLD authority to vote for all nominees; or

(iii)  vote FOR the election of all nominees except for those nominees with respect to whom your vote is specifically withheld by indicating in the space provided on the proxy.

FOR the election of all 8 director nominees
II. Approve on an advisory basis the Company’s named executive officer compensation	You may vote FOR or AGAINST the non-binding, advisory resolution approving named executive officer compensation, or you may indicate that you wish to ABSTAIN from voting on the matter.	FOR the approval of a non-binding, advisory resolution approving the Company’s named executive officer compensation
III. Approval of an amendment to the Company’s 2011 Omnibus Incentive Plan, as amended	You may vote FOR or AGAINST the amendment to the Company’s 2011 Omnibus Incentive Plan, as amended, or you may indicate that you wish to ABSTAIN from voting on the matter.	FOR the amendment to the Company’s 2011 Omnibus Incentive Plan, as amended

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Company Proposals	How may I vote?	How does the Board recommend that I vote?
IV. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022

You may vote FOR or AGAINST

the ratification of the appointment

of Ernst & Young LLP as our

independent registered accounting firm for 2022, or you may indicate that you wish to ABSTAIN from voting on the matter.

FOR the ratification of Ernst & Young LLP as our registered public accounting firm for 2022

We are not aware of any matter to be presented at the Annual Meeting that is not included in this Proxy Statement. However, your proxy authorizes the person named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the Annual Meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company,

N.A. (“Computershare”), you are a stockholder of record.

If you hold your shares with a broker or in an account at a bank, then you are a beneficial owner of shares held in “street name”. Your broker or bank is considered the stockholder of record for purposes of voting at the Annual Meeting. Your broker or bank should provide you with instructions for directing the broker or bank how to vote your shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

Vote online at the Virtual Annual Meeting	Vote by calling toll-free 800.652.VOTE (8683)

If you receive a paper copy of the proxy materials, complete, sign, date and return the proxy card or voting instruction form	Vote online at www.investorvote.com/MRC

Unless you or your representative attend and vote online at the Virtual Annual Meeting, for your vote to count the Company must receive your vote, either by telephone, internet, proxy card or voting instruction form by 11:59 p.m., Houston, Texas time on May 4, 2022. Internet and telephone voting facilities will close at 11:59 p.m., Houston, Texas time on May 4, 2022.

If I hold shares in street name, does my broker need instructions to vote my shares?

Under rules of the New York Stock Exchange (the “NYSE”), if you hold shares of stock in street name and do not submit specific voting instructions to your brokers, banks or other nominees, they generally will have discretion to vote your shares on routine matters such as Proposal IV, but will not have the discretion to vote your shares on non-routine matters, such as Proposals I, II and III. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide any voting instructions, a broker non-vote occurs and, as a result, your shares will not be voted on these proposals.

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Therefore:

●

on the non-routine proposals of election of directors (Proposal I) and approval, on an advisory basis, of a non-binding advisory resolution approving our executive compensation (Proposal II), approval of an amendment to the Company’s 2011 Omnibus Incentive Plan, as amended (Proposal III), your broker, bank or nominee will not be able to vote without instruction from you; and

●

on the routine proposal of ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022 (Proposal IV), your broker, bank or nominee may vote in their discretion without instruction from you.

How do I vote my shares?

If you are a stockholder of record, you can cast your vote during the online meeting, by calling the toll-free telephone number or by using the internet as described in the instructions in the Notice. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning your proxy card or voting instruction form. Your vote will be cast in accordance with the instructions authorized by telephone or internet or included on a properly signed and dated proxy card or voting instruction form, as applicable. If you are a stockholder of record, you can attend the Virtual Annual Meeting virtually and vote. If you do not vote by telephone or internet, return a signed proxy card or voting instruction form or attend the virtual meeting and vote, no vote will be cast on your behalf.

You are urged to follow the instructions on your Notice, proxy card or voting instruction form to indicate how your vote is to be cast. Please see the Instructions for the Virtual Annual Meeting on page 1 if you wish to attend the virtual meeting.

Pursuant to Section 212(c) of Delaware Law, stockholders may validly grant proxies over the internet. Your internet vote authorizes the proxies designated by the Company to vote your shares in the same manner as if you had returned a proxy card or voting instruction form. To vote over the internet, follow the instructions provided on your Notice. If you hold shares in street name, you are encouraged to contact your bank or broker to obtain and return the appropriate voting instruction form.

What if I return my proxy card or vote by internet or telephone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

I.	FOR the election of the 8 director nominees
II.	FOR the approval, on an advisory basis, of a non-binding advisory resolution approving the Company’s named executive officer compensation
III.	FOR the amendment to the Company’s 2011 Omnibus Incentive Plan, as amended
IV.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022

What can I do if I change my mind after I vote my shares?

Attendance virtually in the Virtual Annual Meeting will not in and of itself constitute revocation of a proxy. Any stockholder of record who authorizes his or her vote by telephone or by internet or executes and returns a proxy card may revoke the proxy before it is voted by:

●	notifying in writing the Corporate Secretary of MRC Global Inc. at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attention: Corporate Secretary;
●	executing and returning a subsequent proxy;

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●

subsequently authorizing the individuals designated by the Company to vote his or her interests by calling the toll-free telephone number or by using the internet by the telephone or internet deadline and as described in the instructions included on his or her Notice; or

●	appearing online and voting at the Annual Meeting.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of MRC Global that you hold as a stockholder of record (in certificate form or in book-entry form). If you hold your shares of MRC Global in street name, you will receive voting instructions for each account you have with a broker or bank.

How may I obtain instructions on how to attend the Annual Meeting online?

Please see Instructions for the Virtual Annual Meeting on page 1. If you need assistance with these directions, please call us at 713-655-1005 or 877-294-7574 or write us at MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attn: Corporate Secretary.

What is the quorum requirement for the Annual Meeting?

There must be a quorum to take action at the Annual Meeting (other than action to adjourn or postpone the Annual Meeting for lack of a quorum). A quorum will exist at the Annual Meeting if stockholders holding a majority of the voting powers of all of the shares entitled to vote at the Annual Meeting are present virtually or by proxy. Stockholders of record who return a proxy or vote virtually at the Annual Meeting will be considered part of the quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal	Voting Requirement

I.Election of the 8 director nominees named in this Proxy Statement

Each director must be elected by a plurality of the votes cast. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes is expected to tender to the Board the director’s resignation promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject the resignation within 90 days following the certification of election results and publicly disclose its decision.

II.Approve, on an advisory basis, a non-binding advisory resolution approving the Company’s executive officer compensation

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast AGAINST” the approval of the proposal.

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Proposal	Voting Requirement

III.Approval of an Amendment to the Company’s 2011 Omnibus Incentive Plan, as amended

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Broker non-votes will not be treated as votes cast.

IV.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast AGAINST” the approval of the proposal.

Other matters that may properly come before the Annual Meeting may or may not require more than a majority vote under our bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws, depending on the nature of the matter.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting. We also will disclose the final voting results in a Form 8-K within four business days after the Annual Meeting.

May I propose actions for consideration at the 2023 annual meeting of stockholders?

Yes. For your proposal to be considered for inclusion in our Proxy Statement for the 2023 annual meeting of stockholders, we must receive your written proposal no later than November 23, 2022. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the anniversary of the date of this year’s Annual Meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. Your proposal, including the manner in which you submit it, must comply with SEC regulations regarding stockholder proposals.

If you wish to raise a proposal (including a director nomination) from the floor during our 2023 annual meeting of stockholders, we must receive a written notice of the proposal no earlier than the close of business on January 5, 2023, and no later than the close of business on February 6, 2023. If our first announcement of the date of the 2023 annual meeting of stockholders is less than 100 days prior to the meeting, then in accordance with the Bylaws, the Corporate Secretary of the Company must receive the notice by the 10th day following the announcement. If the date of the 2023 annual meeting is more than 30 days before or more than 30 days after the anniversary of the date of this year’s Annual Meeting, you must deliver the notice not earlier than the close of business on the 120th day prior to the date of the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2023 annual meeting. Your submission must contain the additional information that our bylaws require. Proposals should be addressed to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

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Who is paying for this proxy solicitation?

Our Board is soliciting your proxy. We expect to solicit proxies in person, by telephone or by other electronic means. We have retained Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902 to assist in this solicitation. We expect to pay Morrow Sodali LLC an estimated $7,500 in fees, plus expenses and disbursements.

We will pay the expenses of this proxy solicitation, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. These expenses may include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxy materials to beneficial owners of MRC Global shares.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its stockholders. This method of delivery, known as “householding”, permits us to realize cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, we are sending only one Notice (or, if requested, one set of proxy materials) to that address unless we have received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Corporate Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. We will deliver promptly an individual copy of the Notice and, if requested, proxy materials, to any stockholder who revokes its consent to householding upon our receipt of such revocation.

If you would like to receive a copy of this Proxy Statement and our 2021 Annual Report, we will promptly send you a copy upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-962-4284. You can call the same phone number to notify us that you wish to receive a separate Annual Report or Proxy Statement in the future or to request delivery of a single copy of any materials if you are receiving multiple copies now.

19	2022 Proxy Statement

SECURITY OWNERSHIP

Directors and Executive Owners

The following table shows, as of February 15, 2022, the number of shares of our common stock that each of our directors, each of our named executive officers (NEOs) and all of our executive officers and directors as a group beneficially own.

The rules of the SEC generally determine beneficial ownership, which generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities that the table names have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 15, 2022, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unvested restricted stock units (RSUs) and performance share units (PSUs) are not included to the extent they will not definitively vest within 60 days of February 15, 2022. Except as otherwise indicated, the business address for each of our beneficial owners is c/o MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

Name	Total Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding	Shares of Unvested Restricted Stock Included in Total	Options Exercisable Included in Total

Robert J. Saltiel, Jr.	62,892	*	—	—

Andrew R. Lane(1)	1,725,213	2.0%	—	642,909

Kelly D. Youngblood	91,500	*	—	—

Daniel J Churay(2)	175,782	*	—	108,061

Grant Bates(3)	113,195	*	—	56,476

Karl Witt(4)	89,211	*	—	9,112

John Bowhay(5)	81,032	*	—	6,892

Deborah G. Adams	60,084	*	13,383	—

Leonard M. Anthony	122,530	*	13,383	19,130

Rhys J. Best(6)	193,531	*	24,090	19,130

Henry Cornell(7)	20,370,084	19.6%	13,383	9,415

George J. Damiris	7,697	*	7,697	—

Barbara Duganier	67,709	*	13,383	—

Ronald L. Jadin	7,697	*	7,697	—

Dr. Cornelis A. Linse	94,211	*	13,383	19,130

Robert L. Wood(8)	72,863	*	13,383	—

All directors and executive officers, including former NEOs, as a group (20 persons)	23,406,471	22.3%

All directors and executive officers, as a group, excluding former NEOs, as a group (17 persons)	21,511,015	20.5%
*Less than 1%

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(1)

Mr. Lane owns no shares of our common stock directly. Mr. Lane owns his shares and options through a family limited partnership. Mr. Lane retired from the Company effective as of March 14, 2021. Mr. Lane’s information is based on SEC Form 4 filings and information received from Fidelity Investments, Inc. as of February 15, 2022. Mr. Lane may have sold or purchased shares after his separation from the Company that are not accounted for in this information.

(2)	Mr. Churay owns 550 shares of common stock through an Individual Retirement Account.

(3)	Mr. Bates indirectly owns 2,839 shares of our common stock through ownership by his spouse.

(4)	Mr. Witt separated from service on November 30, 2021.

(5)	Mr. Bowhay was separated as SVP – International & VAMI on December 31, 2021.

(6)	Mr. Best owns 10,930 shares of our common stock indirectly through his limited liability company.

(7)

Mr. Cornell directly owns 58,650 shares of common stock and indirectly owns 10 shares of common stock held by his minor son. In addition, Mr. Cornell together with Mario Investments LLC, Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP and Cornell Investment Partners LLC has beneficial ownership of the outstanding Series A Convertible Perpetual Preferred Stock convertible into 20,302,009 shares of common stock. Mr. Cornell is the sole member of Cornell Investment Partners LLC, which is the general partner of Cornell Capital GP II LP, which is the general partner of Cornell Capital Special Situations Partners II LP, which is the sole member of Mario Investments LLC. Refer to “Certain Beneficial Owners” and “Preferred Stock Issuance” for additional details.

(8)	Mr. Wood owns 3,000 shares of our common stock indirectly through Robert Wood TTE.

As of February 15, 2022, the Company’s directors and executive officers, excluding former NEOs, beneficially owned 20.5% of our outstanding common stock (assuming conversion of all preferred stock to common stock). The percentage beneficially owned was calculated based on 83,549,702 shares of common stock and preferred stock convertible into 20,302,009 shares of common stock for a total of 103,851,711 shares outstanding on February 15, 2022.

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Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding preferred stock or common stock as of February 15, 2022, including the business address of each.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Mario Investments LLC(1) c/o Cornell Capital GP II LP 499 Park Avenue, 21st Floor New York, NY 10022	20,302,009	19.5%

FMR LLC(2) 245 Summer Street Boston, MA 02210	9,421,995	11.3%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	7,257,500	8.7%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	6,114,666	7.3%

Prenza Investment Management, LLC(5) 320 Park Avenue, 8th Floor New York, New York 10022	4,518,807	5.4%

Fuller & Thaler Asset Management, Inc.(6) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	4,374,937	5.2%

(1)

On June 12, 2018, Mario Investments LLC, Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP, Cornell Investment Partners LLC, and Henry Cornell filed a Schedule 13D reporting shared beneficial ownership of 363,000 shares of preferred stock convertible into 20,302,009 shares of common stock on an as converted basis with shared voting and dispositive power.

(2)

Based on the Schedule 13G/A filed with the SEC on February 9, 2022, FMR LLC has sole dispositive power with respect to 9,421,995 shares of common stock and sole voting power with respect to 591,762 shares of common stock.

(3)

Based on the Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group has sole dispositive power with respect to 7,121,233 shares of common stock, shared dispositive power with respect to 136,267 shares of common stock and shared voting power with respect to 113,539 shares of common stock.

(4)

Based on the Schedule 13G/A filed with the SEC on February 3, 2022, BlackRock, Inc. has sole dispositive power with respect to 6,114,666 shares of common stock and sole voting power with respect to 5,853,340 shares of common stock.

(5)

Based on the Schedule 13G filed with the SEC on January 24, 2022, Prenza Investment Management, LLC has sole dispositive power with respect to 4,518,807 shares of common stock and sole voting power with respect to 3,398,594 shares of common stock.

(6)

Based on the Schedule 13G filed with the SEC on February 8, 2022, Fuller & Thaler Asset Management, Inc. has sole dispositive power with respect to 4,374,937 shares of common stock and sole voting power with respect to 4,279,592 shares of common stock.

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Preferred Stock Issuance

In June 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock (the “Certificate of Designations”) creating the Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “preferred stock”), and establishing the designations, preferences, and other rights of the preferred stock. On June 10, 2015, we issued 363,000 shares of preferred stock and received gross proceeds of $363 million. In connection with the issuance, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with Mario Investments LLC, the initial holder of the preferred stock (the “Initial Holder”). The following description is qualified in its entirety by reference to the full text of the Certificate of Designations and the Shareholders’ Agreement, each of which were filed as exhibits to our Current Report on Form 8-K, which was filed with the U.S. Securities and Exchange Commission on June 11, 2015.

Voting and Other Rights

The preferred stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. The preferred stock has a stated value of $1,000 per share, and holders of the preferred stock are entitled to cumulative dividends payable quarterly in cash at a rate of 6.50% per annum.

The Preferred Stock does not create a dual class voting structure as it is does not constitute a second class of common stock with special voting rights. Holders of the preferred stock are entitled to vote together with the holders of the common stock as a single class, in each case, on an as-converted basis, except in rare instances when the law requires a separate class vote of the common stockholders. The Preferred Stock holders also have certain rights regarding the issuance of stock that is Parity Stock or Senior Stock (as each of those terms are defined in the Certificate of Designations). A vote of two-thirds of the Preferred Stock is required to:

●	amend or alter the Company’s certificate of incorporation to create or increase any class or series of Parity Stock or Senior Stock or adversely affect the rights of the Preferred Stock;

●	amend, alter or repeal any provision of the Company’s certificate of incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock; or

●	to consummate a share exchange, reclassification, merger or consolidation where:

●	the shares of the Preferred Stock do not remain outstanding and the terms of the Preferred Stock are not amended or

●	the Preferred Stockholders do not receive preference securities in a transaction with the same or better terms than those in the Preferred Stock,

or, in either case, certain additional requirements are not met.

Pursuant to the Shareholders’ Agreement, the Initial Holder and certain related parties if the preferred stock is transferred to those parties (collectively, the “Original Holder’s Group”) are entitled to vote their shares in their discretion. Holders of the preferred stock have certain limited special approval rights, including with respect to the issuance of pari passu or senior equity securities of the Company.

Lapse of Certain Voting Requirements

Prior to June 10, 2020, the Original Holder’s Group agreed to vote their shares in favor of director nominees that the Board nominates. This provision has lapsed, and the Original Holder’s Group is no longer required to vote their shares in favor of director nominees that the Board nominates.

Sunset Provisions

The Preferred Stock is convertible at the option of the holders into shares of common stock at an initial conversion rate of 55.9284 shares of common stock for each share of Preferred Stock, which represents an initial conversion price of $17.88 per share of common stock, subject to adjustment. The Company currently has the option to redeem, in whole but not in part, all the outstanding shares of Preferred Stock at 105% of par value, subject to certain redemption price adjustments. On or after

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June 10, 2022, the Company will have the option to redeem, in whole but not in part, all of the outstanding shares of Preferred Stock at par value, subject to certain redemption price adjustments. We may elect to convert the Preferred Stock, in whole but not in part, into the relevant number of shares of common stock if the last reported sale price of the common stock has been at least 150% of the conversion price then in effect for a specified period. The conversion rate is subject to customary anti-dilution and other adjustments.

Board Representation Rights

Pursuant to the Shareholders’ Agreement, for so long as the Original Holder’s Group maintained at least 33% of their original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the Original Holder’s Group has the right to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the Board, subject to certain exceptions.

Pursuant to the Certificate of Designations and the Shareholders’ Agreement, on June 10, 2018, the Original Holder’s Group had the right to designate one person to serve as a director on the Board if the Original Holder’s Group maintained at least 33% of their original investment and shares of the preferred stock remained outstanding. The Original Holder’s Group met such requirements and the Company was required to increase the size of the Board to accommodate the appointment of Henry Cornell, as a director designated by the Original Holder’s Group on June 10, 2018. The holders of the preferred stock also have certain Board representation rights if dividends payable on the preferred stock are in arrears for six or more quarterly periods, but in no event may the holders of the preferred stock appoint more than two directors. Also, pursuant to the Shareholders’ Agreement, if no shares of the preferred stock remain outstanding but the Original Holder’s Group maintains at least 33% of their original investment through their shares of common stock received upon conversion of the preferred stock, the Original Holder’s Group may designate one nominee to serve as a director on the Board (the “Investor Designee”), subject to the Investor Designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable law, regulation or stock exchange rules and such other criteria and qualifications the Company maintained that is applicable to all directors as of the date of the issuance of the preferred stock. The Company is required to increase the size of the Board by one director and fill the vacancy with the Investor Designee. Thereafter, the Company is required to nominate the Investor Designee for election by the Company’s stockholders and recommend that the Company’s stockholders vote in favor of the election of the Investor Designee.

If for any reason the director that the Original Holder’s Group appointed or designated is no longer serving as a director, the Original Holder’s Group may appoint or designate a new person to fill the vacancy. At such time as the Original Holder’s Group owns less than 33% of their original investment, pursuant to the Shareholders’ Agreement, the rights of the Original Holder’s Group terminate, and the Investor Designee must resign.

Registration Rights

Pursuant to the Shareholders’ Agreement, the Original Holder’s Group has certain registration rights, including customary demand and piggyback registration rights in respect of the shares of preferred stock and any shares of common stock issued upon conversion of the preferred stock.

Preemptive Rights

Pursuant to the Shareholders’ Agreement, for so long as the Original Holder’s Group maintains at least 33% of their original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the Company is required to, prior to the issuance of equity securities to a third party (subject to certain exceptions), offer the Original Holder’s Group the right to acquire its pro rata portion of such equity securities.

Lapse of Standstill Obligations

The Original Holders’ Group was subject to certain standstill obligations until June 10, 2020. These obligations have now lapsed, and the standstill obligations are no longer effective.

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PROPOSAL I: ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually. The Board currently consists of 10 members but will be reduced to nine members immediately after the Annual Meeting. Eight directors will stand for re-election and be elected by holders of our common stock and preferred stock, voting together, and the holder of the Company’s preferred stock has designated and will designate the other director.

Each director’s term of office expires when his or her successor is elected and qualified at the Annual Meeting. At the Annual Meeting, our stockholders will elect the eight directors named below to hold office until the 2023 annual meeting of stockholders (the “2023 Annual Meeting of Stockholders”), or until their successors are elected and qualified, or their earlier retirement, removal or death. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee should be unable or unwilling to stand for election as a director, it is intended that the common stock represented by proxies will be voted for the election of a substitute director that the Board may nominate.

As set forth in the Company’s Certificate of Designations and the Shareholders’ Agreement, the Original Holder’s Group has the right to designate one person to serve as a director on the Board. The Original Holder’s Group designated Henry Cornell to serve as a director on the Board effective June 10, 2018. The Original Holder’s Group, as holders of the preferred stock, have indicated to the Company their intent to continue to designate Mr. Cornell. Because the holders of the preferred stock designate Mr. Cornell, the holders of our common stock will not vote to elect him.

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Knowledge, Skills and Experience of Nominees Plus our Designated Director

The chart below summarizes the number of Board nominees plus the designated director that possess knowledge, skills and experiences covering areas we believe are important to our sustainable success and certain demographic information.

DIRECTOR	Deborah Adams	Leonard Anthony	Henry Cornell	George Damiris	Barbara Duganier	Ronald Jadin	Cornelis Linse	Robert Saltiel	Robert Wood

Independence

Independent Director	●	●	●	●	●	●	●		●

Competencies

CEO/Former CEO		●		●			●	●	●

Former CFO		●			●	●

Financial Acumen/Expert	●	●	●	●	●	●

COO/Operations Leadership	●			●			●		●

Global/International Exposure/Experience	●	●	●	●	●		●	●	●

PVF/Industrial Distribution Experience	●		●			●

Customer Experience ● Gas Utilities ● Downstream, Industrial & Energy Transition ● Upstream Production ● Midstream Pipeline	●	●		●			●	●	●

Oilfield Services/Equipment Sales Experience		●			●			●

Supplier Experience/Supply Chain	●	●				●

Technology Information Systems	●				●	●			●

Personal/Demographics

Other Public Board Commitments	1	0	0	1	1	0	0	0	2

Tenure (years)	4.1	9.6	6.5	<1	6.6	<1	9.6	1	6.2

Age	61	67	66	62	63	61	72	59	68

Gender Diversity	●				●

Racial or Ethnic Diversity									●

Certain Information Regarding Nominees

Set forth below for each individual nominated for election as a director of the Company is biographical information and information regarding the business experience, qualifications and skills of each director nominee, including the information and qualifications that led the Board to conclude that the director nominee is qualified to serve on our Board. Current board committees and leadership roles are listed for the 2021 – 2022 term as well as expected committee and roles to commence immediately after the 2022 annual meeting for the 2022 – 2023 term, subject to re-election of each director.

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Director Since: 2017 Age: 61 Committees: 2021-22 Audit Compensation & Human Capital 2022-23 Compensation & Human Capital (chair) ESG & Enterprise Risk Independent

Deborah G. Adams

Background. From 2014 until 2016, Ms. Adams served on the executive leadership team at Phillips 66 as senior vice president of health, safety and environmental, projects and procurement. From 2008 – 2014, she led the midstream operations of Phillips 66 and ConocoPhillips as the division president of transportation. She has also held various leadership posts including leading the international refining business for ConocoPhillips, serving as general manager of global downstream IT systems and serving on several of ConocoPhillips’ joint venture boards. Ms. Adams currently serves on the board of directors of Austin Industries, a privately-held, employee-owned construction company, which she joined in May 2018. Ms. Adams served her alma mater, Oklahoma State University, as a member of the foundation board of trustees from July 2012 until June 2020 and continues to serve on the foundation board of governors. In 2014, Ms. Adams was inducted into the Oklahoma State University College of Engineering, Architecture and Technology Hall of Fame. Since May of 2021, Ms. Adams has served as a member of the Advisory Board for the TriCities Chapter of the National Association of Corporate Directors (“NACD”).

Other Active Public Company Boards. In addition to serving on our Board, Ms. Adams serves on the board of directors of the following public company:

	Company	Business
	EnLink Midstream LLC (NYSE: ENLC)	Midstream energy services
Experience. Ms. Adams has extensive leadership experience in the midstream and downstream businesses. Her expertise in the procurement function from a customer view and with information systems adds to her qualifications to serve on our Board. Ms. Adams has been designated as a financial expert on our Audit Committee.

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Director Since: 2008 Age: 67 Committees: 2021-22 ESG & Enterprise Risk (Chair) Audit 2022-23 ESG & Enterprise Risk (Chair) Audit Independent

Leonard M. Anthony

Background. Mr. Anthony served as the president and CEO of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008. He was also a member of the board of directors of WCI Steel from December 2007 to October 2008. Mr. Anthony retired in October 2008. He served as an executive vice president and chief financial officer of Dresser-Rand Group, Inc. from April 2005 to August 24, 2007. Mr. Anthony has more than 25 years of financial and operational management experience with various corporations, including oilfield equipment firms and steel producers. He is currently a director of privately-held The NanoSteel Company, an advanced materials company. He was previously a director of Tech Precision Corporation until April 2017. Tech Precision’s subsidiary, Rancor, Inc., provides high precision fabrication and machining. Mr. Anthony earned a bachelor of science in accounting from Pennsylvania State University and a masters of business administration from the Wharton School of the University of Pennsylvania. He also completed the Advanced Management Program (A.M.P.) from Harvard Business School.

Other Active Public Company Boards. None.

Experience. Mr. Anthony has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. Mr. Anthony has public company leadership experience with oilfield equipment and steel industries, both of which are related to our core customer base and product offerings. He has been designated as a financial expert on our Audit Committee.

Director Since: 2021 Age: 62 Committees: 2021-22 Compensation & Human Capital ESG & Enterprise Risk 2022-23 Compensation & Human Capital ESG & Enterprise Risk Independent

George J. Damiris

Background. Mr. Damiris previously served as the president and chief executive officer of both HollyFrontier Corporation and Holly Energy Partners from 2016 until 2019. From 2007 until 2015, he served in various leadership roles with HollyFrontier, and before that, with Koch Industries. He holds a B.S. in Chemical Engineering and an MBA from Case Western Reserve University.

Other Active Public Company Boards. In addition to serving on our Board, Mr. Damiris serves on the board of directors of the following public company:

	Company	Business
	Eagle Materials (NYSE: EXP)	Building materials company
Experience. Mr. Damiris has extensive public company leadership experience in the refining and pipeline transportation areas, both of which are related to our core customer base and product offerings.

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Director Since: 2015 Age: 63 Committees: 2021-22 Audit (Chair) ESG & Enterprise Risk 2022-23 Audit (Chair) ESG & Enterprise Risk Independent

Barbara J. Duganier

Background. From 2004 to 2013, Ms. Duganier was a managing director at Accenture, a multinational professional services company that provides services in strategy, consulting, digital technology and operations. She held various leadership and management positions in Accenture’s outsourcing business, including as global chief strategy officer, during which time she consulted for numerous clients in the energy, chemicals, mining and utilities industries. Prior to joining Accenture, Ms. Duganier, a certified public accountant, was an auditor and a consultant at Arthur Andersen, where she became a partner and held various leadership and management roles, including as global chief financial officer of Andersen Worldwide. She earned a B.S.B.A. in accounting from John Carroll University in 1979. Ms. Duganier is a director of privately-held McDermott International, a multinational engineering, procurement and construction company, and privately-held Pattern Energy, a renewable energy company. Ms. Duganier was previously a director of the general partner of Buckeye Partners, L.P., a midstream pipeline operator, and Noble Energy, an oil and natural gas exploration and production company.

Other Active Public Company Boards. In addition to serving on our Board, Ms. Duganier serves on the board of directors of the following public company:

	Company	Business
	Texas Pacific Land Corporation (NYSE: TPL)	Land resource management and water services company
Experience. Ms. Duganier’s training and extensive experience as a certified public accountant, her track record of leading large organizations, her business experience both within and outside of the energy industry and her diversified board experience make her well-qualified to serve on our Board. She has been designated as a financial expert on our Audit Committee. Ms. Duganier earned her CERT Certificate in Cybersecurity Oversight through NACD by completing the Cyber-Risk Oversight Program. In 2020, the NACD named her to the NACD’s Directorship 100. She received her NACD Directorship Certification in 2021.

Director Since: 2021 Age: 61 Committees: 2021-22 Audit ESG & Enterprise Risk 2022-23 Audit Compensation & Human Capital Independent

Ronald L. Jadin

Background. Mr. Jadin previously served as the chief financial officer of W.W. Grainger, Inc. from 2008 until 2018. From 1998 until 2008, he served in various finance and leadership roles with Grainger, and before that, with General Electric Company. He holds a B.A. in Economics from Yale University and an MBA from the University of Wisconsin - Whitewater.

Other Active Public Company Boards. None.

Experience. Mr. Jadin has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. He has been designated as a financial expert on our Audit Committee.

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Director Since: 2010 Age: 72 Committees: 2021-22 Audit Compensation & Human Capital 2022-23 Audit Compensation & Human Capital Independent

Dr. Cornelis A. Linse

Background. Until December 2019, Dr. Linse served as chairman of the Netherlands Commission for Environmental Impact Assessment, which prepares mandatory and voluntary advisory reports for the government on the scope and quality of environmental assessments. From 2010 until his retirement in 2011, Dr. Linse was a non-executive director of Transmark Holdings N.V., a privately-owned energy and oil services group. From February 2007 until January 2010, Dr. Linse was the director of common infrastructure management for Shell International B.V. During this same period, he also served as chairman of the board of Shell Pension Fund—The Netherlands. During his time with Shell, Dr. Linse had significant downstream experience. Prior to that, Dr. Linse held various positions in the oil and gas industry. Dr. Linse is a director of privately-held Newlight Technologies Inc., an advance sustainable materials company. Dr. Linse earned a doctorate degree from Leiden University in 1978.

Other Active Public Company Boards. None.

Experience. Dr. Linse has held various leadership and managerial roles in the oil and gas industry since 1978 and has extensive experience in developing business infrastructure in growing, multinational companies.

Position: President & CEO Director Since: 2021 Age: 59

Robert J. Saltiel, Jr.

Background. Mr. Saltiel is president and CEO of the Company beginning in March 2021. Prior to joining the Company, Mr. Saltiel was president and CEO and a member of the board of directors of Key Energy Services, Inc. from 2018 to 2019. Prior to that, Mr. Saltiel was president and CEO and a member of the board of directors of Atwood Oceanics, Inc. from 2009 to 2017. Prior to 2009, Mr. Saltiel held various roles with various industrial and energy companies. Mr. Saltiel earned a bachelor of science degree in chemical engineering from Princeton University and a masters of business administration from Northwestern University’s Kellogg School of Management.

Other Active Public Company Boards. None.

Experience. Mr. Saltiel is uniquely qualified to serve as one of our directors due to his extensive executive and leadership experience in the oil and natural gas industry, including oilfield services, his global experience and his experience leading publicly traded companies.

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Director Since: 2015 Age: 68 Committees: 2021-22 Compensation & Human Capital (Chair) ESG & Enterprise Risk 2022-23 Chairman of the Board Independent

Robert L. Wood

Background. Mr. Wood is a Partner in the consulting firm The McChrystal Group, specializing in leadership development for business organizations. From 2004 to 2008, Mr. Wood was chairman, president and CEO of Crompton Corporation (which merged with Great Lakes Chemical to become Chemtura Corporation in 2005), a global, specialty chemicals company. He spent 27 years in a variety of sales, marketing and management roles within the Dow Chemical organization and ultimately became the business group president of Thermosets and Dow Automotive Group. In this role, Mr. Wood was named to Dow’s Corporate operating board, which was charged with setting corporate strategy and establishing corporate policies. Prior to that, Mr. Wood was the global vice president of Polyurethanes and global vice president of Engineered Plastics. Mr. Wood is also a member of the board of directors of the U.S. Olympic and Paralympic Committee. He graduated from the University of Michigan with a bachelor of arts in 1976.

Other Active Public Company Boards. In addition to serving on our Board, Mr. Wood serves on the boards of directors of the following public companies:

	Company	Business
	Linde plc (NYSE: LIN)	Gas distribution
	Univar Solutions Inc. (NYSE: UNVR)	Chemicals distribution

Experience. Mr. Wood has 30 years of global chemical industry experience and insight as well as more than 25 years of public company board experience which makes him well-qualified to serve on our Board.

The Company’s bylaws provide that for a director nominee to be elected, the director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy voting together as a single class with respect to that director nominee’s election at the Annual Meeting.

Abstention and broker non-votes will not be treated as either “WITHHOLD” or “FOR” votes cast for any nominee, and therefore will have no effect on the outcome of Proposal I — Election of Directors. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election is expected to tender to the Board the director’s resignation as a director promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject such resignation within 90 days following the certification of election results and publicly disclose its decision.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH, OR “FOR ALL”, OF THE ELECTION OF THE ABOVE NOMINEES.

31	2022 Proxy Statement

Director Designated by the Holder of the Company’s Preferred Stock

Director Since: 2018 Age: 66 Independent

Henry Cornell

Background. Mr. Cornell is the founder and senior partner of Cornell Capital LLC, a private investment firm formed in 2013 and previously served as a director of the Company from 2007 until he resigned from the board in 2015. From 1984 until May 2013, Mr. Cornell was employed by Goldman, Sachs & Co., where he was the vice-chairman of Goldman Sachs’ Merchant Banking Division. Mr. Cornell has over 40 years of experience across all aspects of private equity investing in a broad array of industries. He began his career as an attorney with Davis Polk & Wardwell before joining Goldman Sachs’ Investment Banking Division in 1984. He founded Goldman Sachs’ principal investment business in Asia. Under his leadership, Goldman Sachs made numerous landmark investments in the region. Mr. Cornell returned to New York in 2000 as the head of Private Equity Americas and Asia, and as a member of the Global Investment Committee. Mr. Cornell was previously a director of the general partner of Cypress Environmental Partners LLC, a pipeline and water and environmental services company. Mr. Cornell earned a bachelor of arts from Grinnell College in 1976 and a juris doctorate from New York Law School in 1981. Mr. Cornell is a member of the board of trustees of Mt. Sinai Hospital, the Whitney Museum, The Asia Society and the Navy SEAL Foundation and is a member of the Council on Foreign Relations.

Other Active Public Company Boards. None.

Experience. Mr. Cornell brings extensive experience in financial matters relating to both public and private companies. He also has extensive prior experience serving on boards of directors of other significant companies including multi-national companies in the energy industry which has provided him with relevant experience in a variety of industries and on a variety of corporate governance matters. Mr. Cornell’s experience makes him well-qualified to serve as one of our directors.

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CORPORATE GOVERNANCE MATTERS

The primary responsibility of our Board is to foster the long-term success of the Company by promoting the interests of our stockholders. Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, customers, suppliers, business partners, regulatory agencies and other stakeholders.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to help guide and promote our good corporate governance and responsible business practices. The Corporate Governance Guidelines provide a framework for the effective governance of MRC Global as a whole and also address the operation, structure, and practice of the Board and its committees. The Board’s ESG & Enterprise Risk Committee reviews these guidelines at least annually at a minimum. Our Corporate Governance Guidelines can be found on the Company’s website at www.mrcglobal.com.

Strategic Planning

During the year, the Board meets with management to discuss and approve our strategic plans, financial goals and capital spending, taking into account potential or existing disruptive forces, innovation, macroeconomic factors, energy market trends, the competitive landscape and other factors critical to successful performance. The Board also conducts quarterly reviews of progress on objectives and strategies. During Board meetings, directors review key issues and financial performance. The Board meets privately with the CEO at least four times per year and meets in executive session without the CEO at each regular Board meeting and additionally as required. Further, the CEO communicates regularly with the Board on important business opportunities and developments. The Board and the CEO also annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board meets at least annually in executive session to assess the CEO’s performance.

The Board maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development.

Board Membership and Qualifications

The Board regularly considers the long-term make-up of our Board and how the members of our Board change over time. The entire Board selects nominees for the Board in accordance with the procedures and criteria set forth in our Corporate Governance Guidelines. The Board will also consider director candidates from stockholders that have been properly nominated in accordance with our Corporate Governance Guidelines. The Board will consider these stockholder nominees in the same manner and by the same criteria as Board nominees. The Board strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our stockholders. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the Company.

When reviewing director candidates, the Board considers each candidate’s qualifications for membership on the Board, including the enhanced independence, financial literacy and financial expertise standards that Audit Committee membership may require and assesses the performance of current directors who are proposed to be renominated to the Board.

Board Diversity

The Board considers qualified candidates for membership on the Board without regard to race, color, religion, sex, ancestry, sexual orientation, national origin or disability. While the Board does not have a

33	2022 Proxy Statement

formal policy on diversity, in assembling our Board, our objective is to have wide diversity in terms of business experiences, functional skills, gender, race, ethnicity and cultural backgrounds. 38% (3 of 8) of our director nominees (which excludes the preferred stock designated director) are women or ethnically diverse. Two of our Board members are women, and we have one director who is of a race other than white.

Process for Identifying and Adding New Directors

In November of 2021, the Board added two new directors. The ESG & Enterprise Risk Committee, which acts as our nominating and governance committee, identified, screened and recommended director candidates for nomination to the Board. The candidates were evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees. Throughout the process, the ESG & Enterprise Risk Committee and the Board were aided by an independent search firm that the Board engaged. The process for identifying and adding new directors is as follows:

Evaluate Board Composition. The ESG & Enterprise Risk Committee evaluates Board composition annually and identifies skills, experience and capabilities desirable for new directors in light of the Company’s business and strategy, including ESG and digital technology.

Identify a Diverse Pool of Candidates. A diverse pool of potential director candidates is identified using multiple sources such as independent search firms and director recommendations. The Board does not have a specific director diversity policy, but it fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom.

Review Candidates. Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the ESG & Enterprise Risk Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the ESG & Enterprise Risk Committee and other Board members, including the Chairman. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies and diversity of the Board. At the same time due diligence is conducted, the Chairman, as well as the ESG & Enterprise Risk Committee, solicits feedback from other directors and persons outside the Company.

Recommend Potential Director for Approval. The ESG & Enterprise Risk Committee recommends potential directors to the Board for approval. If a director is appointed between annual meetings of stockholders, the Board will approve the director’s appointment to an open position on the Board. Stockholders vote on director nominees at the Annual Meeting.

Onboard the New Director. For each new director, we conduct a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly, which includes a combination of one-on-one sessions with management and other board members, facility site visits, written materials, and training.

Board Annual Self-Assessment, Orientation and Continuing Education

The Board and each committee perform an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. The ESG & Enterprise Risk Committee leads the Board in the self-assessment. As in past years, in 2021, the ESG & Enterprise Risk Committee retained outside counsel and the Company’s general counsel to assist the committee in tailoring a self-assessment survey to meet the needs of the Board. The outside counsel administered the self-assessment as an independent person to foster frank feedback regarding Board and committee performance. Outside counsel then collated the results of the survey and reviewed the results to provide legal advice to the Board regarding any areas of improvement. The Chair of the ESG & Enterprise Risk Committee discussed the results of the self-assessment and any legal advice and the Board and each Committee implemented improvement steps or changes as needed.

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During these assessments, the Board reviews the background and qualifications of each of their respective members, as well as an assessment of the Board’s and each of its committees’ composition in light of their respective needs and objectives after considering issues of judgment, diversity, age, skills, background and experience. In addition, the Company provides membership in the National Association of Corporate Directors (NACD) to Board members, as well as the opportunity to attend director education programs at other institutions, to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.

Communications with Directors

Any stockholder or other interested person may communicate with our Board, individually or as a group, by contacting our Corporate Secretary or the Chairman of the Board. This contact information is maintained on the Investor Relations tab of our website at www.mrcglobal.com.

The current contact information for either the Corporate Secretary or the Chairman of the Board is as follows and should be addressed to either of their attention, as applicable:

MRC Global Inc.

1301 McKinney Street, Suite 2300

Houston, TX 77010

Communications to directors at this address will be forwarded to the relevant director(s) except for solicitations or other matters not related to MRC Global.

Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers and employees. The Code of Ethics sets forth guidelines for deterring wrongdoing and promoting conduct in accordance with ethical standards. Our Code of Ethics can be found on our Company’s website at www.mrcglobal.com. If we amend or waive provisions of this Code of Ethics, we intend to also disclose the same on our website.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines require that a majority of our directors be independent. Additionally, all members of the Audit Committee, Compensation & Human Capital Committee and ESG & Enterprise Risk Committee (acting as our nomination and governance committee) are required to be independent. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. The Board and the ESG & Enterprise Risk Committee broadly considers all relevant facts and circumstances and apply the standards listed in Annex A of the Company’s Corporate Governance Guidelines in making independence determinations.

The Board has determined that each of our directors, other than Mr. Saltiel, qualifies as an independent director within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements that our Board has adopted as set forth in our Corporate Governance Guidelines.

Board Leadership Structure

Rhys Best has served as our independent, non-executive chairman of the Board. Mr. Best is 75 years old. Pursuant to the Company’s Corporate Governance Guidelines, he was originally scheduled to

35	2022 Proxy Statement

retire from the Board effective as of the Company’s Annual Meeting of Stockholders held in May 2020. To provide for a smooth succession in the Company’s CEO and Board leadership, the Board waived the Corporate Governance Guidelines for two years in a row. In March 2021, the Company named Robert Saltiel as its new CEO upon Andrew Lane’s retirement. The Board has now named Robert Wood as its new independent, non-executive chairman to take office immediately following the 2022 Annual Meeting, subject to his re-election to the Board. As these leadership transitions have now occurred, Mr. Best will retire from the Board after 14 years of dedicated service to the Company and its stockholders.

The chairman of the Board presides over all meetings of the Board and stockholders, reviews and approves meeting agendas, meeting schedules and other information, acts as a liaison between the outside directors and management, consults on stockholder engagement and governance matters and performs such other duties as the Board requires from time to time. The CEO is responsible for working with the Board in setting the Company’s strategic direction and day-to-day leadership and performance. Having an independent non-executive chairman allows management to deepen its focus on customers, growing the business, cost control, operational excellence and delivering stockholder value. The Board believes that having an independent, non-executive chairman:

(1)	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our CEO;

(2)	provides our CEO with an experienced sounding board in the chairman; and

(3)	provides an independent spokesperson for the Company.

Our Compensation & Human Capital, Audit and ESG & Enterprise Risk Committees are currently comprised entirely of independent directors. The Board believes that having an independent, non-executive chairman of the Board and independent Compensation & Human Capital, Audit and ESG & Enterprise Risk Committees provides a structure for strong independent oversight of our management. Each committee chair presides over the chair’s committee meetings and reviews and approves meeting agendas, schedules and other information for the committee. We believe that the Board’s leadership structure, including its independent chair, majority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight.

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. At each meeting during the year, the Compensation & Human Capital Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.

In 2020, shortly after Andrew Lane announced his plan to retire as the Company’s CEO, the Board formed a CEO Succession Committee to assist the Board in evaluating both internal and external candidates for a new CEO, and in March 2021, the Board elected Robert Saltiel as the Company’s new President and CEO.

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Director Attendance at Meetings of the Board, Committees and Annual Meeting of Stockholders

Our Board Members are expected to attend our 2022 Annual Meeting of Stockholders.

All Board members standing for re-election who were then Board members at our 2021 Annual Meeting of Stockholders attended that meeting.

During 2021, the Board held 7 meetings. All directors attended 100% of the aggregate of the total number of meetings of the Board and meetings of the committees of the Board on which the person served.

The directors of the Board meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least four executive sessions per year. During the sessions, the chairman presides.

The Board’s Role in the Oversight of Risk Management

The Board, as a whole, is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term stockholder value. The Board shapes our enterprise-wide risk policies, desire for risk taking and acceptable risk tolerance levels that provide the foundation for our overall business strategy. The Board recognizes that risk mitigation not only preserves value, but, when managed appropriately, can create value and opportunity for the Company.

The Board recognizes that purposeful and appropriate risk-taking in certain areas is important for the Company to be competitive and to achieve our long-term goals. Accordingly, the Board has established an enterprise risk management (“ERM”) framework through which it regularly identifies key risks that face the Company and carefully considers our appetite for each risk. This ERM framework is designed to identify, assess, prioritize, address, manage, monitor and communicate risks across the Company’s operations and foster a corporate culture of integrity and risk awareness.

As part of the Company’s strategic planning process, the Company maintains a Risk Management Committee that assists the Board in identifying key risks and the Board’s oversight responsibilities over risk management. Our Risk Management Committee is comprised of the following members of our management:

●	CEO

●	CFO

●	general counsel

●	senior vice presidents

●	vice president and chief accounting officer

●	vice president – tax

●	vice president and global operations controller

●	vice president and chief information officer
●	vice president, global shared services and treasurer

●	vice president – ESG, assistant general counsel and compliance officer

●	assistant general counsel and assistant secretary

●	executive director – risk management

●	executive director – investor relations

●	chief information security officer

●	financial reporting director

The principal responsibilities of the Risk Management Committee are to review, assess and monitor any material risks or exposures associated with the conduct of our business, our corporate culture, the internal risk management processes or systems implemented to identify, mitigate, monitor or manage these risks or exposures and the Company’s policies and procedures for risk management.

Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment, monitoring, managing and risk mitigation of the Company’s top risks. Our Board meets

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with senior management at regular Board meetings and, if necessary, at other times to discuss the strategy and success in addressing our identified key risks and any potential disruptive forces along with any other risks that we may face.

In addition to the foregoing, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters. All committees play significant roles in carrying out the risk oversight function that typically focuses in their areas of expertise. In general, the committees oversee the following risks:

●

Audit Committee: reviews and assesses the guidelines and policies governing the Company’s financial and accounting risk management and oversight processes and assists with the Board’s oversight of financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems.

●

Compensation & Human Capital Committee: reviews the Company’s employee compensation policies and practices to assess whether such policies and practices encourage long-term focus, support the retention and development of executive talent and discourage excessive risk-taking behavior.

●

ESG & Enterprise Risk Committee: reviews and assesses enterprise risks and opportunities that may be applicable to the Company from time to time, including (among others) risks from cyber incidents, reputational risks, ESG issues and the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, that we filed with the SEC.

Although these committees assist the full Board with risk oversight, ultimately the full Board oversees the Company’s enterprise risk management and our corporate culture with regular presentation and discussion.

In addition, throughout the year, the Board and the relevant committees receive updates from management with respect to various enterprise risk management issues, including (among others) safety, cybersecurity, company culture, ESG and other matters, and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. The Company’s senior management engages with and reports to the Company’s Board and the relevant committees on a regular basis to address high-priority risks.

The Company believes that the Board’s leadership structure supports the risk oversight function of the Board by providing for open communication between management and the Board. In addition, strong independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function.

Board Oversight of Cybersecurity and Information Security Risk

Our Board appreciates the importance of maintaining the confidence and trust of our customers, suppliers and employees. As part of the Board’s role as independent oversight of the key risks facing our Company, the Board devotes regular and thorough attention to our data, information technology (“IT”) systems and their development (including the Company’s e-commerce strategy and its implementation) and protection of our data and IT systems, including business resilience, compliance, cybersecurity and information security risk.

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The Board oversees the organization’s approach to IT and cybersecurity staffing, policies, processes and practices to gauge and address the risks associated with our data and IT systems’ protection. The Board has tasked the ESG & Enterprise Risk Committee with leading and assisting the full Board in its oversight of the Company’s efforts to protect its data and IT systems. Our ESG & Enterprise Risk Committee receives regular presentations and reports throughout the year on MRC Global’s cybersecurity threats, audits and exercises to determine the sufficiency of defenses against cybersecurity threats, training and resilience and metrics. At least twice in the past year, the ESG &

Cybersecurity Governance Highlights

✓  Risk and posture reporting to our Board and ESG & Enterprise Risk and Audit Committees in response to key developments

✓  Cross-functional approach to addressing cybersecurity risk, with legal, risk, finance, information technology, human resources, and corporate audit functions participating in key topics

✓  Global presence, with technical operations coverage and visibility

Enterprise Risk Committee has engaged with our chief information security officer on cybersecurity and information security risks and industry trends. In addition, our Audit Committee has received reports on the Company’s digitization, e-commerce and IT efforts and the impact of those efforts on the Company’s financial condition and results of operations.

Our ESG and Enterprise Risk Committee and Risk Management Committee reviews cybersecurity, digitization and information security risks. The Risk Management Committee has established a Data and Cybersecurity Council which takes steps to understand and mitigate information security risks by completing regular reviews and approvals of our information security program.

Our Company has a team of information security employees and vendors who monitor and respond to security incidents, maintain oversight of third parties, and guide the business in disaster recovery and resiliency planning for cybersecurity risks. Each of our employees receives education and multi-media reminders on responsible information security practices through our security awareness program.

See page 14 of our Annual Report on Form 10-K for the year ended December 31, 2021, that has been filed with the SEC for detailed information on cybersecurity risks related to our business.

Board Oversight of ESG Risk

Our effective management of ESG factors is of long-term significance to our stockholders, employees and communities and is critical to our Company’s success. Our Board has tasked its ESG & Enterprise Risk Committee with assisting the full Board in its oversight of the Company’s efforts on ESG matters. Our Board reviews these matters on a quarterly basis. In addition, the Company has appointed a vice president – ESG and has an ESG Committee, comprised of members of management, that reports to the ESG & Enterprise Risk Committee. The management ESG Committee is responsible for monitoring, assessing and improving all relevant issues with respect to ESG. Our EVP – Corporate Affairs chairs the ESG Committee, which is comprised of the VP – ESG and executives representing various functions within our Company including operations, quality, safety, corporate services, marketing, human resources, legal, quality, investor relations and supply chain management leaders.

Information on Standing Committees of the Board

The Company currently has three standing Board committees: an Audit Committee, a Compensation & Human Capital Committee, and an ESG & Enterprise Risk Committee (which acts as the Board’s nominating and governance committee). Each committee’s functions are described in detail in its respective charter, which is available on the Company’s website at www.mrcglobal.com.

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Audit Committee

The Audit Committee met seven times during 2021. As described in its charter, the Audit Committee’s primary duties and responsibilities are to assist Board oversight of:

2022-23* Chair: Barbara J. Duganier Members: Leonard M. Anthony Ronald L. Jadin Dr. Cornelis A. Linse Independent: 4 Financial Experts: 3	2021-22 Chair: Barbara J. Duganier Members: Deborah G. Adams Leonard M. Anthony Ronald L. Jadin Dr. Cornelis A. Linse Independent: 5 Financial Experts: 4

O  the integrity of the Company’s financial statements

O  the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes and systems of internal controls for financial reporting

O  the Company’s compliance with legal and regulatory requirements, including internal controls designed for that purpose

O  the independence, qualifications, engagement, compensation and performance of the Company’s independent auditor and other accounting and auditing firms that provide attestation services

O  performance of the Company’s internal audit function

O  the review of significant financial statement, control and compliance risks

O  other financial accounting firms that provide attestation services

O  related party transactions

O  the application of the Company’s codes of business conduct and ethics

*	Members and Chair for the 2022-23 term are subject to re-election.

Compensation & Human Capital Committee

The Compensation & Human Capital Committee met four times during 2021. John A. Perkins served on the committee until his retirement at the 2021 Annual Meeting on May 6, 2021. As described in its charter, the Compensation & Human Capital Committee’s primary functions include:

2022-23* Chair: Deborah G. Adams Members: George J. Damiris Ronald L. Jadin Dr. Cornelis A. Linse Independent: 4	2021-22 Chair: Robert L. Wood Members: Deborah G. Adams George J. Damiris Dr. Cornelis A. Linse Independent: 4

O  establishing policies and periodically determining matters involving executive compensation

O  reviewing compensation of non-employee Board members

O  recommending changes in employee benefit programs

O  granting or recommending the grant of stock options, stock and other long-term incentive awards

O  assessing risk in compensation programs

O  providing counsel regarding key personnel selection

O  overseeing executive development and succession

*	Members and Chair for the 2022-23 term are subject to re-election.

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ESG & Enterprise Risk Committee

The ESG & Enterprise Risk Committee (which is the Company’s nominating and governance committee) met five times during 2021. John A. Perkins served on the committee until his retirement at the 2021 Annual Meeting on May 6, 2021. As described in its charter, the ESG & Enterprise Risk Committee’s primary functions include:

2022-23* Chair: Leonard M. Anthony Members: Deborah G. Adams George J. Damiris Barbara J. Duganier Independent: 4	2021-22 Chair: Leonard M. Anthony Members: George J. Damiris Barbara J. Duganier Ronald L. Jadin Robert L. Wood Independent: 5

O  identifying individuals qualified to become members of the Board consistent with any criteria the Board approves from time to time

O  recommending to the Board director candidates for election at the annual meetings of stockholders or to fill vacancies pursuant to the bylaws

O  recommending to the Board director nominees for each Board committee

O  developing, annually reviewing and recommending to the Board a set of corporate governance guidelines for the Company

O  assisting the Board in assessing the independence of the members of the Board

O  leading the Board and other Board committees in their annual evaluation process

O  assisting the Board in evaluating any proposed changes to the Company’s charter, bylaws, or other governance issues

O  overseeing the Company’s enterprise risk management framework, policies and procedures, including (among other things) assisting the full Board with its oversight of cyber security

O  overseeing the Company’s efforts on ESG matters

*	Members and Chair for the 2022-23 term are subject to re-election.

No Legal Proceedings

To the best of our knowledge, there is no material proceeding to which any director, director nominee or executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of such director, nominated director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Non-Employee Director Compensation Table

As compensation for their services on the Board, we paid each non-employee director an annual cash retainer of $75,000. We paid the chair of the Audit Committee an additional annual cash retainer of $25,000, the chair of the Compensation & Human Capital Committee $20,000, and the chair of the ESG & Enterprise Risk Committee $15,000. Each committee member (other than the chairs) received a $2,000 annual retainer for each committee membership. For all, retainers were paid on a pro-rata basis based on the time of service. The Company also granted restricted stock awards to each non-employee director. The number of shares of which pursuant to the Director Compensation Plan is determined by dividing $125,000, or in the case of the non-executive chairman $225,000, by the

41	2022 Proxy Statement

20-day volume weighted average price (“VWAP”) as of the date immediately preceding the grant date. All directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

In 2020, the Board created a CEO Succession Committee comprised of Deborah Adams, Rhys Best, Barbara Duganier and Henry Cornell to assist the Board with the identification and evaluation of CEO candidates. Each CEO Succession Committee member received $5,000 per quarter served. The CEO Succession Committee completed its work in March 2021 with the appointment of Robert Saltiel as the Company’s new CEO and the retirement of Andrew Lane as CEO.

Our non-employee director compensation program is intended to be competitive to attract qualified directors to join our board and to align directors with stockholders’ interests. To that end, we annually benchmark our director compensation program against the same peer group used for executive compensation benchmarking (as described in “Compensation Discussion and Analysis”). We also design the program so that the majority of a director’s compensation is in the form of Company stock.

Total Director Compensation for 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Deborah G. Adams(2)	84,000	147,347	231,347

Leonard M. Anthony	92,000	147,347	239,347

Rhys J. Best(2)	80,000	265,231	345,231

Henry Cornell(2)	80,000	147,347	227,347

George J. Damiris	19,750	65,117	84,867

Barbara Duganier(2)	107,000	147,347	254,347

Ronald L. Jadin	19,750	65,117	84,867

Dr. Cornelis A. Linse	79,000	147,347	226,347

John A. Perkins(3)	27,564	—	27,564

Robert L. Wood	97,000	147,347	244,347

(1)

Grants awarded on May 6, 2021. The fair value of the stock awards was $11.01 per share, which was greater than the 20-day VWAP of $9.34 as of the date immediately preceding the grant date. Mr. Jadin and Mr. Damiris received prorated grants under our Directors Compensation when they joined the Board on November 3, 2021. The fair value of these stock awards was $8.46 per share, which was greater than the 20-day VWAP of $8.12 as of the date immediately preceding the grant date.

(2)	Includes CEO Succession Committee fees received at $5,000 per quarter served.

(3)	John A. Perkins retired from the Board on May 6, 2021. The fees paid include a prorated second quarter payment.

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The following table indicates the aggregate number of shares of our common stock subject to outstanding option and unvested stock awards that our non-employee directors held as of December 31, 2021:

Name	Stock Options (#)	Stock Awards (#)

Deborah G. Adams	—	13,383

Leonard M. Anthony	19,130	13,383

Rhys J. Best	19,130	24,090

Henry Cornell	9,415	13,383

George J. Damiris	—	7,697

Barbara J. Duganier	—	13,383

Ronald L. Jadin	—	7,697

Dr. Cornelis A. Linse	19,130	13,383

John A. Perkins	—	—

Robert L. Wood	—	13,383

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives and design of MRC Global’s compensation program for our 2021 named executive officers (NEOs), who are as follows:

Executive Officer	Age	Position (as of December 31, 2021)

Robert J. Saltiel, Jr.	59	President and Chief Executive Officer (CEO) March 2021 – present

Kelly Youngblood	56	Executive Vice President and Chief Financial Officer (CFO) 2020 – present

Daniel J. Churay	59	Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary (GC) 2011 – present

Grant R. Bates	50	Senior Vice President – North American Operations & E – Commerce 2016 – present **

Former NEOs:

Andrew R. Lane*	62	Retired President and Chief Executive Officer 2008 – 2021

John Bowhay*	56	Senior Vice President – International Operations & Valves, Actuation, Measurement & Instrumentation 2015 – 2021**

Karl Witt*	61	Senior Vice President – US Regional Sales 2016 – 2021**

* Mr. Lane retired on March 14, 2021; Mr. Witt separated from service on November 30, 2021; and Mr. Bowhay separated from service on December 31, 2021.

** Dates for Messrs. Bates, Bowhay and Witt reflect dates of service as a senior vice president of the Company with varying responsibilities from time to time.

Executive Summary

MRC Global is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified energy, industrial and gas utility end-markets. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our diversified end-markets including the following sectors:

●	gas utilities (storage and distribution of natural gas)

●	downstream, industrial and energy transition (crude oil refining, petrochemical and chemical processing, general industrials and energy transition projects)

●	upstream production (exploration, production and extraction of underground oil and gas)

●	midstream pipeline (gathering, processing and transmission of oil and gas)

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MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our NEOs, who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●

motivating executive officers to increase the economic value of the Company by strengthening our position as a global market leader in PVF supply and by aggressively pursuing profitable growth both domestically and internationally; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (STI) in the form of annual cash payments based upon achievement of certain performance metrics and

●

long-term incentive (LTI) in the form of time-vested restricted stock units (RSUs) and performance share units (PSUs), which pay out based upon achievement of certain performance metrics over a three-year performance period.

2021 Company Performance Highlights

Our compensation programs are designed to align management’s incentives with shareholder objectives with 83% of CEO target compensation and an average of 67% of the 2021 target compensation of our other active NEOs at risk.

We believe we have a strong management team and employee base that has consistently delivered positive results versus its peers even in a challenging environment. The selling, general and administrative expenses (“SG&A”) actions, including compensation actions, we implemented in 2020 to reduce operating costs, the cost structure we maintained in 2021 and a continued focus on our long-term business strategy continue to position us well for future growth and success. We believe our compensation actions in 2021 allowed us to address the continuing difficult and evolving operating environment and position us for recovery as the world continues to address the COVID-19 pandemic and the world economy continues to recover.

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As a result of the Company’s continued focus on SG&A expense, including compensation and tailored changes to address the changing market, the Company was able to deliver the following in 2021:

Increased sales 4% to $2.67 billion, compared to 2020	Gross profit percentage of 15.6%, and adjusted gross profit of 20.1%, of sales*

Reduced prior year’s net loss to $14 million, and produced adjusted EBITDA of $146 million, a 51% increase over 2020 adjusted EBITDA of $97 million*	Generated 42% of the Company’s revenue through MRCGO™ digital platform/e-commerce

Generated $56 million in cash from operations, while building inventory to generate sales growth	94% of 2021 valve sales were “Low-E” valves, dramatically reducing fugitive emissions of methane and other greenhouse gases.

Reduced long-term debt, net, by 22% to $295 million, and net debt by 6% from $264 million to $249 million, compared to 2020*	The Company’s Total Shareholder Return (“TSR”) for 2021 was 4.5%, improving from 2020’s pandemic low. From January 1, 2020, to March 1, 2022, the Company’s TSR was 80.8%.

Ended the year with a leverage ratio of 1.7x*	Improved capital efficiency with net working capital as a percentage of sales decreasing to 15.6%

*	See “Note on GAAP vs. Non-GAAP Measures” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, RANCE adjusted for LIFO, net debt and leverage ratio.

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The following graphs further illustrate the Company’s 2021 performance compared to the last two years.

See “Note on GAAP vs. Non-GAAP Measures” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, RANCE adjusted for LIFO, net debt and leverage ratio.

Leadership Transition

In March 2021, we transitioned the leadership of the Company to a new CEO. Robert Saltiel joined the Company after an extensive search; and Andrew Lane retired. The Compensation & Human Capital Committee (the “Committee”) and the Board benchmarked CEO compensation and set Mr. Saltiel’s target compensation below that of Mr. Lane’s. To induce Mr. Saltiel to accept the position as our new CEO and enter into an employment agreement, the Board provided Mr. Saltiel with a one-time grant of RSUs, equal to approximately $500,000. The RSUs cliff vest on the third anniversary of the date of grant.

After reviewing the Company’s business and operations, Mr. Saltiel reorganized the Company’s management structure to be more efficient and focused in the areas of operations, business development and sales, supply chain and International operations. As part of this internal reorganization, the Company reduced its executive positions from nine to eight positions, which reduced overall senior executive compensation expense on a run rate basis. The roles and responsibilities of Messrs. Bowhay and Witt were significantly impacted, and each of them separated from service with the Company following this management realignment.

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2021 Executive Compensation Decisions

●	2021 was the beginning of the recovery of our business from the initial COVID-19 pandemic impacts.

●	We monitored our compensation programs throughout the year to maintain cost reductions from the prior year while addressing market and business conditions.

In 2020, the beginning of the COVID-19 pandemic dramatically and negatively impacted our business. Demand for oil and gas was drastically reduced as countries implemented various levels of lock downs in response to the pandemic. In addition, the Organization of Petroleum Countries plus Russia (“OPEC+”) maintained supply levels of oil and gas above demand levels. Oil and gas commodity prices decreased, causing our customers to experience reduced revenue levels. This caused our customers to reduce their operating and capital expenditures for our products, which negatively impacted our revenue and profitability. As a result, we implemented a number of steps in 2020 to reduce our selling, general and administrative (SG&A) expenses, including compensation expense, to match the dramatically reduced level of business that we experienced from our end market environment.

As 2021 began, it was unclear whether and at what rate business would recover. Given the uncertainty of the business outlook, MRC Global focused on maintaining the lower SG&A cost base that it achieved in 2020 while eliminating at the beginning of 2021 the prior year’s furlough of one unpaid day, every two weeks, for its employees, including our NEOs. Our compensation arrangements remained generally static.

●	We did not implement an annual merit raise process, and our NEO salaries were frozen.

●	We maintained reduced STI and LTI targets for eligible employees, including our NEOs.

●	We reduced 2021 payouts under our annual STI plan by 50%.

●	Our headcount remained relatively flat compared to the end of 2020.

Our STI targets for our NEOs were designed with a strong cash flow from operations component (37.5%) as we believed that muted demand for our products required continued cash discipline. The other components of STI for NEOs were 50% on adjusted EBITDA and 12.5% on safety measures. Adjusted EBITDA has long been a primary driver of our business, and we implemented the safety measures during 2020 to further incentivize management to maintain a safe workplace, even in light of the pandemic. Finally, as we set our STI plans, we implemented a reduction factor of 50% of any final payouts under the plans for all eligible employees, including the NEOs.

As COVID-19 vaccines became more widely distributed in 2021, demand for transportation fuels and oil and gas products grew dramatically from 2020 lows. Oil and gas prices increased, spurring additional production by the Company’s customers and demand for our products and services. In addition, gas utility customers became more comfortable allowing their customers’ crews on site to install equipment. As a result, our gas utility business dramatically increased from 2020 lows as well. As a distributor, it is necessary to build inventory in a growing market to support sales and EBITDA growth, which, in turn, drive the Company’s shareholder returns. As the market changed from pandemic lows to growth, it became clear that the Company needed to increase its inventory position to support its growth while lowering its cash flow targets. The Committee determined that it was appropriate to adjust the performance of the cash flow from operations to exclude inventory purchases in excess of the Company’s original inventory plan for 2021. In making this decision, the Committee considered the extraordinary supply chain challenges experienced in the market and its desire to incentivize the NEOs to proactively respond to the changing market conditions.

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In September 2021, we reopened our offices for our office staff under appropriate safety measures. Our warehouse and field employees have continuously worked throughout the pandemic under strict safety measures as MRC Global has been deemed an essential business in every jurisdiction in which we operate. In the latter part of the year, we have been experiencing an uptick in voluntary attrition consistent with labor shortages that other businesses are experiencing. In 2020, as part of our cost reduction and cash conservation measures, we suspended the defined contribution pension plan match in our North American operations. We partially restored this match in the fourth quarter of 2021. We have also addressed specific compensation issues in certain roles and locations to address the competitive labor market.

The Company utilizes a last-in, first-out (“LIFO”) inventory costing methodology, which few companies utilize. Under this methodology, during inflationary cycles, the cost of our goods sold rises as the most expensive items are sold first, and during deflationary cycles, our cost of goods sold decreases as less expensive items are sold first. This has the impact of increasing our expense in inflationary cycles and decreasing our expense in deflationary cycles. To assist investors with their comparisons against companies that do not utilize LIFO costing, we present certain adjusted measures. See “Note on GAAP vs. Non-GAAP Measures” above.

In 2021, we have been experiencing sharp inflation, particularly in steel and other metals. As most of our inventory is made of steel and other metals, this inflation has caused a dramatic increase in the cost of our inventory under our LIFO costing methodology. The RANCE1 component of the PSUs that were granted in February 2021 was determined using net income calculated in accordance with GAAP with no adjustments. Because of this dramatic inflation, the incremental expense included in net income due to LIFO was materially and adversely impacting any potential payouts with respect to the RANCE component of the 2021 PSUs. This inflation was outside of the control of management and was negating the incentive to achieve the shareholder returns for which the RANCE component was designed. The Committee decided to amend the 2021 PSUs to remove the positive or negative impacts of the Company’s LIFO inventory costing methodology on net income when determining RANCE. At the time of the amendment, these PSUs still had over two years remaining in the performance period.

As the year concluded, the 2019 – 2021 performance cycle concluded for the PSUs that were issued to executives in 2019. As neither the relative TSR nor the RANCE component met the threshold for payouts, the recipient executives, including the NEOs, received no payout for this cycle, and the shares were forfeited.

[1]

Return on average net capital employed (RANCE) is calculated as cumulative net income plus tax effected interest expense plus preferred stock dividend over the three-year period, divided by average net capital employed for the three-year period, which quotient is then divided by three.

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Overview of the Company’s Executive Compensation Design

In addition to base salary, our 2021 executive compensation was comprised of STI annual cash incentives and LTI equity awards as well as certain benefits and perquisites. Consistent with our pay-for-performance philosophy, the table below summarizes how performance in 2021 impacted pay in 2021.

Compensation Element	STI	LTI (Equity Awards)

What was the plan designed to achieve?	Motivate executive officers to achieve the Company’s annual financial and operational goals, which in turn are designed to achieve long-term profitability and value for stockholders.	Motivate executive officers to increase share price and long-term economic value of the Company.

What were the performance measures?	• 50% on adjusted EBITDA • 37.5% on cash flow from operations • 6.25% on total recordable incident rate (“TRIR”) • 6.25% on lost workday rate (“LWDR”)	For 2021 PSU grants: • 50% on 3-year (2021-2023) TSR performance relative to companies in the OSX index plus NOW Inc. • 50% on 3-year (2021-2023) RANCE against a defined target

How did we perform?	• Adjusted EBITDA: 143% of target • Cash flow from operations: 121% of target • TRIR: below payout threshold • LWDR: below payout threshold

Performance for the 2020 and 2021 PSU grants is still to be determined since the three-year measurement period has not been completed.

2019-2021 PSU performance: no payout as we performed below thresholds

How did performance impact compensation?	Based on performance, our NEOs[1] achieved a payout of 107.8% of target; however, the 2021 plan reduced payouts by 50%, so actual payouts were at 53.9% of each NEOs target.	For the 2019 PSU grant, both the TSR and RANCE components were below payout thresholds, so no shares of the 2019 PSU grants vested.

[1]	Mr. Lane retired in March 2021 and his payout was prorated for his time of service for 2021 STI.

Pay for Performance Program

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While the Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial metrics and stock price performance.

●	As illustrated in the graphic below, a substantial portion of the 2021 target compensation for executive officers was at risk.

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●

Under our 2021 STI plan, 50% of NEO performance was based on an adjusted EBITDA target, 37.5% of NEO performance was based on a cash flow from operations target, 6.25% was based on a TRIR safety target and 6.25% was based on a LWDR safety target. Our targets were stretch targets. Our 2021 adjusted EBITDA target was $102 million compared to 2020 adjusted EBITDA of $97 million; our 2021 LWDR target of 0.32 was lower than the 2020 LWDR target of 0.36; and our 2021 TRIR target of 0.90 was lower than the 2020 TRIR target of 0.98.

●	There would not be a payout relative to each of the performance metrics in the STI plan unless the threshold for payout was achieved for each respective metric.

●	Given the uncertainty of the Company’s recovery following the initial stage of the COVID-19 pandemic, once determined, payouts under the STI plan, including payouts for the NEOs, were reduced by 50%.

●

The 2021 LTI equity grant consisted of time-vested RSUs and PSUs for NEOs[1]. Vesting of the PSUs depends on performance based upon the Company’s three-year TSR relative to companies in the OSX index plus NOW, Inc. and achievement of stretch RANCE targets. The time-vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. The time-vested RSUs vest ratably over a three-year period.

Target Compensation

The following illustration represents the elements of our 2021 base compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

[1]	Mr. Lane did not receive an LTI equity grant in 2021.

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Key Features of our Executive Compensation Program

What We Do
✓	We pay for performance – 83% of CEO ongoing pay and an average of 67% of other active NEO 2021 target base compensation is at risk, and target total direct compensation is achieved only when performance objectives are achieved.
✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis. In aggregate, the 2021 target compensation package for our NEOs was below the 50th percentile of our peer group data.
✓	We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2021 STI targets were stretch targets – the 2021 adjusted EBITDA target exceeded 2020’s actual adjusted EBITDA, and the 2021 safety targets were more rigorous than the 2020 targets.
✓	Payouts for 2021 under our annual STI plan were reduced by 50% due to the uncertainty of the recovery in our business.
✓	Our LTI equity compensation plan is designed to be strongly tied to Company performance. We award PSUs to tie payouts to relative TSR and RANCE. We award RSUs to tie realized value to stock price and to provide retention value.
✓	Beginning in 2021, we added a 100% cap on PSU payouts based on relative TSR if the Company’s TSR is negative.
✓	Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital.
✓	We restricted base salary increases for executives, including NEOs, to promotions and ending expatriate arrangements from 2019 through 2021 in light of the economic conditions driven by the COVID-19 pandemic and conditions in our end markets.
✓	We streamlined and reorganized executive management to better lead the Company’s operations. As a result, we had one less member of the executive team by the end of 2021, resulting in lower overall executive compensation.
✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓	We have a clawback policy in place to recoup certain compensation from the covered employees in the event of restatement of our financial statements due to theft, fraud, willful misconduct or negligence.
✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

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96% APPROVAL	Stockholders showed strong support of our executive compensation programs, with 96% of the votes cast for the approval of the “say-on-pay” proposal at our 2021 annual meeting of stockholders.

Stockholder Engagement

We have a long history since our initial public offering in 2012 of engaging with current and prospective stockholders. In 2021, we had interactions with investors in the following ways:

●	Quarterly earnings calls
●	Investor conferences and events, many attended virtually, including discussions with both portfolio managers and ESG analysts
●	One-on-one investor discussions, many conducted virtually
●	Annual stockholders meeting, held virtually
●	Our website
●	Press releases
●	Our SEC filings
●

Participation in various evaluations, ratings and rankings, such as the Carbon Disclosure Project (CDP) sponsored by CDP Global, an international non-profit organization, S&P Global, Sustainalytics, ISS and MSCI.

During these discussions, some investors have engaged with us regarding our executive compensation, and investors have been supportive of our compensation practices with 96% of votes cast approving our 2021 Say-On-Pay proposal. We have also had discussions with investment managers, sell-side analysts and governance analysts.

Participants in the Compensation Process

Role of the Compensation & Human Capital Committee

The Compensation & Human Capital Committee establishes policies and has decision-making authority with respect to compensation matters for executive officers (other than the CEO), including determination of the compensation and benefits and LTI grants. With respect to the CEO, the Committee recommends compensation decisions, including the grant of LTI compensation, to the full Board, which then makes decisions regarding CEO compensation.

Pursuant to the Committee’s charter, its duties include:

●

Reviewing and recommending to the Board, the annual salary, bonus and LTI awards and other compensation, incentives and benefits, direct and indirect, of the CEO, and reviewing and determining compensation, incentives and benefits of the other executive officers who file reports pursuant to Section 16 of the Exchange Act (“executive officers”). With respect to the CEO, the full Board makes decisions regarding CEO compensation, taking into account (among other things) the Committee’s recommendations;

●

Reviewing and approving corporate goals and objectives relevant to compensation of the CEO and the other executive officers, evaluating the CEO’s and the executive officers’ respective performance in light of those goals and objectives on an annual basis and (either separately or together with other independent directors as the Board directs) recommending to the Board the CEO’s compensation level and determining the other executive officers’ respective compensation levels based on this evaluation;

●

Reviewing and authorizing, and with respect to the CEO, recommending to the Board to authorize, as the case may be, the Company to enter into, amend or terminate any employment, consulting, change in control, severance or termination, or other compensation agreements or arrangements with the CEO and other executive officers of the Company (and at the option of the Committee, other officers and employees of the Company);

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●	Periodically reviewing and considering the competitiveness of the Company’s executive compensation;

●

Reviewing new executive compensation programs, reviewing on a periodic basis the operation of the Company’s existing executive compensation programs to determine whether they integrate appropriately and establish and periodically reviewing policies for the administration of executive compensation programs;

●

Reviewing, amending, modifying or adopting proposals relating to the incentive compensation plans, deferred compensation plans and any other plans, programs or arrangements that the Company or any of its subsidiaries sponsors or maintains for the CEO and executive officers as well as equity-based compensation plans for any employees (including the CEO and executive officers), directors, consultants or others, including proposals relating to the establishment, amendment, modification or termination of those plans, programs or arrangements or recommending to the Board with respect thereto, as the Committee determines;

●	Overseeing the overall structure of annual compensation and incentive plans with respect to employees of the Company and its subsidiaries on an annual basis;

●	Overseeing executive development and succession;

●	Providing counsel regarding key personnel selection;

●	Assessing risks in compensation programs; and

●	At least annually, conducting a review of compensation for non-employee directors and recommending changes, if any to the Board.

Role of Compensation Consultant

Pursuant to the Compensation & Human Capital Committee’s charter, the Committee has the authority to retain or terminate compensation consultants and engage other advisors. Since 2010, the Compensation & Human Capital Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent consultant specializing in executive compensation, to formulate a report and make recommendations to the Committee regarding executive and director compensation based on peer group, other market data, industry trends and current practices. In 2021, the Company paid $150,881 to Meridian for its services.

The Compensation & Human Capital Committee evaluated the SEC’s and NYSE’s six independence factors to determine that the service Meridian provided to the Committee was free of any actual or perceived conflicts of interest. Meridian does not provide any other services to the Company or its executive leadership team.

Role of Executive Officers

Our CEO, GC and senior vice president – human resources (SVP-HR) provide support and information as the Compensation & Human Capital Committee requests. They make quarterly presentations to the Committee with respect to issues and developments regarding compensation and our compensation programs. They develop current and historical summary compensation data (including each element of compensation) for our executive officers and provide this data on a regular basis to the Committee.

Our CEO provides the Compensation & Human Capital Committee with an evaluation of the annual performance of each of the executive officers that report to the CEO and makes preliminary recommendations for base salary and incentive target levels for them. Recommendations for base salary, annual performance, incentive target levels and incentive payouts for the CEO are left entirely to the Committee’s discretion.

The Committee then determines appropriate changes in compensation for the upcoming year. Each year, the Committee approves the executive officers’ annual STI awards (expressed in each case as a

54	2022 Proxy Statement

percentage of base salary) and the performance metrics and goals for annual STI awards that the Company would pay in respect of performance during the year. The Committee makes decisions with respect to LTI equity-based compensation awards that the Company grants to our executive officers. With respect to CEO compensation decisions, the Committee makes its recommendations to the entire Board for final approval.

Peer Group

In August 2020, the Compensation & Human Capital Committee reviewed our compensation peer group and decided to continue with the existing peer group in 2021, except that the Committee removed Anixter International Inc., which had been acquired, and Forum Energy Technologies, Inc. and Superior Energy Services Inc., which were both distressed. The Committee also added Herc Holdings Inc., Kennametal Inc. and Liberty Oilfield Services Inc.

These peers were chosen as distributors or sellers of industrial or energy products of a similar character to those that we sell, as companies that have similar distribution or energy product business models to our business model or as companies that serve similar end markets as we do. We compete for talent with these peer companies as well as other companies not in the peer group. We also considered revenue, enterprise value, market capitalization and assets of our peer companies when selecting our peers. We excluded from our peers distributors that do not sell products in our oil and gas end markets such as distributors of commercial or consumer goods, swimming pool supplies, roofing materials, office supplies and dental appliances.

		(values in millions)

Company	Ticker	Revenue*	Enterprise Value*	Market Cap*	Assets*
Applied Industrial Technologies, Inc.	AIT	$3,246	$2,884	$2,136	$2,284
ChampionX Corporation	CHX	$1,085	$2,664	$1,596	$3,521
Dril-Qup Inc.	DRQ	$403	$528	$869	$1,148
DXP Enterprises Inc.	DXPE	$1,175	$492	$287	$ 783
Flowserve Corporation	FLS	$3,884	$4,569	$3,552	$4,756
Helix Energy Solutions Group Inc.	HLX	$744	$752	$362	$2,505
Herc Holdings Inc.	HRI	$1,801	$3,388	$1,155	$3,662
HD Supply Holdings Inc.	HDS	$5,976	$8,944	$6,688	$4,751
Kennametal Inc.	KMT	$1,885	$2,987	$2,409	$3,038
Liberty Oilfield Services Inc.	LBRT	$1,474	$946	$676	$1,051
MSC Industrial Direct Co. Inc.	MSM	$3,287	$4,205	$3,517	$2,710
NOW Inc.	DNOW	$2,364	$297	$497	$1,069
Oil States International Inc.	OIS	$868	$408	$167	$1,247
RPC Inc.	RES	$862	$449	$561	$ 783
Watsco, Inc.	WSO	$4,973	$8,687	$8,205	$2,648
Wesco International Inc.	WCC	$8,303	$7,457	$2,203	$11,732
25th Percentile		$1,031	$519	$545	$1,128
Median		$1,843	$2,774	$1,376	$2,577
75th Percentile		$3,437	$4,296	$2,686	$3,556

MRC Global Inc.	MRC	$3,104	$1,351	$351	$1,877
Percentile Rank		66%	42%	12%	37%
*	Numbers are from S&P Capital IQ as of September 30, 2020, the date initial compensation reviews were conducted by the Compensation & Human Capital Committee.

In November 2020 Meridian made a report to the Committee on publicly disclosed executive pay data, which the Committee considered when making its 2021 compensation decisions. Meridian used compensation peer data from the above companies for each position that our executive officers hold to the extent available.

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Meridian also provided data from the following two third-party general industry surveys for companies with revenue amounts similar to those of the Company as an additional reference point to validate the peer-company specific data:

●	2020 Aon Total Compensation Measurement Executive Report

●	Willis Towers Watson 2020 General Industry Executive Survey Report

Meridian presented compensation at each quartile of the data (both peer-company specific data as well as third party market survey data) to the Committee with respect to total compensation and major elements of compensation (i.e., base salary, annual cash incentive and long-term equity compensation) for each of the executive officer’s positions.

IN AGGREGATE, THE 2021 TARGET COMPENSATION PACKAGE FOR OUR NEOs WAS BELOW THE 50TH PERCENTILE OF OUR PEER GROUP DATA.

The Compensation & Human Capital Committee used this data to determine whether its compensation decisions were within the market for each executive officer; however, the Committee did not set any compensation for any executive officer at a specific level within the peer group range for each executive officer (such as pegging the compensation to a 50th percentile level). The Committee exercised its discretion considering the following factors:

● the executive’s contributions and performance	● market levels of compensation for positions comparable to the executive’s position

● the executive’s roles and responsibilities, including the executive’s tenure in such role	● the executive’s compensation history and compensation mix, including that with prior employers

● the Company’s need for the executive’s skills	● the executive’s potential and readiness to contribute in the executive’s current role

● the executive’s experience and management responsibilities

The Committee did not necessarily weigh any particular factor more or less than any other factors.

2021 Executive Compensation Program

Compensation Philosophy and Objectives

Our executive compensation programs are structured to reward the achievement of our specific annual and strategic performance goals, and our long-term objective of increasing shareholder value. Accordingly, the executive compensation philosophy of the Compensation & Human Capital Committee is threefold:

●

To attract and retain talented executive officers by providing competitive total compensation, and to motivate them to achieve the Company’s short-term and long-term financial and strategic goals and objectives;

●	To align the interests of our executive officers with those of our stockholders; and

●	To provide performance-based cash and stock incentive awards to recognize and reward executive officers who demonstrate sustained exceptional performance.

Elements of Compensation

The principal components of compensation for our executive officers are:

●	Base salary;

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●	STI annual cash awards;

●	LTI (equity awards); and

●	Benefits and perquisites – including health, welfare and retirement benefits and expatriate benefits.

Base Salary

We provide our executive officers with a base salary to compensate them for services they provide and to provide a market competitive base level of pay commensurate with the skills and experience of our executives. The Compensation & Human Capital Committee, with the CEO, reviews the base salary for each executive officer based on the CEO’s recommendations on an annual basis and approves any increases based on each executive officer’s position, responsibilities, contributions, leadership, performance, current compensation (both individually and as compared to other executives) and survey data. Increases are not automatic or guaranteed and do not always take place each year. The Committee, on a similar basis, also reviews the CEO’s salary and makes a recommendation whether to implement an increase to the full Board.

Our NEOs (with the exception of Mr. Saltiel, who joined the Company in March 2021, and Mr. Bates) have been subject to a salary freeze from 2019 through 2021, due to the downturn in the oil and gas environment and impact of the COVID-19 epidemic. Mr. Bates, an Australian citizen, received his permanent residence status in the U.S., and the Company phased out his expatriate benefits, including the cessation of contributions to his Australian superannuation fund beginning on January 1, 2021, and the phase out of his housing and utilities allowance by the end of 2021. In connection with this change, Mr. Bates’ salary was raised at the beginning of 2021 to $350,000 to partially offset the loss of his expatriate benefits.

Name	Base Salary Effective 1/1/2021	Salary Increase in 2021	Base Salary Effective 1/1/2022
Robert J. Saltiel, Jr.(1)	$825,000	0.0%	$825,000
Kelly Youngblood	$500,000	0.0%	$500,000
Daniel J. Churay	$425,000	0.0%	$425,000
Grant R. Bates (2)	$350,000	0.0%	$350,000

Former NEOs:

Andrew R. Lane	$900,000	0.0%	—
John Bowhay (3)	$367,882	0.0%	—
Karl Witt	$375,000	0.0%	—

(1)	Mr. Saltiel did not join the Company until March 22, 2021, so his salary was effective as of that date.

(2)

Mr. Bates did not have a salary increase in 2021; however, his salary was adjusted effective as of January 1, 2021 to partially offset the elimination of certain expatriate benefits as described above.

(3)

Mr. Bowhay was employed in the UK, and his salary was 272,769 GBP and was converted to USD using the December 31, 2021 exchange rate of 1.34894. Prior to 2021, Mr. Bowhay was employed in the U.S. with a salary of $355,000. His salary was converted to GBP when he moved to the UK, and any fluctuations in the reporting of salary are due to exchange rate movements.

Annual STI Cash Incentive

Our annual STI plan is a performance-based plan, which provides cash compensation to eligible employees (including the executive officers), based on performance relative to certain financial and operational metrics. In 2021, a majority of our salaried employees participated in the STI plan. An employee’s annual STI bonus is determined by multiplying the employee’s annual salary by the employee’s annual STI target percentage then by the performance percentage relative to performance metrics.

Annual STI Targets

The Compensation & Human Capital Committee reviews STI targets for the executive officers, including the NEOs, annually and approves annual STI target percentages for the executive officers

57	2022 Proxy Statement

based on its review of market data and other internal factors, subject to the terms of any employment agreements between the Company and the executives. In 2020, the STI target percentages were reduced for the CEO and other NEOs to align with business objectives, including expense reduction, in addition to capping payouts against the reduced targets as discussed below. These reduced target percentages were maintained in 2021 with no increases. Payouts for each NEO who separated from service have been prorated based on time in service during 2021.

Name	2020 STI Target%	2021 STI Target%	The annual cash incentive amount payable to each executive is calculated as follows: Annual Cash Incentive = Base Salary X STI Target % X Performance Relative to Performance Metrics
Robert J. Saltiel, Jr.	–	100%
Kelly Youngblood	75%	75%
Daniel J. Churay	60%	60%
Grant R. Bates	60%	60%

Former NEOs:

Andrew R. Lane	100%	100%

John Bowhay	60%	60%

Karl Witt	65%	65%

2021 STI Plan Performance Metrics

As 2021 began, it was unclear whether and at what rate business would recover. Given the uncertainty of the business outlook, MRC Global focused on maintaining the lower SG&A cost base achieved in 2020 and on generating cash flow from operations and managing the Company’s debt level. Our STI targets for our NEOs were designed with a strong cash flow from operations component (37.5%) as we believed that muted demand for our products required continued cash discipline. The target for the cash flow from operations was set based on the overall business plan and the Company’s anticipated inventory purchases at the outset of the year. The other components of STI for NEOs were 50% on adjusted EBITDA and 12.5% on safety measures. Adjusted EBITDA has long been a primary driver of our business, and we implemented the safety measures in 2020 and 2021 to further incentivize management to maintain a safe workplace. Although adjusted EBITDA was not a metric for the 2020 STI plan, the stretch target EBITDA of $102 million for 2021 was above the $97 million of adjusted EBITDA that the Company achieved in 2020. For 2021, the safety targets included a total recordable incident rate (TRIR) target of 0.90 or less and a lost workday rate (LWDR) target of 0.32 or less. These 2021 safety targets were stretch targets below the 2020 targets notwithstanding that the Company had the best recorded TRIR and LWDR in the Company’s recorded history in 2020. Each performance measure had a threshold target before any payout for the measure would occur and a maximum performance measure beyond which no additional payout would be given. Finally, as we set our STI plans, we implemented a reduction factor of 50% of any final payouts under the plans for all eligible employees, including the NEOs.

As COVID-19 vaccines became more widely distributed in 2021, demand for transportation fuels and oil and gas products grew dramatically from 2020 lows. In addition, oil and gas prices increased, spurring additional production by the Company’s customers and demand for our products and services. In addition, gas utility customers became more comfortable allowing their customers’ crews on site to install equipment. As a result, our gas utility business dramatically increased from 2020 lows as well. As a distributor, it is necessary to build inventory in a growing market to support sales and EBITDA growth, which, in turn, drive the Company’s shareholder returns, rather than liquidate inventory and build cash to reduce debt and preserve enterprise value during a declining market. As the market changed, it became clear that the Company needed to increase its inventory position to support its growth. The Committee determined that it was appropriate to adjust the performance of the cash flow from operations to exclude inventory purchases in excess of the Company’s original inventory plan for 2021. In making this decision, the Committee considered the extraordinary supply chain challenges experienced in the market and its desire to incentivize the NEOs to proactively respond to the changing market conditions.

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The following table sets forth the components of the 2021 STI plan, including the performance metrics, weighting of each, the targets at threshold, target and maximum performance, the payouts at each and the final payout calculation. Strong financial performance resulted in formulaic payouts of 107.8% of target; and the application of the 50% STI reduction factor reduced each NEO’s final payout to 53.9% of target. These payouts are reflected under the Non-Equity Incentive Plan Compensation column in “Proposal II: Advisory Approval of Named Executive Officer Compensation—Summary Compensation Table for 2021”.

2021 STI Plan Metrics, Performance & Payouts

(all numbers in millions except for percentages and safety metrics)

Payout %*		25%	100%	125%
Performance Metric	Weighting	Threshold	Target	Maximum	2021 Performance	2021 Performance %	Payout %	Weighted Payout %
Adjusted EBITDA	50.0%	51.0	102.0	127.5	146.2	143%	125%	62.5%
Cash Flow from Operations					56.0
Credit for Excess Inventory above Original Plan					64.7
Final Cash Flow from Operations with Credit	37.5%	50.0	100.0	125.0	120.7	121%	121%	45.3%
LWDR	6.25%	0.24	0.32	0.35	0.48	0%	0%	0.0%
TRIR	6.25%	0.68	0.90	0.99	1.09	0%	0%	0.0%

	100.0%				Calculated Payout before Reduction			107.8%

					Final Payout Reduced by 50%			53.9%

*	Between Threshold and Target, and Target and Maximum, payouts are interpolated on a straight line basis.

There were no payouts for the safety metrics in 2021, which were stretch targets compared to 2020, the year of the best recorded safety results in Company history. Even though the Company did not meet its goals, the Company continues to compare favorably to the 2020 U.S. Bureau of Labor Statistics (“BLS”) average TRIR of 3.5 and a BLS LWDR average of 1.0, in each case, for wholesalers of metal products. The Company will continue its dedication to safety improvement in 2022.

Long-Term Incentive Compensation

Our LTI equity compensation is granted on an annual basis to our executive officers and is designed to align the interests of management with those of our stockholders. At the beginning of each year starting in 2018, we have granted long-term equity compensation to the executive officers in the form of restricted stock units (RSUs) and performance share units (PSUs) under the Company’s 2011 Omnibus Incentive Plan, as amended. The RSUs, which comprise 50% of the total LTI award, vest 34% on the first anniversary of the grant date and 33% on each of the second and third anniversaries of the grant date. The PSUs, which comprise the remaining 50% of the total LTI award, vest at the end of a three-year performance period based on relative total shareholder return (TSR) performance in the performance period (compared to companies in the OSX index and, starting in 2020, NOW Inc., our direct competitor) as well as RANCE for the performance period compared to a long-term target that the Compensation & Human Capital Committee sets based on the Company’s annual three-year strategic plan. 50% of the target PSU award is based on the TSR metric, and 50% of the target PSU award is based on the RANCE metric. The three-year performance period for the 2019 PSU grants completed at the end of 2021. The three-year performance periods for each of the 2020, 2021 and 2022 PSU grants will not complete until the end of 2022, 2023 and 2024, respectively.

As discussed above, in March 2021, we transitioned the leadership of the Company to a new CEO. Robert Saltiel joined the Company after an extensive search, and Andrew Lane retired. In addition to Mr. Saltiel’s base compensation package, to induce Mr. Saltiel to accept the position as our new CEO and enter into an employment agreement, the Board provided Mr. Saltiel with a one-time grant of three-year, cliff vested RSUs, with a grant value of $500,000. The number of RSUs was determined by dividing $500,000 by the 20-day VWAP on the date of grant. In determining the value of the inducement grant, the Board evaluated other opportunities that Mr. Saltiel was considering outside of the Company as well as the benchmarking of Mr. Saltiel’s overall package.

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Shortly after Mr. Saltiel joined the Company in March 2021, we provided each of Messrs. Youngblood, Churay and Bates with a one-time, three-year graded vesting RSU grant in the amounts of $250,000, $212,500 and $175,000, 50% of each of their respective salaries, to recognize their performance over the prior year and to ensure business continuity during the CEO transition. The number of RSUs was determined by dividing targeted award value by the 20-day VWAP on the date of grant. Each of these executives performed key roles in guiding the Company successfully through the impacts of the COVID-19 pandemic and steering the Company’s performance during the leadership transition, providing for a recovery in the Company’s adjusted EBITDA and its improvement in its balance sheet despite the difficult economic conditions in the Company’s markets. In light of the competitive market for executive talent and their individual performance, the Committee determined to provide these grants. As with all of our RSUs, if an NEO voluntarily leaves the Company before the award vests, the NEO will forfeit the unvested portion of the award.

Alignment of LTI Compensation to Performance

Our LTI equity compensation is strongly linked to stock price performance.

●

The realized value of PSUs is tied to long-term performance because the value is directly related to the Company’s relative TSR and RANCE performance. Because the PSUs pay out in the form of shares, the realized value of the shares that vest are tied to stock price performance. This also aligns NEO pay with shareholder value. The PSUs also provide retention value by vesting at the end of a three-year performance period.

●

The primary purpose of the RSUs is to support retention and continuity of executive officers. The RSUs vest over a multi-year period. The realized value of the RSUs is also tied to stock price performance because the value of RSUs increases or decreases depending on our stock price at vesting.

2021 Long-Term Incentive Grants

The table below shows the details of the grants:

Grant Year 2021	RSUs	PSUs (Relative TSR)	PSUs (RANCE)

Weighting	50% of grant value	25% of grant value	25% of grant value

Vesting Schedule	Vesting 34% in year one and 33% in each of years two and three	Vesting at the end of three years, percentage of stock vested depends on relative TSR performance (compared to the companies in the OSX index plus Now, Inc.)	Vesting at the end of three years, percentage of stock vested depends on RANCE performance relative to target

2021 PSU Grants (Relative TSR)

Fifty percent of the target PSUs granted to NEOs in 2021 are based on relative TSR compared to companies in the OSX index plus NOW Inc. from January 1, 2021, until December 31, 2023. The number of shares awarded at the end of the three-year performance period is based on the scale below. This scale has remained the same since grants made in 2016.

BEGINNING WITH THE 2021 PSU GRANTS, THE COMPENSATION & HUMAN CAPITAL COMMITTEE CAPPED THE PSU PAYOUT FOR THE TSR COMPONENT AT 100% IF ACTUAL COMPANY TSR OVER THE PERFORMANCE PERIOD IS NEGATIVE.

BEGINNING IN 2022, WE ADDED A RUSSELL 2000 ETF TO THE COMPANIES USED IN THE RELATIVE TSR CALCULATION FOR PSUS TO BETTER REFLECT OUR PERFORMANCE AGAINST THE BROADER MARKET AND ACKNOWLEDGE THE BROADER COMPETITION FOR INVESTOR CAPITAL.

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We compare our TSR to companies in the OSX index plus NOW Inc. because investors generally compare MRC Global to companies that also have customers in the oil and gas business, with volatile spending patterns depending on commodity prices. NOW Inc. was added in 2020 to the TSR comparator group because it is a direct competitor to the Company. Based on a review by Meridian, the Committee’s independent compensation consultant, TSR correlation of companies in the OSX index plus NOW Inc. compared to the Company’s TSR is greater than other alternatives that the Committee considered.

Relative TSR	Percentage of Target Share Units Earned*
≥ 90th percentile	200%
70th percentile	150%
50th percentile	100%
30th percentile	50%

< 30th percentile	0%

*For any performance levels between the levels specified above, percentage of target shares earned will be interpolated on a straight- line basis.

2021 PSU Grants (RANCE)

Fifty percent of the target PSUs granted to NEOs in 2021 are based on return on average net capital employed (RANCE) performance during the 2021-2023 period measured against a target that the Committee determined by reference to the Company’s 2021-23 strategic plan. The number of shares awarded at the end of the three-year performance period are based on the scale below.

RANCE	Percentage of Target Share Units Earned*

≥ 12%	200%

10%	150%

6%	100%

3%	50%

< 1%	0%

*For any performance levels between the levels specified above, percentage of target shares earned will be interpolated on a straight- line basis.

The Company utilizes a LIFO inventory costing methodology, which few other companies utilize. Under this methodology, during inflationary cycles, the cost of our goods sold rises as the most expensive items are sold first, and during deflationary cycles, our cost of goods sold decreases as less expensive items are sold first. This has the impact of increasing our expense in inflationary cycles and decreasing our expense in deflationary cycles. To assist investors with their comparisons against companies that do not utilize LIFO costing, we present certain adjusted measures. See “Note on GAAP vs. Non-GAAP Measures” above.

In 2021 and 2022, we have been experiencing sharp inflation, particularly in steel and other metals. As most of our inventory is made of steel and other metals, this inflation has caused a dramatic increase in the cost of our inventory under our LIFO costing methodology. The RANCE component of the PSUs that were granted in February 2021 was determined using net income calculated in accordance with GAAP with no adjustments. Because of this dramatic inflation, the incremental expense included in net income due to LIFO was materially and adversely impacting any potential payouts with respect to the RANCE component of the 2021 PSUs. This inflation was outside of the control of management and was negating the incentive to achieve the shareholder returns for which the RANCE component was designed. The Committee decided to amend the 2021 PSUs to remove the positive or negative

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impacts of the Company’s LIFO inventory costing methodology on net income when determining RANCE. At the time of the amendment, these PSUs still had over two years remaining in the performance period.

The following table sets forth the number of RSUs and PSUs granted to each NEO in 2021, excluding the one-time grants for certain NEOs discussed above. The Committee determined a dollar value amount of RSUs and PSUs that it desired to grant each NEO (or in the case of the CEO, recommend to the Board to grant). This dollar value amount was then divided by the 20-day volume weighted average price (VWAP) of $8.15 as of the grant date in February 2021, for the NEOs other than Mr. Saltiel, and the 20-day VWAP of $8.92 as of the grant date in March 2021 for Mr. Saltiel, to determine the number of units to be granted.

Name	RSU Grant Target Value*	Number of RSUs	Total PSU Grant Target Value*	Number of PSUs at Target

Robert J Saltiel, Jr.**	$ 1,650,000	184,978	$1,650,000	184,978

Kelly Youngblood	$ 437,500	53,681	$ 437,500	53,681

Daniel J Churay	$ 265,625	32,592	$ 265,625	32,592

Grant R Bates	$ 157,500	19,325	$ 157,500	19,325

Former NEOs:

Andrew R Lane	—	—	—	—

John Bowhay	$ 163,723	20,089	$ 163,723	20,089

Karl Witt	$ 187,500	23,006	$ 187,500	23,006

* Grant values vary from the values in the Summary Compensation Table because grant values represent the dollar value of the grant that the Committee desired to award, which is divided by the 20-day VWAP on the date of grant to determine the number of shares awarded and the values in the Summary Compensation Table represent the fair market value of the award calculated by the different methodology set forth in FASB ASC Topic 718.

** Mr. Saltiel received his grant when he joined the Company in March 2021.

2019 PSU Grant Performance

THERE WAS NO PAYOUT FOR THE PSUs GRANTED IN 2019 WHEN THE PERFORMANCE PERIOD COMPLETED AT THE END OF 2021.

The 2019-2021 PSUs granted in 2019 completed their performance period at the end of 2021. The NEOs received no payout for either the relative TSR measure or the RANCE measure for the 2019-2021 performance period as the requisite threshold performance was not received for either measure. For this performance period, NOW Inc. was not yet included with the companies in the OSX index in determining relative TSR.

Realized Pay

The Compensation & Human Capital Committee strongly believes that our executive compensation programs must demonstrate long-term alignment of pay with our performance. This requires that the amount earned by our executive officers must depend upon achieving our demanding performance objectives designed to enhance long-term stockholder value. Each year a significant portion of each NEO’s compensation is “at-risk” in the form of STI and LTI.

We began granting PSUs as part of our LTI program in 2015. Since that date, our PSUs have vested on average at 72.1% of the target opportunity granted. During this period, our business has experienced significant downturns in our oil and gas end markets during 2015 – 2016 and again during 2019 – 2020. In the last three years, our PSU payouts have decreased as our stock price has absorbed the impacts of these downturns.

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We have set stretch targets as well to reach annual STI bonus payouts. From 2017 through 2021, our STI plan has paid out at 64.7% of target, well below 100% payouts for target performance and reflective of the difficult operating environment that our Company has faced.

The following chart illustrates these declining payouts for both our PSUs and our STI annual incentives.

Each of Messrs. Churay, Bowhay and Witt had 83,751, 1,657 and 8,287 unexercised options, respectively, that were granted in 2011. In 2021, these options expired without being exercised, and the executives forfeited the options as their respective strike prices were above current market.

The Compensation & Human Capital Committee believes that the Company has consistently set stretch goals for its executive officers, which have often resulted in payouts below target when those goals were not met. The Committee believes that its compensation practices are aligned with shareholder interests and stock performance and that the historic reduced payout percentages have been aligned with declines in our stock price during the Company’s cyclical downturns.

Benefits and Perquisites

The Compensation & Human Capital Committee reviews the benefits and perquisites provided to certain of the executive officers on an annual basis to ensure the reasonableness of these programs. We provide competitive health, welfare and retirement benefits to our Company’s employees. Other than as outlined below, our current NEOs do not receive any additional benefits or perquisites.

Company-paid parking was provided for Messrs. Saltiel, Lane, Youngblood, Churay and Bates.

Mr. Bates receives a car allowance of $1,000 per month. Prior to his separation from employment, Mr. Witt received use of a company vehicle. Prior to his separation as SVP-International & VAMI, Mr. Bowhay received a car allowance at the rate of £15,000 per year.

Mr. Bates, an Australian citizen who has now achieved his permanent residence status in the U.S., is phasing out of his expatriate benefits. In 2021, he received his last tax equalization payment and reimbursement of tax preparation fees for 2020. In 2021, he received a housing and utilities allowance of $87,000 and was entitled to reimbursement for the air travel expenses between the U.S. and Australia for one trip for him and his spouse. All of these expat benefits ended on December 31, 2021.

Each NEO may participate along with all other employees in Company benefits such as our employee health, dental and prescription drug plans, defined contribution pension plan and group life insurance

63	2022 Proxy Statement

and disability plans. As a citizen and resident of the United Kingdom, the Company provided Mr. Bowhay, prior to his retirement, with health, life insurance and defined contribution pension benefits by contract, which are detailed in the column “All Other Compensation” in the Summary Compensation Table.

We provide our current NEOs with certain severance payments and benefits pursuant to an executive separation policy or individual employment agreements in the event of a termination of their employment under certain circumstances. We designed these agreements to promote stability and continuity of senior management.

For additional information, see “Potential Payments upon Termination or Change in Control”.

Other Matters Related to Compensation

Equity Ownership Guidelines

The Compensation & Human Capital Committee believes that the Company’s executive officers and directors should own and hold a position in the common stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. In addition, the Committee believes that the investment community values officer and director stock ownership, and that stock ownership demonstrates a commitment to and belief in the success and long-term profitability of the Company. Our active executive officers and directors owned approximately 20.5% of the Company’s outstanding common stock as of February 15, 2022 (including the preferred stock that director Henry Cornell directs on an “as-converted” basis). The Committee has adopted the Equity Ownership Guidelines described below.

Position	Equity Ownership Guidelines
Chief Executive Officer	5 times base salary
Executive Vice Presidents	3 times base salary
Senior Vice Presidents	3 times base salary
Non-employee Directors	5 times annual cash Board retainer (excludes committee retainers)

The Committee intends for executive officers and directors who are or become subject to these guidelines to achieve the applicable ownership guideline within five years from the date of adoption of the guidelines or the date the participant becomes subject to the guidelines. If an executive officer or director becomes subject to a greater ownership amount, due to promotion or an increase in base salary (or annual cash retainer), the executive officer (or director) is expected to meet the incrementally higher ownership amount within the later of three years from the effective date of the promotion or increase in base salary or cash retainer and the end of the original five-year period. The three-year period to achieve the incremental guideline begins in January following the year of the promotion or increase in base salary or cash retainer.

If an executive officer or director is not in compliance with the guidelines, the Compensation & Human Capital Committee may determine the appropriate action to take, which may include holding requirements on new grants of shares or the payment of a portion of the annual cash incentive or cash retainer in shares of our common stock. Any additional restrictions on previous awards must be agreed to by the executive officer or director. These guidelines may be waived, at the discretion of the Committee, if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement.

All our executive officers and directors met the equity ownership guidelines for 2021 as of December 31, 2021.

Anti-Hedging and Anti-Pledging Policy

Pursuant to the Company’s Securities Trading and Disclosure Policy, directors and executive officers of the Company that are subject to the requirements of Section 16(b) of the Exchange Act are

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prohibited from engaging in short-term or speculative transactions involving Company securities including:

●	Engaging in short sales;

●	Engaging in transactions in put options, call options or other derivative securities related to Company securities on an exchange or in any other organized market;

●	Engaging in hedging or monetization transactions related to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps and collars; and

●	Holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Prohibition on Re-pricing of Stock Options and Stock Appreciation Rights without Stockholder Approval

Pursuant to the terms of the 2011 Omnibus Incentive Plan, as amended, the Committee has no authority to make any adjustment (other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the plan) or amendment and no adjustment or amendment shall be made, that reduces or would have the effect of reducing the option price of an option or the grant price of a stock appreciation right previously granted under the plan whether through amendment, cancellation or replacement grants or other means, unless the Company’s stockholders approve the adjustment or amendment.

Clawback Policy

Pursuant to the Company’s Clawback Policy, the Company can recoup certain compensation from covered employees in the event of a restatement of our financial statements due to theft, fraud, willful misconduct or negligence. All employees receiving any short-term or long-term equity compensation are subject to this policy.

This policy covers all incentive and performance-based stock awards granted after the effective date of the policy under any Company equity incentive plan (e.g. stock options, RSUs and PSUs) and all cash performance awards (e.g. annual bonuses and other cash incentives) granted after the effective date of the policy. The recouped amount resulting from the restatement generally will be the difference between the amount of covered compensation previously awarded or earned and what would have been awarded or earned under the restated financial statements.

Compensation & Human Capital Committee Interlocks and Insider Participation

Our Compensation & Human Capital Committee is comprised solely of independent members of the Company’s Board and includes Ms. Adams, Messrs. Damiris and Wood and Dr. Linse. No member of the Committee was an officer or employee of the Company during 2021, and no member of the Committee was formerly an officer of MRC Global or any of its subsidiaries. In addition, during 2021, none of our executive officers served as a member of a compensation committee or board of directors of any other company or entity, an executive officer of which served as a member of our Board.

Compensation & Human Capital Committee Report

The Compensation & Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with Meridian, management and with the Board. Based on such review and discussion, the Committee, on behalf of the Board, has recommended that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal year 2021, ended December 31, 2021.

The Compensation & Human Capital Committee

Robert L. Wood, Chair
Deborah G. Adams
George J. Damiris
Dr. Cornelis A. Linse

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PROPOSAL II:

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

We request our stockholders to approve, on an advisory basis, a non-binding resolution approving our named executive officer (NEO) compensation as disclosed in accordance with the SEC’s rules in this Proxy Statement. This proposal is commonly known as a “Say-on-Pay” proposal.

As discussed in the “Compensation Discussion and Analysis” as well as in the tables, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our executive officers for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning the interests of our executive officers with the interests of our stockholders. The following are some key points that demonstrate our commitment to aligning pay to performance:

●

The majority of executive officer target compensation is provided in the form of long-term equity awards ensuring pay is aligned with stockholders and linked to the performance of our Company’s common stock; and

●	Our 2021 annual cash incentive program aligns payments to actual performance on pre-established targets effectively linking the Company’s financial performance to executive officer pay.

We are seeking our stockholders’ support for our NEO compensation as this Proxy Statement details. This proposal is solicited in response to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs including our pay philosophy, our pay principles and pay practices as this Proxy Statement describes. The Board asks for you to approve, on a non-binding basis, the following advisory resolution:

RESOLVED, that the stockholders of MRC Global Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended, including the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation and the next advisory vote following the vote at the Annual Meeting on our compensation of our NEOs will take place at our 2023 Annual Meeting.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present virtually or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions from voting on this proposal and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S NEO COMPENSATION.

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Risk in Relation to Compensation Programs

We have performed a review of all of our material compensation plans and have concluded that there are no plans that provide meaningful incentives for employees, including the NEOs, to take risks that would be reasonably likely to have a material adverse effect on us. Because our current compensation plans have a cap on the amount of incentive compensation that can be paid under the plans, risk of excessive compensation is negligible. This limit also has the effect of not encouraging operational or strategic decisions that expose the Company to undue risk.

Summary Compensation Table for 2021

The following table, footnotes and the narrative discussion above in “Compensation Discussion and Analysis” set forth information with respect to compensation earned during each of the fiscal years ended 2019, 2020 and 2021 by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Robert J. Saltiel, Jr. (4)	2021	666,346	—	444,984	4,804,408	7,139	5,922,877
President and Chief Executive Officer
Kelly Youngblood (5)	2021	500,000	—	202,266	1,428,999	8,314	2,139,579
Executive Vice President and	2020	488,461	—	281,250	962,043	14,089	1,745,843
Chief Financial Officer	2019	48,077	380,000	—	1,599,170	332	2,027,579
Daniel J. Churay	2021	425,000	—	137,541	931,640	7,911	1,502,092
Executive Vice President –	2020	415,192	—	191,250	613,317	12,819	1,232,578
Corporate Affairs, General Counsel & Corporate Secretary	2019	425,000	—	—	821,456	16,767	1,263,223

Grant R. Bates	2021	350,000	—	113,269	604,087	163,604	1,230,960
Senior Vice President –	2020	317,500	—	146,250	421,956	221,296	1,107,002
North America Operations & E-Commerce	2019	325,000	—	—	358,949	357,301	1,041,250
Former NEOs:

Andrew R. Lane (6)	2021	173,077	—	97,088	—	797,807	1,067,972
Former President & Chief	2020	879,231	—	675,000	6,862,393	19,649	8,436,273
Executive Officer	2019	900,000	—	—	4,586,783	19,389	5,506,172
John Bowhay (6) (7)	2021	367,882	—	119,056	436,106	395,439	1,318,483
Former Senior Vice President
Karl Witt (6)	2021	341,827	—	120,307	499,429	306,911	1,268,474
Former Senior Vice President

Notes to Summary Compensation Table for 2021

(1)	See “Compensation Discussion and Analysis – 2021 STI Plan Performance Metrics” for a discussion of the 2021 annual cash incentive payouts.

(2)

The amounts in this column represent the grant date fair value of the RSU and PSU awards at target performance, calculated pursuant to FASB ASC Topic 718. The PSUs vest at the end of a three-year performance period with payouts ranging from 0% - 200% for both the relative TSR component and the RANCE component. For PSU awards based on relative TSR, the fair value is estimated on the date of grant based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the OSX index (plus NOW Inc. for those awards that also include NOW Inc. as a comparator company). For example, for 2021 grants, this model produced a fair value per share of $14.08 for the relative TSR component of Mr. Saltiel’s PSUs, which was above the $9.98 fair value of his RSUs and the RANCE component of his PSUs. Likewise, the Monte Carlo valuation produced a fair

67	2022 Proxy Statement

value per share of $14.27 for the TSR component of the PSUs of the other NEOs (except for Mr. Lane, who did not receive a grant in 2021), which was higher than the fair value per share of the RSUs and RANCE component of the PSUs for the other NEOs.

For more information on the calculations used to determine stock-based compensation, please see Notes 1 and 13 of our 2021 Audited Financial Statements filed with the Company’s Form 10-K for the year ended December 31, 2021, filed with the SEC on February 16, 2022.

The NEOs, other than Mr. Lane who did not receive any grants in 2021, had a one-time modification to the RANCE component of their PSUs granted in 2021 to adjust the impact of LIFO expense or benefit on the RANCE calculation in the PSUs. See “Compensation Discussion & Analysis – 2021 Executive Compensation Program – 2021 PSU Grants (RANCE)” above. The amount disclosed under “Stock Awards” for these modifications, made in 2021, represent the sum of the following:

(a)	the grant date fair value of the RSUs and PSUs granted to each executive in the ordinary course of business (computed as described in the preceding paragraph); and

(b)	the incremental fair value of certain modified awards calculated as of the modification date in accordance with FASB ASC Topic 718.

The incremental non-cash expense of these awards resulting from the modification was $173,624 for Mr. Saltiel, $50,385 for Mr. Youngblood, $30,592 for Mr. Churay, $18,138 for Mr. Bates, $91,300 for Mr. Bowhay and $21,594 for Mr. Witt.

With respect to the retirement of each of Messrs. Lane, Bowhay and Witt, they each will vest in the PSUs that the Company granted to the executive before retirement on a prorated basis based on their service during the performance period and receive a payout based on the Company’s actual performance. Any shares that are not earned based on performance or not included in the prorated period will be forfeited. Therefore, the amounts in this column for Messrs. Bowhay and Witt, include expense for certain shares that will be forfeited.

(3)	Amounts in this column for 2021 include:

●

Company matching contributions made to the MRC Global Retirement Plan, a 401(k) plan, of $2,665 for Mr. Saltiel, $2,692 for Mr. Youngblood, $2,289 for Mr. Churay, $1,885 for Mr. Bates and $1,154 for Mr. Witt.

●	Company contributions of $21,163 to Mr. Bates in lieu of contributions to his Australian superannuation fund.

●	Company contributions of $39,327 to Mr. Bowhay to a UK-based, defined contribution plan.

●

The imputed value for Company-provided group life insurance of $3,959 for Mr. Saltiel, $4,902 for Mr. Youngblood, $4,902 for Mr. Churay, $2,622 for Mr. Bates, $1,447 for Mr. Lane and $6,656 for Mr. Witt.

●	Vehicle allowance of $12,000 and $20,234 for Messrs. Bates and Bowhay, respectively. Imputed value of use of Company vehicle for Mr. Witt of $5,592.

●	A housing allowance for Mr. Bates of $90,531.

●	Pay in lieu of unused vacation of $76,154 and $12,260 respectively for Messrs. Lane and Witt upon their respective retirements.

●	Tax equalization payment to Mr. Bates of $24,438.

●	Accrued separation payments in the amount of $720,000, $309,134 and $281,250 respectively for Messrs. Lane, Bowhay and Witt.

●	Miscellaneous other imputed amounts for Company-paid parking in the amount of $514 for Mr. Saltiel, $206 for Mr. Lane and $720 for Messrs. Youngblood, Churay and Bates.

●	Tax preparation fees in the amount of $10,245 and $23,982 for Messrs. Bates and Bowhay, respectively.

●	BUPA private health insurance in the amount of $2,763 for Mr. Bowhay.

(4)	Mr. Saltiel’s salary paid reflects his start date in March 2021.

(5)

In 2019, Mr. Youngblood was awarded a $380,000 signing bonus when he joined the Company, which was paid in two installments in 2020. The 2019 annual base salary of $500,000 for Mr. Youngblood is prorated based on his employment start date.

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(6)	PSUs awarded to Messrs. Lane, Bowhay and Witt were prorated for the length of service during the applicable performance period.

(7) Each

of these amounts is based on Mr. Bowhay’s base salary, which is denominated in British Pounds and has been converted to United States Dollars using the spot conversion rate from OANDA.com as of December  31, 2021.

CEO Pay Ratio

For 2021, the CEO to median employee pay ratio is 84.4 : 1. We calculated the CEO pay ratio for MRC Global in 2021 in accordance with the SEC disclosure requirements of executive compensation under Item 402(u) of Regulation S-K. In accordance with Item 402(u), we selected a new median employee by calculating the median for 2021 total target cash compensation (which includes base salary or pay and annual cash incentive at target) for all full and part time employees of MRC Global as of December 31, 2021, excluding our CEO. We included employees from all countries where we operate in this calculation, without exception. We believe that total target cash compensation is an appropriate measure to identify the median employee, since the use of long-term equity compensation is not widespread at MRC Global. Less than 5% of MRC Global employees receive long-term equity compensation.

We calculated 2021 annual total compensation for both our current CEO, Robert Saltiel, and the median employee, using the same definition for total compensation as set forth in the Proxy Statement’s Summary Compensation Table (“SCT”) plus the value of benefits not reported in the SCT. However, in accordance with SEC regulations, we used Mr. Saltiel’s annualized salary of $825,000 per annum rather than his pro-rata salary for his time in office as he began his tenure with MRC Global mid-year in March 2021. The CEO pay ratio was then determined by dividing the total compensation as calculated above for the CEO by the total compensation for the median employee.

Type of Compensation	CEO	Median Employee

Base Salary or Pay	$825,000	$51,058

Annual Incentive Compensation	$444,984	$395

Long Term Equity Awards	$4,804,408	$0

All Other Compensation	$7,139	$270

Benefits Not Reported in SCT*	$7,098	$20,449

Total	$6,088,629	$72,172

CEO to Median Employee Pay Ratio	84.4:1

*Benefits Not Reported in the SCT include Company contributions to the medical, dental, accidental death and dismemberment, short-term disability and long-term disability plans, and the portion of group term life insurance premium that is not imputed income.

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Grants of Plan-Based Awards in Fiscal Year 2021

The following table summarizes grants of RSUs, PSUs and annual STI cash awards provided to NEOs in 2021. The material terms of the Company’s annual cash incentive and long-term equity compensation programs are described in the “Compensation Discussion and Analysis” of this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date(s)	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Robert J. Saltiel Jr.	3/15/2021	6,445	412,500	515,625				241,032	—		2,405,499
	3/15/2021				2,312	92,489	184,978				1,096,664
	3/15/2021				46,244	92,489	184,978				1,302,245
Kelly Youngblood	2/8/2021	2,930	187,500	234,375				53,681	—		487,960
	2/8/2021				671	26,840	53,680				294,631
	2/8/2021				13,420	26,841	53,682				383,021
	5/5/2021							27,322			263,657
Daniel J. Churay	2/8/2021	1,992	127,500	159,375				32,592	—		296,261
	2/8/2021				407	16,296	32,592				178,723
	2/8/2021				8,148	16,296	32,592				232,544
	5/5/2021							23,224			224,112
Grant R. Bates	2/8/2021	1,641	105,000	131,250				19,325	—		175,664
	2/8/2021				169	9,662	19,324				137,891
	2/8/2021				3,388	9,663	19,326				105,966
	5/5/2021							19,126			184,566
Former NEO’s:
Andrew R. Lane		1,406	90,000	112,500				—	—		—
John L. Bowhay	2/8/2021	1,724	110,365	137,956				20,089	—		182,609
	2/8/2021				241	10,044	20,088				110,155
	2/8/2021				4,831	10,045	20,090				143,342
Karl Witt	2/8/2021	1,743	111,524	139,405				23,006	—		209,125
	2/8/2021				287	11,503	23,006				126,156
	2/8/2021				5,751	11,503	23,006				164,148

Mr. Lane retired in March 2021 and did not receive and LTI award for 2021. Messrs. Lane and Witt’s STI awards were prorated for the number of days employed in 2021.

(1)

Under the STI plan each NEO’s bonus is based 50% on adjusted EBITDA, 37.5% on the full year 2021 cash flow from operations and 12.5% on full year 2021 safety measures (TRIR and LWDR, which are weighted at 6.25% each). The amounts in this column reflect the threshold payout for the NEO if the Company had only achieved one of the two safety measures, failed to achieve a payout on the cash flow from operations measure and the 50% reduction factor was applied.

(2)	In 2021, a reduction factor of 50% was applied to the payout scale. The amounts in this column reflects 100% performance on all measures, with the 50% reduction factor applied.

(3)

The 2021 performance for all measures was capped at 125%, with a maximum payout of 62.5%. The amounts in this column reflects overachievement performance on all measures with the application of the revised 62.5% cap.

(4)

In 2021, LTI equity grants included PSUs, which will vest at the end of three years based on relative total shareholder return performance (compared to companies in the OSX index plus NOW Inc.) and RANCE performance. Payouts may range from 0% to 200% of target shares.

(5)

Except as noted in footnote (2) to the Summary Compensation Table, the amounts in this column represent the grant date fair value of the stock awards and performance-based awards, calculated pursuant to FASB ASC Topic 718. See “Compensation Discussion and Analysis – 2021 Long Term Incentive Compensation” for a discussion of the 2021 LTI grants.

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Outstanding Equity Awards at 2021 Fiscal Year-End

			Option Awards			Stock Awards

Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Robert J. Saltiel Jr	3/15/2021					241,032(1)	1,658,300	184,978(2)	1,272,649

Kelly Youngblood	11/18/2019					37,191(1)	255,874
	2/10/2020					27,523(1)	189,358	41,701(2)	286,903
	2/8/2021					53,681(1)	369,325	53,681(2)	369,325
	5/5/2021					27,322(1)	187,975

Daniel J. Churay	5/9/2012	48,000	—	$20.85	5/9/2022	—	—
	3/7/2013	34,952	—	$29.35	3/7/2023	—	—
	2/18/2014	25,109	—	$29.30	2/18/2024	—	—
	2/11/2019					7,878(1)	54,201	23,869(2)	164,219
	2/10/2020					17,547(1)	120,723	26,585(2)	182,905
	2/8/2021					32,592(1)	224,233	32,592(2)	224,233
	5/5/2021					23,224(1)	159,781

Grant R. Bates	5/8/2012	47,505	—	$21.05	5/8/2022	—	—
	3/7/2013	4,925	—	$29.35	3/7/2023	—	—
	2/18/2014	4,046	—	$29.30	2/18/2024	—	—
	2/11/2019					3,443(1)	23,688	10,430(2)	71,758
	2/10/2020					18,953(3)	130,397	13,553(2)	93,245
	2/8/2021					19,325(1)	132,956	19,325(2)	132,956
	5/5/2021					19,126(1)	131,587

Andrew R. Lane	5/9/2012	380,000	—	$29.35	5/9/2022	—	—
	3/7/2013	173,982	—	$29.35	3/7/2023	—	—
	2/18/2014	88,927	—	$29.30	2/18/2024	—	—
	2/12/2019					41,292(1)	284,089	95,314(2)	655,760
	2/11/2020					95,387(1)	656,263	60,050(2)	413,144

John L. Bowhay	3/7/2013	1,080	—	$20.85	3/7/2023	—	—
	9/3/2013	2,255	—	$26.25	9/3/2023	—	—
	2/18/2014	3,557	—	$29.30	2/18/2024	—	—
	2/11/2019					3,759(1)	25,862	11,826(2)	81,363
	2/10/2020					19,142(3)	131,697	9,318(2)	64,108
	2/8/2021					20,089(1)	138,212	6,696(2)	46,068

Karl Witt	3/7/2013	5,445	—	$29.35	3/7/2023	—	—
	2/18/2014	3,667	—	$29.30	2/18/2024	—	—
	2/11/2019					3,962(1)	27,259	11,663(2)	80,241
	2/10/2020					21,362(1)	146,971	10,982(2)	75,556
	2/8/2021					22,312(3)	153,507	7,018(2)	48,284

(1)	RSUs granted in February 2019, 2020, 2021, November 2019 and May 2021 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant.

(2)

PSUs granted in February 2019, 2020, and 2021 and March 2021 vest after the completion of the 3-year performance period and the achievement of pre-established performance targets, upon the determination and certification by the Compensation & Human Capital Committee that such targets have been met. PSUs granted to Messrs. Lane, Bowhay and Witt were prorated for the length of service during the applicable performance periods.

(3)

RSUs granted in February 2020 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant. With respect to the additional RSU grant to NEOs in February 2020 as a retention incentive, the RSUs vest in full on the third anniversary of the date of grant.

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Option Exercises and Stock Vested During 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Saltiel Jr.	—	—
Kelly Youngblood	51,368	437,557
Daniel J. Churay	34,363	314,410
Grant R. Bates	15,674	143,511
Former NEO’s:
Andrew R. Lane	794,241	5,864,722
John L. Bowhay	17,529	159,899
Karl Witt	19,277	174,936

(1)

This column reflects RSUs or PSUs that vested on February 8, 2021, February 10, 2021, February 11, 2021, February 12, 2021, February 13, 2021, November 18, 2021, December 1, 2021 and December 31, 2021.

(2)

The value realized upon vesting is based on the closing price of our common stock on February 8, 2021 of $9.32, February 10, 2021, of $9.30, February 11, 2021, of $9.19, February 12, 2021, of $8.65, November 18, 2021, of $8.22, December 1, 2021 of $6.79 and December 31, 2021, of $6.88 per share.

No options were exercised by NEOs in 2021.

Employment and Other Agreements

Active Executives

Each of Robert J. Saltiel, Jr., President and CEO, and Kelly Youngblood, the Company’s Executive Vice President and Chief Financial Officer have entered into an employment agreement with the Company. Mr. Saltiel’s agreement commenced in March 2021, and Mr. Youngblood’s agreement commenced in November 2019, when each of them respectively started with the Company. In addition to the terms of these agreements described below, the employment agreements provide for certain severance payments and benefits following a termination of employment under certain circumstances. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.

Mr. Bates and Mr. Churay do not have an active employment agreement. Messrs. Churay and Bates will receive certain severance payments and benefits following a termination of employment under certain circumstances pursuant to the Company’s executive separation policy and the terms of RSU and PSU award agreements. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.

Mr. Saltiel’s employment agreement has an initial term of two years and will be extended on each subsequent anniversary for one additional year, unless either party gives ninety days’ written notice of non-renewal. Mr. Youngblood’s employment agreement has an initial term of one year and will be extended on each subsequent anniversary for one additional year, unless either party gives ninety days’ written notice of non-renewal. Mr. Saltiel’s agreement set his base salary at $825,000 per year, to be reviewed annually, which the Board (or a committee of the Board) may adjust upward at its discretion, and an annual cash incentive opportunity, for each completed fiscal year, to be based upon individual or Company performance criteria that the Board establishes for each fiscal year in consultation with Mr. Saltiel, with a target annual incentive opportunity of 100% of the base salary with the 2021 annual bonus being reduced by 50%. Mr. Youngblood’s agreement provides for an initial base salary of $500,000 per year, to be reviewed annually, which the Board (or a committee of the Board) may adjust upward at its discretion, and an annual cash incentive opportunity, for each completed fiscal year, to be based upon individual or Company performance criteria that the Board establishes for each fiscal year, with a target annual incentive of 75% of salary.

Both of Mr. Saltiel and Mr. Youngblood are subject to covenants prohibiting competition, solicitation of customers and employees and interference with business relationships during their employment and

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for 24 months, in the case of Mr. Saltiel, and 18 months, in the case of Mr. Youngblood, thereafter and are subject to perpetual restrictive covenants regarding confidentiality, non-disparagement and proprietary rights.

Certain Terminations

To effect the planned CEO transition earlier than Mr. Lane’s expected December 31, 2021 retirement date, the Company terminated Mr. Lane’s employment early without Cause (as defined in his employment agreement) on March 14, 2021. Pursuant to Mr. Lane’s employment agreement, as amended, he received an amount equal to his forgone salary from March 15, 2021 until December 31, 2021 in the amount of $720,000, an annual STI cash incentive for 2021 payable at the same time as all other executives (based on actual performance and prorated for his 73 days of service during 2021), the payment of all accrued, but unpaid, obligations (including salary, annual cash incentive, expense reimbursement and unused vacation pay of $76,154) and the continuation of health, dental and vision benefits through reimbursement of premiums until Mr. Lane reaches age 65. Pursuant to his employment agreement, Mr. Lane meets the “retirement” treatment under his RSU and PSU awards and will continue to vest in those awards as described above; actual payouts for his PSUs will be prorated for his time in service during each performance period for each PSU.

Upon Mr. Lane’s departure in March 2021, Mr. Saltiel became the Company’s CEO. After reviewing the Company’s business and operations, Mr. Saltiel reorganized the Company’s management structure to be more efficient and focused in the areas of operations, business development and sales, supply chain and International operations. As part of this internal reorganization, the Company reduced its executive positions from nine to eight positions, which reduces overall senior executive compensation expense on a run rate basis. The roles and responsibilities of Messrs. Bowhay and Witt were significantly impacted, and each of them separated from service with the Company following this management realignment.

In November 2021, Mr. Witt separated from service after 41 years of service with the Company and entered into a separation agreement and complete release providing certain payments and benefits upon Mr. Witt’s separation of employment on November 30, 2021. Pursuant to the agreement, Mr. Witt was paid unpaid accrued salary and unused vacation time. The terms of this agreement also included payment of a separation benefit in the amount of $281,250, to be paid in equal installments based on the Company’s regular pay cycle through the nine months immediately following Mr. Witt’s separation date, as well as payment of the annual STI cash incentive for fiscal year 2021 based on actual performance, prorated for his time in service during the year. This benefit was less than the benefit Mr. Witt would have received under the Company’s executive separation policy. The separation agreement also provided continued health, dental and vision care coverage through premium reimbursement on the same basis as while employed, subject to the same medical benefit costs as when he was employed, until September 26, 2023. Mr. Witt met the “retirement” treatment under his RSU and PSU awards and will continue to vest in those awards as described above; actual payouts for his PSUs will be prorated for his time in service during each performance period for each PSU.

As part of the July 2021 restructuring, significant portions of Mr. Bowhay’s leadership were moved to the leadership of other executive team members. Mr. Bowhay remained a leader of the International segment during a transition period until December 31, 2021. To retain Mr. Bowhay’s services through the end of the year to assure a smooth transition and then separate him, the Company and Mr. Bowhay entered into an amendment to his UK-based employment contract and an agreement regarding the treatment of his equity awards upon his separation. The contract amendment amended and restated Mr. Bowhay’s existing UK employment agreement and addressed (among other things) the customary notice of termination periods under UK law. Mr. Bowhay was separated from service from his role as senior vice president as of December 31, 2021, after 19 years of service, but will continue employment on “garden leave” under his UK employment arrangements until September 30, 2022, when he will no longer be employed. During his garden leave period, he will not actively provide services to the Company unless the Company requests specific services relating to his expertise and experience with the Company. Pursuant to his contract amendment, Mr. Bowhay was paid any unpaid accrued salary and unused vacation time through December 31, 2021; thereafter, he will be paid salary only through September 30, 2022, at the rate of £247,926 per annum, which is lower than his existing

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salary rate, and his related defined contribution pension contributions as well as payment of the annual STI cash incentive for fiscal year 2021 based on actual performance. These garden leave payments are less than the benefit Mr. Bowhay would have received under the Company’s executive separation policy. All of Mr. Bowhay’s other benefits, including a vehicle allowance and payments towards supplemental health coverage and a life assurance plan ceased as of December 31, 2021. Pursuant to his agreement confirming the treatment of his outstanding equity awards, Mr. Bowhay met the “retirement” treatment under his RSU and PSU awards and will continue to vest in those awards as described above; actual payouts for his PSUs will be prorated for his time in service during each performance period for each PSU.

In their separation arrangements, each of Messrs. Lane, Witt and Bowhay are subject to a general release in favor of the Company as well covenants prohibiting competition, solicitation of customers and employees and interference with business relationships for 24 months for Mr. Lane, for nine months for Mr. Witt, and for 15 months for Mr. Bowhay following separation from employment, and each of them is subject to perpetual restrictive covenants regarding confidentiality, non-disparagement and proprietary rights.

Potential Payments upon Termination or Change in Control

Each of Messrs. Saltiel and Youngblood have an employment agreement with MRC Global that entitles them to certain payments and benefits following a termination of employment under certain circumstances and upon a change in control. Upon termination of employment under certain circumstances, each of Messrs. Churay and Bates will receive certain separation benefits. In addition, all of these executives would fully vest in their equity awards upon a change in control; provided that any PSUs would be subject to certain performance requirements for vesting. These benefits are summarized below and reflect obligations pursuant to employment agreements as well as pursuant to other compensatory arrangements.

Voluntary Separation

In the event of an executive’s voluntary separation (other than retirement) from employment, all unvested stock options and unvested RSU and PSU awards that the executive holds would be forfeited unless the executive meets the “retirement” provisions of the applicable award agreement as described in the following paragraph.

Subject to the matters discussed in the immediately following paragraph, under terms of the options and RSUs and PSUs granted under the 2011 Omnibus Incentive Plan, as amended (the “2011 Omnibus Incentive Plan”), if a current NEO retires and either:

(a) the current NEO is at least 65 years of age, or

(b) the current NEO’s age plus years of service is equal to at least 80,

the options, RSUs and PSUs will continue to vest and become exercisable as if the current NEO remained employed with the Company; provided that the current NEO remains employed with the Company on or after the first anniversary of the date of grant unless the Company waives this requirement. None of the current NEOs is 65 years of age, and none of the current NEOs age plus years of service is at least 80 or would be at least 80 during the following year. With respect to PSUs granted in 2022, continued vesting after such “retirement” would be prorated for the retiring executive’s time of service during the applicable performance period.

Pursuant to their respective employment agreements, if either of Messrs. Saltiel or Youngblood remains employed through March 15, 2026 or November 18, 2024, respectively (for each, the “Target Date”) and voluntarily leaves or retires from employment on that date or thereafter, or if the Company decides to terminate their employment other than for Cause (as defined in their respective employment agreements), death or Disability (as defined) prior to their respective Target Date, the executive will be deemed to have satisfied any “retirement” requirement for the purposes of any options, RSUs or PSUs that the Company granted to them prior to their departure and are to be considered “retired” when they leave the Company’s employment. After each of them so “retires”, he will continue to vest in any

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options or RSUs that the Company granted to them and will be eligible to receive shares based on the performance formula set forth under any PSU award that the Company granted them prior to their departure, prorated for the length of their service during any applicable performance period. To receive the retirement benefit of continued vesting upon “retirement”, each of them must meet the Company’s Equity Ownership Guidelines and continue to adhere to the restrictive covenants in each award agreement, including those that require them to refrain from competition with the Company and to refrain from the solicitation of employment of Company employees until the award is fully vested during retirement.

If a NEO voluntarily terminated his employment as of December 31, 2021, each of the current NEOs would have been entitled to unpaid obligations as of that date including salary and accrued but unused vacation time as of the termination date, each as set forth in the table below. There would have been no accelerated vesting of equity at that date.

Name	Accrued Obligations ($)(1)	Total ($)(2)
Robert J. Saltiel, Jr.	—	—
Kelly Youngblood	—	—
Daniel J. Churay	15,529	15,529
Grant R. Bates	—	—

(1)	These amounts represent accrued but unused vacation time as of December 31, 2021.

(2)

Except for a change in control, the Company’s equity agreements do not provide for accelerated vesting. In certain instances, equity will continue vesting upon “retirement” or pursuant to employment agreements or the Company’s executive separation policy. However, the value of that equity upon future vestings is not possible of reasonable estimation.

Termination Not for Cause and Resignation for Good Reason

Each of Mr. Saltiel’s and Mr. Youngblood’s employment agreements provides that if his employment is terminated other than for “Cause”, death or “Disability” (each term, as defined in their respective agreements) or if he resigns for “Good Reason” (as defined), the executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, unpaid annual cash incentive for prior periods, expense reimbursement and vacation pay)

●

monthly payments equal to 1/12th of annual base salary at the rate in effect immediately prior to termination and 1/12th target annual cash incentive for 24 months, in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood, following termination

●	continuation of medical benefits through reimbursement of premiums for 24 months in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year

●

If the executive is not afforded “retirement” treatment as described above, his RSUs and PSUs will continue to vest for 24 months in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood, after his termination of employment.

These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. These restrictions apply during employment and for 24 months following Mr. Saltiel’s termination and for 18 months following Mr. Youngblood’s termination. In addition, Mr. Youngblood is subject to perpetual restrictive covenants regarding confidentiality, non-disparagement and proprietary rights.

Each of Messrs. Churay and Bates are participants in the Company’s Executive Separation Policy. In the event of the Company terminating the employment of Mr. Churay or Mr. Bates without Cause (as

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defined in the policy) or if either of them terminates their own employment for Good Reason (as defined), the terminated executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, annual cash incentive, expense reimbursement and vacation pay)

●

Monthly payments equal to 1/12th of annual base salary at the rate in effect immediately prior to termination for 18 months, in the case of Mr. Churay, and 12 months, in the case of Mr. Bates, following termination

●	Continuation of health, dental and vision benefits through the reimbursement of premiums for 18 months, in the case of Mr. Churay, and 12 months, in the case of Mr. Bates

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year

●	Each of their RSUs and PSUs will continue to vest for 18 months, in the case of Mr. Churay, and 12 months, in the case of Mr. Bates, after termination of employment.

These payments and benefits are applicable irrespective of whether the described termination occurs before, after or in connection with a change in control of the Company.

The following table sets forth the payments and benefits provided to each NEO upon a separation without cause or leaving for good reason as if such a termination occurred on December 31, 2021.

Name	Accrued Obligations ($)(1)	Separation Payments ($)	Pro Rata Incentive ($)	Value of Medical Benefits ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)
Robert J. Saltiel, Jr.	—	3,300,000	443,438	13,249	—	3,756,687
Kelly Youngblood	—	1,312,500	201,563	32,427	—	1,546,490
Daniel J. Churay	15,529	675,000	137,063	20,189	—	847,781
Grant R. Bates	—	350,000	112,875	6,624	—	469,499

(1)	These amounts represent accrued but unused vacation time as of December 31, 2021.

(2)

The Company’s equity agreements do not provide for accelerated vesting. Pursuant to the Company’s separation policy and employment agreements, in certain instances, equity will continue vesting for the executive as if they had retired, if such executive meets the definition for retirement under the applicable award agreement. If the executive does not meet such definition, he will continue vesting for a certain period after termination.

Termination for Cause

Under the 2011 Omnibus Incentive Plan, upon a termination for Cause (as defined in the 2011 Omnibus Incentive Plan), pursuant to the applicable award agreements, unvested stock options and unvested RSUs and PSUs that the current NEOs hold would be forfeited immediately for no consideration. Each of the current NEOs would also be paid the value of any accrued but unused vacation time as of the termination date.

Name	Accrued Obligations ($)(1)	Total ($)(2)
Robert J. Saltiel, Jr.	—	—
Kelly Youngblood	—	—
Daniel J. Churay	15,529	15,529
Grant R. Bates	—	—

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2021.

Termination Due to Death or Disability

Pursuant to the employment agreements with Messrs. Saltiel and Youngblood, upon termination of employment due to death or Disability (as defined in the agreements), they (or their beneficiaries)

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would be entitled to receive a pro-rata portion of the annual cash incentive for the fiscal year in which termination occurs, based on actual performance through the end of the fiscal year.

Under the 2011 Omnibus Incentive Plan, pursuant to the applicable award agreements, in the event of a termination due to death or Disability (as defined in the 2011 Omnibus Incentive Plan), any vested stock options that the executive holds would remain vested and would be exercisable until the first anniversary of the date of termination. The executive’s stock awards would be deemed to be vested with respect to an additional 33% of the shares subject to the award agreement.

With respect to PSUs, the number of the shares awarded to the executive will be based on performance at the end of the applicable PSU performance period, prorated based on the number of years the Company employed the participant in the performance period prior to participant’s death or Disability, rounded up to the nearest whole year. Each of the NEOs (or their beneficiaries) would also be paid the value of any accrued but unused vacation time as of the termination date.

The following table sets forth what each current NEO would receive upon death or disability under current employment arrangements as if the death or disability occurred on December 31, 2021.

Name	Accrued Obligations ($)(1)	Pro Rata Incentive ($)	Value of Accelerated Vesting of Equity ($)(2)	Total ($)
Robert J. Saltiel, Jr.	—	443,438	547,234	990,672
Kelly Youngblood	—	201,563	534,043	735,606
Daniel J. Churay	15,529	137,063	242,567	395,159
Grant R. Bates	—	112,875	163,768	276,643

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2021.

(2)

The amount in this column includes the value of the acceleration of the vesting of an additional 33% of the unvested RSUs. With respect to PSUs, the number of the shares awarded will be based on performance at the end of the applicable PSU performance period, prorated based on the number of years the Company employed the participant in the performance period prior to participant’s death or Disability, rounded up to the nearest whole year. It is not possible to predict actual performance for the 2020-2022 PSUs and 2021-2023 PSUs; however, as of the date of the table above, the performance for the 2019-2021 PSUs is known and included in the table. In all cases, the value of the accelerated vesting is based on the closing price on December 31, 2021, of our common stock of $6.88.

Change in Control

Under our employment agreements with each of Messrs. Saltiel and Youngblood, if upon a Change in Control, or within 24 months following a Change in Control, the Executive’s employment is terminated by the Company other than for Cause, death or Disability, or by the executive for Good Reason (each as defined in the agreements), the executive would be entitled to the following:

●	All accrued, but unpaid obligations (including, salary, unpaid annual cash incentive for completed periods, expense reimbursement and vacation pay);

●	Payment of an amount equal to the sum of 24 months of the executive’s base salary and two times the executive’s target annual cash incentive in effect on the date of termination; and

●	Medical Continuation (as defined in each employment agreement) for 24 months.

Additionally, pursuant to the 2011 Omnibus Incentive Plan and applicable award agreements, all options and RSUs outstanding on the date of a Change in Control (as defined in the 2011 Omnibus Incentive Plan) would accelerate and vest. For PSUs, the end of each performance period is changed from the third anniversary to the beginning of the performance period to the date that the Change in Control has occurred, and the TSR and RANCE measures are then applied to determine the payout under the PSU awards, which fully vest on that basis.

Each of Messrs. Saltiel’s and Youngblood’s employment agreements and the 2011 Omnibus Incentive Plan defines a Change in Control as:

(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for

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purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent of:

(i)	the then-outstanding shares of common stock of the Company and any other securities into which those shares are changed or for which those shares are exchanged (“Shares”); or

(ii)	the combined voting power of the Company’s then-outstanding Voting Securities;

provided, that in determining whether a Change in Control has occurred, the acquisition of Shares or Voting Securities in a Non-Control Acquisition (defined below) shall not constitute a Change in Control;

(b)

The consummation of a merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless the Merger is a “Non-Control Transaction” (defined below);

(c)	A complete liquidation or dissolution of the Company; or

(d)

The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity (defined below) or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or voting securities as a result of the acquisition of shares or voting securities by the Company which, by reducing the number of shares or voting securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or voting securities by the Company and, after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional shares or voting securities and such beneficial ownership increases the percentage of the then outstanding shares or voting securities beneficially owned by the Subject Person, then a Change in Control will occur.

A “Non-Control Acquisition” means an acquisition by:

(a)	an employee benefit plan (or a trust forming a part thereof) maintained by:

(i)	the Company; or
(ii)

any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”),

(b)	the Company or any Related Entity, or

(c)	any Person in connection with a Non-Control Transaction (defined below).

A “Non-Control Transaction” means a Merger in which:

(a)

the shareholders of the Company immediately before the Merger own directly or indirectly immediately following the Merger at least a majority of the combined voting power of the outstanding voting securities of:

(i)

the corporation resulting from the Merger (the “Surviving Corporation”), if there is no Person that Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation (a “Parent Corporation”), or

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(ii)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(b)	the individuals who were members of the Board immediately prior to the execution of the agreement providing for the Merger constitute at least a majority of the members of the board of directors of:

(i)	the Surviving Corporation, if there is no Parent Corporation, or
(ii)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(c)	no Person other than:

(i)	the Company or another corporation that is a party to the agreement of Merger,
(ii)	any Related Entity,
(iii)	any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or
(iv)

any Person who, immediately prior to the Merger had Beneficial Ownership of 50% or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of:

(x)	the Surviving Corporation, if there is no Parent Corporation, or
(y)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

The following table sets forth what each current NEO would receive upon a Change in Control under current employment arrangements as if the Change in Control occurred on December 31, 2021. The table presents the termination payments that Messrs. Saltiel and Youngblood would receive under their employment agreement as if their employment were terminated upon the Change in Control. Messrs. Churay and Bates would not receive an additional cash payment specific to a Change in Control under existing awards or policies.

Name	Accrued Obligations ($)(1)	Lump Sum Payment ($)	Value of Medical Benefits ($)	Value of Accelerated Vesting of Equity ($)(2)	Total ($)
Robert J. Saltiel, Jr.	—	3,300,000	13,249	2,757,545	6,070,794
Kelly Youngblood	—	1,750,000	43,236	1,314,701	3,107,937
Daniel J. Churay	15,529	—	—	752,617	768,146

Grant R. Bates	—	—	—	528,680	528,680

(1)	These amounts represent accrued but unused vacation time as of December 31, 2021.

(2)

Equity accelerates upon a Change in Control even if the NEO is not terminated from employment. Therefore, the amounts in this column would have been payable upon a Change in Control on December 31, 2021, even if the amounts in the other columns were not payable because the NEO had not yet terminated employment. The amounts in this column include the value of the acceleration of the unvested RSUs and unvested PSUs. For PSUs, the end of the performance period is changed from the third anniversary of the beginning of the period to the date that the Change in Control has occurred. The TSR and RANCE measures are then applied to the shortened period to determine accelerated vesting amounts and payouts. For the purposes of the table, a December 31, 2021 Change in Control date was applied. As the 2019– 2021 PSU performance is known as of December 31, 2021, the actual performance was used. For the 2020 – 2022 and the 2021 – 2023 PSU grants, the table above reflects results as of the shortened performance period, which results could vary significantly from actual results for the full three-year performance period. In all cases, the value of the accelerated vesting is based on the closing price on December 31, 2021 of our common stock of $6.88. These amounts represent accrued but unused vacation time as of December 31, 2021.

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Certain Relationships and Related Transactions

This section describes material related party transactions between us and our directors, executive officers and 5% stockholders and their immediate family members that occurred in 2021.

Mario Investments LLC

See “Preferred Stock Issuance” for a discussion of our relationship with Mario Investments LLC, our preferred stockholder with which our director, Henry Cornell, is affiliated.

Related Employment

Mr. Bates’ wife is employed in the Marketing Department of the Company and has no direct reporting relationship to Mr. Bates. Her total compensation for 2021 was approximately $135,000.

Mr. Witt’s wife is employed in the Sales Department of the Company and had no direct reporting relationship to Mr. Witt. Her total compensation for 2021 was approximately $132,000.

Related Party Transaction Policy

We have in place a formal written Related Party Transaction Policy for the review, approval, ratification and disclosure of related party transactions. This policy applies to any transaction, arrangement or relationship (or any series of similar or related transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. The Audit Committee of the Board must review, and may approve and ratify a related party transaction that is subject to the Related Party Transaction Policy, if the transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, that the Audit Committee believes are no less favorable to us than could be obtained in an arm’s-length transaction with an unrelated third-party, unless the Audit Committee otherwise determines that the transaction is not in our best interests. Our Audit Committee does not need to approve or ratify any related party transaction or modification of the transaction that the Board has approved or ratified by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such transaction. In addition, our Compensation & Human Capital Committee, rather than our Audit Committee, must approve related party transactions involving compensation of our directors and executive officers.

Our credit facilities also contain covenants which, subject to certain exceptions, require us to conduct all transactions with any of our affiliates on terms that are substantially as favorable to us as we would obtain in a comparable arm’s-length transaction with a person that is not an affiliate.

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PROPOSAL III: AMENDMENT TO THE COMPANY’S

2011 OMNIBUS INCENTIVE PLAN, AS AMENDED

We use our 2011 Omnibus Incentive Plan, as previously amended (the “Plan”), to provide long-term incentive opportunities in the form of common stock and other awards to our executives, employees and members of our Board. We make grants annually to our executives, employees and Board members. While the Plan also allows us to make grants to consultants, we have not yet utilized the Plan for this purpose. Because of our annual grant practices, over time the remaining shares that we have available for issuance under the Plan are insufficient for our incentive compensation requirements.

In 2019, the stockholders approved an amendment to the Plan that added 2,500,000 shares to the Plan, which along with the 778,272 shares remaining at the time of the approval, resulted in the Plan then having a total of 3,278,272 shares for grants. Based on historic grant practices at the time, we expected this pool of shares to be sufficient for three years, until April 2022. In fact, this pool of shares has been sufficient for most of that period; however, there are no shares remaining in the Plan as of March 1, 2022, so there are insufficient shares for future grants based on our historic grant practices even with anticipated forfeitures that may return shares to the plan. Our three-year annual burn rate (2019-2021) has been approximately 1.76%.

Because of this, we desire to amend the Plan to add 3,000,000 additional shares to the Plan, which would result in a total pool of available shares of 3,000,000 shares plus any future forfeitures that may return shares to the Plan. Based on our historical granting practices and the recent trading price of the common stock at the close of trading on March 1, 2022, of $10.27, the addition of the 3,000,000 shares is expected to be sufficient to make awards for at least three years, until April 2025.

Long-term equity compensation plays an important part of the Company’s pay-for-performance philosophy. Equity awards also help the Company remain market-competitive in retaining and attracting highly qualified employees upon whom, in large measure, the future growth and success of the Company depend.

By its terms, the Plan originally provided that it would terminate ten years from April 9, 2012, the date the Plan became effective. This termination date was originally chosen because of the requirement under the Internal Revenue Code that prohibits the grant of incentive stock options (“ISOs”) under the Plan more than 10 years after the earlier of the date the Plan was adopted by our Board and the date the Plan was approved by our stockholders. Since the inception of the Plan, no ISOs have been awarded under the Plan. The Compensation & Human Capital Committee believes the provisions of the Plan remain adequate at this time for continued use by the Company. Therefore, the Committee desires to continue to utilize the Plan and recommended eliminating the fixed termination date, subject to stockholder approval, to allow the Plan to remain in effect until such time as the Board may later terminate the Plan in accordance with its terms. In addition, to better reflect the on-going nature of the Plan, the Committee also recommended an amendment to the Plan to change the name of the Plan from the “2011 Omnibus Incentive Plan” to the “Omnibus Incentive Plan”.

On February 7, 2022, the Committee recommended to the Board that it adopt an amendment (the “Amendment”) to the Plan to do the following:

●	subject to stockholder approval, increase the number of shares that can be issued under the Plan by 3,000,000 shares,

●	remove the termination date of the Plan (while providing for termination of the Plan if shareholders do not approve the Amendment), and

●	change the name of the Plan from “MRC Global Inc. 2011 Omnibus Incentive Plan” to “MRC Global Inc. Omnibus Incentive Plan”.

On February 8, 2022, the Board adopted the Committee’s recommendation. As a result, the Amendment is being submitted for stockholder approval at the 2022 Annual Meeting of Stockholders. If

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approved by a majority of the votes cast by holders of the shares of common stock voting in person or by proxy at the Annual Meeting (the “Effective Date”), the 3,000,000 new shares will be added to the Plan pursuant to the Amendment and the Company may continue to make grants under Plan.

Any stockholder of the Company may obtain a copy of the Amendment and Plan documents by sending a written request to MRC Global’s Corporate Secretary at the Company’s principal executive offices. The Plan and its previous amendments are also filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2021, which may be found on the SEC’s website, www.sec.gov or the Company’s investor relations page on its website, https://investor.mrcglobal.com.

Approval of the Amendment requires that a majority of the votes cast on the proposal are cast “FOR” approval of this proposal; provided that a majority of the outstanding shares of common stock are voted on the proposal. For this proposal only, abstentions will have the same effect as votes “AGAINST” the proposal while broker non-votes will have no effect on the outcome of the proposal.

Determination of Number of Shares for the Amendment

If the Amendment is approved, the aggregate number of shares of common stock that will be available for issuance as of the Effective Date pursuant to awards under the Plan is expected to be 3,000,000 (plus any forfeitures that may return shares to the Plan). In setting the number of proposed shares to be added to the Plan, the Committee and the Board considered a number of factors. These factors, which are discussed further below, included:

●	Shares remaining available and total outstanding equity awards under the Plan, and how long the shares available are expected to last;

●	Historical equity award granting practices, including the Company’s three-year average share usage rate (commonly referred to as “burn rate”);

●	Shares that may become available later under awards that may terminate by expiration, forfeiture, cancellation or otherwise without any shares being issued; and

●	Expected value transfer and dilution.

Shares Available and Outstanding Equity Awards

As of March 1, 2022, we had 83,557,839 shares of common stock issued and outstanding (not including treasury shares). Share usage under the Plan since 2019 has been as follows:

Grants in 2019	1,028,945

Grants in 2020	1,820,284

Grants in 2021	1,522,605

Grants in 2022	1,417,519

Performance share units (PSUs) granted from 2019 through 2022 are reflected at target payout in the table above. Historically, PSU payouts have been less than target.

While the number of shares that may be issued in the future to satisfy the vesting of annual grants of

RSUs and PSUs made in 2022 notionally exceeded the remaining Plan shares at the time of those grants, expected forfeitures of shares that will be returned for use in the Plan are well in excess of that notional difference. Pursuant to the Plan, these forfeitures may be used to satisfy these grants when they ultimately vest.

Historical Equity Award Granting Practices

In setting and recommending to stockholders the number of shares authorized under the Amendment, the Committee and the Board considered the historical number of equity awards granted under the Plan in the past three years and potential dilution. In 2019 through March 2022, including the annual executive grants for 2022, the Company used on average approximately 1,447,338 shares per year.

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The Committee and the Board also considered the Company’s three-year average annual burn rate (2019-2021) of approximately 1.76%. Based on historical granting practices and the recent trading price of the Common Stock at the close of trading on March 1, 2022 of $10.27, the Amendment is expected to cover awards for at least three years. The prior amendment was sufficient to cover three years, until April 2025.

Material Terms of the Amendment

On February 8, 2022, the Board approved the Amendment, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance under the Plan by 3,000,000 shares, increasing the aggregate number of shares that are available for awards since the Plan’s inception in 2012 from 9,897,475 shares to 12,897,475 shares and extended the duration of the Plan indefinitely by eliminating the fixed termination date originally included in the Plan. If shareholder approval of the Amendment is not obtained, the Plan will terminate. The Board believes that additional shares for awards under the Plan are necessary to enable the Company to continue to attract, retain and motivate qualified and competent persons to serve as employees, members of management and directors. The Board also believes that the provisions of the Plan remain adequate at this time for continued use by the Company and sees no reason to replace the Plan at this time.

Material Terms of the 2011 Omnibus Incentive Plan

Overview. The Company adopted the Plan in November of 2011, subject to stockholder approval. The Plan became effective on April 9, 2012, when our stockholders approved it. The Plan is the primary plan pursuant to which the Company grants equity-based awards and other long-term incentive awards. The Plan was previously amended on April 29, 2015, and April 30, 2019. The following is a summary of the material terms of the Plan.

Purpose. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by:

●	motivating superior performance by means of performance-related incentives;

●	encouraging and providing for the acquisition of an ownership interest in the Company by employees, directors and consultants; and

●	enabling the Company to attract and retain qualified and competent persons to serve as employees, members of management, directors and consultants.

Authorized Shares. The Board initially authorized a total of 3,250,000 shares of the Company’s common stock for awards to be granted under the Plan. Pursuant to Board and stockholder approvals, on April 29, 2015, the Plan was amended to increase the authorized shares by 4,250,000 shares (less 102,525 remaining shares on that date), and on April 30, 2019, the Plan was amended to increase the authorized shares by 2,500,000 shares to a total of 9,897,475 shares. To the extent that the annual grants made in 2022 notionally exceeded Plan shares at the time of those grants, expected forfeitures of shares under prior grants will be available to satisfy the 2022 grants when they ultimately vest. Shares available under the Plan may include shares from awards previously granted that, prior to the Amendment:

●	terminated by expiration, cancellation or otherwise without any shares being issued;

●	were settled in cash; or

●	were exchanged with the Committee’s permission prior to the issuance of shares for awards pursuant to which no shares were issued.

If certain changes in capitalization of the Company occur (such as reclassifications, recapitalizations, mergers, consolidations, reorganizations, stock splits, stock dividends and other changes in capitalization of the Company), the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan. The Committee will also make appropriate adjustments to the number and class of shares of stock or securities subject to outstanding awards, the exercise prices of outstanding awards and any other terms of outstanding awards that the change in capitalization affects.

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Administration. The Committee administers the Plan unless the Board designates another committee to administer the Plan. The Committee has the discretion to determine the individuals to whom we may grant awards, what type of award we grant, when and how we grant each award and other terms and conditions of awards (including the number of shares of our common stock subject to each award and the vesting schedule or conditions of each award). The Committee is authorized to construe and interpret the Plan and awards we grant under the Plan, to establish, amend and revoke any rules and regulations relating to the Plan’s administration and to make any other determinations that it deems necessary or desirable for the administration of the Plan. All actions taken and all interpretations and determinations that the Committee makes will be final and binding upon participants, the Company and all other interested individuals.

No Repricing or Cashing Out of Underwater Options or SARs. The Committee is prohibited from directly or indirectly repricing, replacing or regranting a stock option or stock appreciation rights (“SARs”) to reduce the exercise or grant price or cashing out a stock option or SAR other than in connection with a change in capitalization or if approved by the stockholders.

Eligibility. The Committee may grant awards under the Plan to employees, directors and consultants of the Company and its subsidiaries that the Committee selects. As of March 1, 2022, we had approximately 2,600 employees and 10 directors of the Company and its subsidiaries. To date, the Company has not granted awards under the Plan to any consultants, the number of which vary from time to time.

Types of Awards. The Plan permits the grant of nonqualified stock options (“NSOs”), ISOs, SARs, restricted stock, restricted stock units (RSUs), performance shares, performance units, cash-based awards and other stock-based awards.

●

Stock Options. The Committee will determine the terms and conditions of each award of options, including whether the options will be NSOs or ISOs. ISOs are subject to certain restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as an NSO. The exercise price per share of each option the Committee grants will not be less than 100% of the fair market value of our common stock on the date of grant. A grantee may exercise an option by written notice and payment of the exercise price in cash or, as the Committee determines, by delivery of previously owned shares or withholding of shares deliverable upon exercise or through a broker-assisted cashless exercise, or by any other method the Committee approves in its sole discretion. The maximum term of any option the Committee grants under the Plan will be ten years from the date of grant, except that an option (other than an ISO) may provide that it can be exercised for a period of up to one year following a grantee’s death even if that extends beyond ten years.

●

SARs. The Committee will determine the terms and conditions applicable to each award of SARs, including the vesting schedule. The grant price per share of each SAR will not be less than 100% of the fair market value of our common stock on the date of grant. Generally, one SAR will entitle a grantee, upon exercise of the SAR, to an amount equal to the excess of the fair market value on the date of exercise of one share of our common stock over the grant price. Payment may be made in shares of our common stock, in cash, or in a combination of stock and cash, as the Committee determines. The maximum term of any SAR granted under the Plan will be ten years from the date of grant except that a SAR may provide that in can be exercised for a period of up to one year following a grantee’s death even if that extends beyond ten years.

●

Restricted Stock and RSUs. The Committee will determine the terms and conditions applicable to each award of restricted stock and RSUs, including the vesting conditions (which may be time-based, performance-based or a combination of time-based and performance-based).

Restricted stock awards consist of shares of our common stock that are transferred to a grantee subject to vesting conditions that will result in forfeiture of the shares if the specified conditions are not satisfied. Dividends paid in respect of shares of restricted stock may be paid to the grantee as and when dividends are paid to stockholders or at the time that the

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restricted stock vests, as the Committee determines. Unless the Committee determines otherwise, holders of restricted stock will have the right to vote the shares prior to vesting. RSUs provide a grantee the right to receive shares of our common stock, or cash equal to the fair market value of our shares, at a future date upon or following the attainment of certain conditions the Committee specifies.

●

Performance Shares and Performance Units. The Committee will determine the terms and conditions applicable to each award of performance shares and performance units, including the performance conditions. Performance shares will be denominated in shares of our common stock, while performance units will have an initial notional value equal to a dollar amount determined by the Committee, in accordance with the Plan. At the end of the applicable performance period, the number of performance shares or performance units earned will be determined based on the extent to which the performance goals the Committee establishes have been achieved. Performance shares and performance units may be settled in cash, shares of our common stock or a combination of cash and stock, as the Committee determines.

●

Oher Stock-Based Awards and Cash-Based Awards. The Committee has the authority to award other types of equity-based or cash-based awards under the Plan, including the grant or offer for sale of shares of our common stock that are not subject to vesting requirements or the right to receive one or more cash payments subject to the satisfaction of conditions the Committee specifies.

Vesting/Performance Criteria. Vesting of awards granted under the Plan may be subject to the satisfaction of one or more performance goals the Committee establishes. To the extent the vesting/ performance goal is time-based, the applicable time period that the Board or the Committee sets may not be less than one year. The performance goals may vary from participant to participant, group to group and period to period. Performance goals may be weighted for different factors and measures.

Transferability. Unless the Committee determines otherwise, awards granted under the Plan will generally not be transferable by grantees except in the case of NSOs and SARs pursuant to domestic relations orders.

Change in Control. The Committee will determine the treatment of awards granted under the Plan if a change in control occurs (as defined in the Plan). To date, the vesting of options, RSUs and restricted stock granted under the Plan accelerate and become fully vested upon a change in control. PSUs granted to date also vest upon a change in control but performance is measured from the beginning of a performance period until the closing of the change in control transaction rather than the original end of the performance period. If a performance period has not yet started, the PSUs with respect to that period vest at target performance.

Effect of Certain Transactions. If a liquidation, dissolution, merger or consolidation of the Company occurs (a “Transaction”), either:

●

each outstanding award will be treated in accordance with the agreement entered into in connection with the relevant Transaction, which may include, the assumption or continuation of awards by, or the substitution for the awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary of any of those entities, with equitable adjustments; or

●	if not so provided in the Transaction agreement, all outstanding awards will terminate upon the consummation of the Transaction, provided, however, that vested awards shall not be terminated without:

●

in the case of vested options and SARs, (1) providing the holders of affected options and SARs a reasonable period of time prior to the date of the consummation of the Transaction to exercise the options and SARs, or (2) providing the holders of affected options and SARs payment (in cash or other consideration) in respect of each share covered by the option or SARs being cancelled an amount equal to the excess, if any, of the per share

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price to be paid or distributed to stockholders in the Transaction over the exercise price of the options or the grant price of the SARs; for the avoidance of doubt, the Company may cancel any option or SAR without any payment if the exercise price of the option or SAR exceeds the per share price for our common stock in the relevant Transaction; and

●

in the case of vested awards other than options or SARs, providing the holders of affected awards payment (in cash or other consideration) in respect of each share covered by the award being cancelled of the per share price to be paid or distributed to stockholders in the Transaction.

The Committee may, in its discretion and without the need for the consent of any recipient of an award, take one or more of the following actions to be effective upon the occurrence of or at any time prior to any Transaction (and any such action may be made contingent upon the occurrence of the Transaction):

●	cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part;

●	cancel all or any outstanding options or SARs by either:

●	providing holders with a reasonable period of time to exercise the options or SARs (whether or not they were otherwise exercisable); or

●

providing them with a cash payment in respect of each share covered by the options or SARs being cancelled in an amount equal to the excess, if any, of the per share price being paid in the Transaction over the exercise or grant price of the option or SAR. The Company may cancel any option or SAR without any payment if the exercise price of the option or SAR exceeds the per share price for our common stock in the relevant Transaction; or

●

cancel awards other than options and SARs by providing holders with a payment equal to the per share price being paid in the Transaction, which may in the case of unvested awards, be paid in accordance with the vesting schedule of the award.

Tax Withholding. The Company has the right to withhold all amounts required to be withheld from any payment under the Plan or to require a grantee to satisfy all applicable tax withholding requirements prior to any payment or issuance or release of shares pursuant to any award. The Plan allows a participant, with respect to a payment in shares of our common stock under the Plan, to elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having us withhold shares of our common stock having a fair market value on the date the withholding is to be determined that is equal to the withholding amount.

Effectiveness of the Plan; Amendment and Termination. The Plan became effective on April 9, 2012, and was amended on April 29, 2015, April 30, 2019 and February 8, 2022. As the termination date of the Plan has been removed by the Amendment adopted by the Board, the Plan remains in effect. However, if the stockholders do not approve the Amendment, the Plan will terminate. The Board may amend or terminate the Plan or any outstanding awards made under the Plan at any time, except that stockholder approval will be required for any amendment to the Plan if required by applicable law or stock market requirements. Notwithstanding the foregoing, no amendment or termination of the Plan or outstanding awards under the Plan that would adversely affect the rights of a grantee under any outstanding award may be made without the relevant grantee’s consent except as expressly set forth in the Plan.

U.S. Federal Income Tax Consequences of Awards Granted Under the Plan to Participants

The following is a general summary of certain of the U.S. federal income tax consequences to participants who are either U.S. citizens or residents with respect to awards granted under the Plan.

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Incentive Stock Options

Subject to stockholder approval of the Amendment, the Committee may issue ISOs under the Plan until May 5, 2032. When the Committee grants an employee an ISO to purchase shares of our common stock under the Plan, the employee will not be required to recognize any U.S. federal taxable income as a result of the grant or as a result of the employee’s exercise of the ISO; however, the difference between the exercise price and the fair market value of the shares of our common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an ISO (assuming such sale does not occur within two years of the date of grant of the ISO or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss), and we will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the ISO. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an ISO before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and we will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short- term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the Committee grants an NSO to purchase shares of our common stock under the Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the NSO. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our common stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the NSO for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the NSO. The income reportable on exercise of the NSO by an employee is subject to federal tax withholding. Generally, we will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of an NSO.

Stock Appreciation Rights

The grant of a SAR under the Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for us, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR equal to the appreciation in the fair market value of our common stock between the date of grant and the exercise date of the SAR (assuming the grant price was set at the fair market value of our common stock on the date of grant). Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to federal tax withholding. Generally, we will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

Restricted Stock Awards

The grant of a restricted stock award under the Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for us at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid

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for the shares. The income realized by an employee is subject to federal tax withholding. We will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and we will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient (and such dividends will be characterized as dividend income and not compensation income) and we will not be entitled to deductions with respect to the dividends paid.

If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Restricted Stock Unit Awards

The grant of an RSU award under the Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for us at the time of grant. At the time the RSU award vests and is paid the recipient will recognize ordinary income and we will be entitled to a corresponding deduction. Generally, the measure of the income and deduction with respect to an RSU will be the fair market value of our common stock at the time the RSU is paid. The income realized under the RSU award that is reportable by an employee is subject to federal tax withholding.

Performance Share and Performance Unit Awards

Performance share awards granted under the Plan generally have the same tax consequences as restricted stock awards, as discussed above.

A recipient of a performance unit award under the Plan generally will not realize U.S. federal taxable income at the time of grant of the award, and we will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are paid under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and we will be entitled to a corresponding deduction. The income realized under the award that is reportable by an employee is subject to federal tax withholding.

Other Cash-Based and Stock-Based Awards

The grant of a cash-based award under the Plan generally will not result in the recognition of any

U.S. federal taxable income by the recipient or a deduction for us at the time of grant. Generally, at the time the other cash-based award is settled in cash, the recipient will recognize ordinary income and we will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time. The income realized under the award that is reportable by an employee is subject to federal tax withholding.

Other stock-based awards granted under the Plan generally have the same tax consequences as RSU awards, as described above.

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New Plan Benefits

The following table sets forth benefits that our NEOs would receive in the future if stockholder approval of the Amendment is given:

2011 Omnibus Incentive Plan
Name and Position	Dollar Value ($)	Number of Shares Subject to Stock Awards

Robert J. Saltiel, Jr.	(1)	(1)
Director, President and CEO
Kelly Youngblood	(1)	(1)
Executive Vice President and Chief Financial Officer

Daniel J. Churay	(1)	(1)
Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary
Grant R. Bates	(1)	(1)
Senior Vice President – North America Operations and E- Commerce

Former NEOs:
Andrew Lane	-0-	-0-
Former Director, President & CEO

John Bowhay	-0-	-0-
Former Senior Vice President
Karl Witt
Former Senior Vice President

All current executive officers as a group	(1)	(1)
All current non-executive officer directors as a group	$1,100,000	(2)

All employees, other than current executive officers, as a group	(1)	(1)

(1)

Awards granted under the Plan to our executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of this Proposal III. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the Plan.

(2)

Pursuant to our current non-employee director compensation policy, each of our then current non-employee directors will receive an annual equity grant comprised of restricted stock under the Plan determined by dividing $125,000 (except for the non-executive chairmen who shall receive $225,000) by the 20-day VWAP of the Company’s common stock as of the date immediately preceding the Company’s Annual Meeting. The number of shares subject to such awards granted under the Plan is determined on the basis of the 20-day VWAP of our common stock on the date immediately preceding the Company’s Annual Meeting and, therefore, is not determinable at this time.

Plan Benefits

The following table sets forth the number of shares of our common stock subject to stock options, RSUs and PSUs granted under the Plan that have been received by or allocated since the Plan’s inception on April 17, 2012, until March 1, 2022 to the following persons or groups:

●	our Chief Executive Officer;

●	each of our other NEOs;

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●	our current executive officers as a group;

●	our current non-executive officer directors as a group;

●	each nominee for election as a director;

●	all employees, other than current executive officers, as a group;

●	each associate of any such director, executive officer or nominee; and

●	each other person who received or is to receive 5% of the awards.

Name & Position	RSUs (#)	Stock Options (#)	Restricted Stock (#)	PSUs (#)

Robert J. Saltiel, Jr. Director, President & CEO	455,318	—	—	399,264
Kelly Youngblood Executive Vice President & Chief Financial Officer	300,336	—	—	160,317

Daniel J. Churay Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary	210,710	108,061	30,136	169,693
Grant R. Bates(1) Senior Vice President – North America Operations and E-Commerce	175,159	56,476	2,235	95,909

Former NEOs:
Andrew R. Lane Former Director, President & CEO	1,480,806	642,909	140,362	615,233

John Bowhay Former Senior Vice President	110,001	6,892	14,006	85,698
Karl Witt Former Senior Vice President	112,778	9,112	15,025	57,705

All current executive officers as a group	3,100,420	902,553	753,319	1,684,220
All current non-executive officer directors as a group	0	66,805	535,658	0

All employees, other than current Executive officers as a group	3,317,370	1,318,507	841,964	310,575

Each associate of any director, executive officer or nominee

(1)

The numbers reflected for Mr. Bates include grants of restricted stock awards that are beneficially owned indirectly through his spouse who is also an employee of the Company, therefore 7,658 shares are not included in the “all employees” line below.

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Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2021, relating to our equity compensation plans pursuant to which grants of options, restricted stock, or certain other rights to acquire our shares may be granted from time to time.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders:
Stock options, restricted stock awards, restricted stock unit awards and performance share unit awards	4,188,770	17.10	1,157,259
Equity compensation plans not approved by security holders	0	N/A	0

TOTAL	4,188,770		1,157,259

(1)	Represents stock options, restricted stock awards, restricted stock unit awards, and performance share unit awards to be granted under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2011 OMNIBUS INCENTIVE PLAN.

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REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed entirely of non-management, independent directors. Our Board has determined that all of the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In addition, the Board of Directors has determined that                Mss. Duganier and Adams and Messrs. Anthony and Jadin all meet the definition of “audit committee financial expert” as defined by the rules and regulations of the SEC. In 2021, the Audit Committee held seven meetings.

The Audit Committee has adopted, and annually reviews and assesses the adequacy of a charter outlining the practices it follows. The charter, which complies with all current regulatory requirements, can be viewed on the Company’s website, www.mrcglobal.com, by clicking on “Investor Relations”, then “Corporate Governance”, then “Committee Charters – Audit Committee”.

In 2020, the Audit Committee and the Company assessed the benefits of outsourcing the Company’s internal audit function and selected KPMG LLP (the “IA Firm”) to provide these services. At each of its regularly scheduled meetings during 2021, the Audit Committee met with the senior members of the Company’s financial management team. The Audit Committee reviewed with senior members of the Company’s financial management team, the independent auditors and the IA Firm, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Additionally, the Audit Committee had, or provided the opportunity to have, separate private sessions without members of management present, during each of its regularly scheduled quarterly meetings, with the Company’s independent auditors and the IA Firm at which candid discussions regarding financial management, legal, accounting, auditing, and internal control matters took place. The Audit Committee also discussed the effectiveness of the Company’s compliance program and received status reports, including a review of hotline results, on compliance issues. Members of the Audit Committee also met in executive session during each of its regularly scheduled quarterly meetings. Finally, the Audit Committee Chair met periodically with members of management, the Company’s independent auditors and representatives of the IA Firm to review Audit Committee meeting agendas and discuss accounting and reporting matters.

The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with the independent auditors their evaluation of the Company’s system of internal controls over financial reporting.

The Audit Committee reviewed with senior members of management, representatives of the IA Firm, the general counsel, and the independent auditors, significant risks and exposures that management identified, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.

During 2021, the Audit Committee also discussed with the Company’s independent auditors the auditing standard report requiring external auditors to include a discussion of critical audit matters (“CAMs”) in their audit report. During those discussions, the independent auditors indicated their determination that the Company’s inventory valuation and the impact of its LIFO costing methodology on the valuation would likely be a CAM matter for the Corporation based on the results of the 2021 audit and expectations for matters to be addressed during the remainder of the audit.

The Audit Committee formally evaluates the performance of the Company’s independent auditors, including the senior audit engagement team members, each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services the auditors provided, the auditors’ global

92	2022 Proxy Statement

capabilities, the auditors’ technical expertise, tenure as the Company’s independent auditors, knowledge of the Company’s global operations and industry and reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also reviews the process that the external auditing firm uses to monitor its independence. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP (“E&Y”) as our independent auditors for the year ended December 31, 2022. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their Annual Meeting, to ratify the appointment of the independent auditors (see Proposal IV).

The Audit Committee is directly responsible for appointing, compensating, retaining and overseeing the work of MRC Global’s independent registered public accounting firm, including reviewing and evaluating the performance of the lead audit partner responsible for the Company’s audit, overseeing the required five-year rotation of the lead audit partner and reviewing and considering the selection of the new lead audit partner. E&Y’s current lead audit partner’s five-year rotation will be complete with the 2022 year-end audit. In anticipation of the need for a new lead audit partner, in the fall of 2021 the Audit Committee, its chair and management provided input to E&Y about MRC Global priorities, discussed candidate qualifications, interviewed potential candidates put forth by E&Y and selected a new lead audit partner to begin as the lead audit partner for the 2023 audit. During 2022, the newly selected lead audit partner will shadow the currently serving lead audit partner through the discourse of his duties with respect to MRC Global in preparation for his term beginning in 2023. E&Y has served as the Company’s independent registered public accounting firm continuously since 2007.

Management has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications that the chief executive officer and the chief financial officer prepared that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the independent auditors their general preference for appropriate policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee discussed those matters required to be discussed by the applicable requirements of the rules of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees (AS1301). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee considered with the independent auditors whether the provision of non-audit services they provided to the Company during 2021 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee also relies upon the IA Firm in performing the internal audit function of testing internal controls over financial reporting.

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In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Barbara J. Duganier, Chair

Deborah G. Adams

Leonard M. Anthony

Ronald L. Jadin

Dr. Cornelis A. Linse

Principal Accounting Fees and Services

The following table presents by category of service the total fees for services rendered by E&Y during the fiscal years ended December 31, 2021, and 2020.

	Year Ended December 31 (Dollars in thousands)
	2021	2020
Audit Fees (1)	$1,973	$2,237
Audit Related Fees (2)	71	48
Tax Compliance Fees	124	104
Tax Advisory Fees (3)	163	297
All Other Fees (4)	20	8

	$ 2,351	$2,694

(1)

Includes fees and expenses related to the audit of the Company’s annual consolidated financial statements, internal controls over financial reporting, statutory audit services required internationally and reviews of the Company’s quarterly financial statements.

(2)

Includes fees for the audit of the Company’s retirement plan and other assurance and related services with respect to the audit or review of the Company’s financial statements, which are not reported under Audit Fees.

(3)	Includes fees for planning and advice with respect to various domestic and foreign corporate tax matters.

(4)	Miscellaneous out-of-pocket expenditures in connection with services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of Ernst & Young LLP (E&Y), our independent registered public accounting firm, based upon the quality and efficiency of services provided by E&Y, their global capabilities, and their knowledge of and expertise concerning our operations. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of E&Y. On a periodic basis, the actual spending for these projects and services compared to the approved amounts is reported to the Audit Committee. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial

94	2022 Proxy Statement

reporting, to the chairman of the Audit Committee; provided that any pre-approvals are reported to the Audit Committee at a subsequent Audit Committee meeting. In 2020 and 2021, the Audit Committee approved all of E&Y’s services.

The Audit Committee’s pre-approval policy with respect to audit and non-audit services is an attachment to the Audit Committee Charter, which is available on our website at www.mrcglobal.com.

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PROPOSAL IV: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting our independent, registered public accounting firm. At a meeting held on February 7, 2022, the Audit Committee appointed Ernst & Young LLP (E&Y) as the independent auditors to audit our financial statements for calendar year 2022. A representative of E&Y will attend the Annual Meeting and will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Stockholder approval of the appointment of E&Y is not required, but the Audit Committee and the Board are submitting the selection of E&Y for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the appointment of E&Y, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2022.

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ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

Our environmental and social responsibility focus is an integral part of our business and helps us identify goals as we pursue business opportunities and manage our Company’s risk. Our focus, which is illustrated below by our Company’s core values, enables us to better serve our customers, communities, stakeholders and employees and deliver long-term value through sustainable results.

Safety Leadership	Customer Satisfaction
Our number one focus is the safety of our employees, customers and those with whom we interact. Safety is both a core value and strategy, and safety leadership is part of our culture.	Our customers are at the center of everything we do, helping us to shape our strategic priorities.
Business Ethics	Operational Excellence
As a global leader, we always strive to operate with integrity and responsibility in all aspects of our operations.	Our operational excellence strategy helps us to continually find better and more efficient ways to conduct business and provide the best services at an affordable cost for our customers.
Employee Development	Financial Performance

We seek to maintain an environment that is open and diverse, provides equal opportunity and is inclusive and where our people feel valued, included and accountable. We want each person to be developed to his or her fullest potential.

We know that by being true to our values, we will continue to achieve our goals, positively impact our industry and the communities where we live and work and deliver long-term value to our stockholders.

Community and Charity Development	Teamwork
We support our communities through MRC Global Cares initiatives and our ESG Committee, detailed below.	MRC Global recognizes that our people are our greatest strength. We are a global team dedicated to our customers, our communities and each other.

Our core values drive environmental, social responsibility and governance (“ESG”) actions for all of our stakeholders and include:

Safety Performance

●

2021: Although the Company did not reach its desired 2021 safety targets for TRIR and LWDR, the Company’s 2021 results continue to compare favorably to the 2020 BLS average of a TRIR 3.5 and a BLS LWDR average of 2.3, in each case, for wholesalers of metal products. This follows an exemplary record in 2020, where the Company achieved its best recorded performance for these metrics in its history.

●	2021: Top Quartile Safety Performance in a National Association Wholesalers-Distributors Survey (compared to latest results in 2020 survey)

Compensation of our NEOs and other members of our executive management team is based in part on the Company attaining certain safety performance goals.

Sustainable Environment

●

As the world, including many of the Company’s major oil and gas customers, transitions from fossil fuels to fuels with lower carbon emissions, the Company is continuously reviewing its product and customer mix to enable the Company and its customers to facilitate this transition. We are participating in significant new projects involving bio fuels production, offshore windfarms, hydroelectric generation, carbon capture, utilization and storage and hydrogen production.

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●	94% (over $637 million) of our valve sales in 2021 were from the sale of “Low-E” valves, which substantially reduce fugitive emissions of methane and other greenhouse gases.

●	We appointed our first vice president of ESG.

●	We reduced Scope 1 emissions by one third since 2018.

●	We have continued to improve our data processes to better track, report and manage Scope 1 and 2 emissions as well as water usage.

Supplier Quality Process (Processes, Policies & Audits)

●	We utilize supplier audits to increase ethical behavior in our supply chain, avoid improper labor practices and encourage sustainability.

Human Capital Management

●

We implemented a new human capital management system in 2020, which was further enhanced in 2021. This system is global in nature to assist the Company in managing our employee initiatives and development

●	We pay our hourly employees in the U.S. at least $15 per hour beginning in their first year of employment and in other countries we pay prevailing wages for our industry

Diversity and Inclusion

●	Immediately following our 2022 Annual Meeting, assuming all directors are re-elected, 33% of our Board of Directors and 75% of our Board leadership roles will be from diversity groups.

●	At the end of 2021, 24% of our directors and above were female, and 55% of our workforce in corporate functions were women.

The Company understands the importance of proper management of ESG factors and how critical meeting the high ESG standards are for MRC Global’s operations. Proper management of ESG matters is of long-term significance to our stockholders, employees and communities. Our Board understands and appreciates that conscientious management of ESG factors leads to better returns for our stockholders. Therefore, the Board has tasked its ESG & Enterprise Risk Committee with assisting the full Board in its oversight of the Company’s efforts on ESG matters and reporting to the entire Board on a quarterly basis.

The Company’s management has formed an ESG Management Committee. Our ESG Management Committee is spearheaded by our VP – ESG and sponsored by our EVP – Corporate Affairs and is comprised of executives representing various functions within our Company including operations, finance, quality, safety, corporate services, marketing, human resources, investor relations and valve supply chain management leaders. We believe that proper management of environmental, social and governance (ESG) factors ultimately leads to greater returns and contributes to more engaged employees, resulting in a more effective organization. The ESG Management Committee identifies and discusses ESG issues material to MRC Global’s business, including our human capital management practices and product offerings. The EVP – Corporate Affairs and VP – ESG reports quarterly to our Board of Directors through the ESG & Enterprise Risk Committee and oversees disclosure to investors and stakeholders through our annual ESG Report, filings with the SEC and on our Company’s website. The ESG & Enterprise Risk Committee of the Board is comprised of non-executive directors providing oversight of governance, enterprise risk management and ESG matters. Members of the ESG & Enterprise Risk Committee assist the full Board in its oversight of the Company’s efforts on ESG matters and report to the Board on a quarterly basis.

Please see our 2021 Environmental, Social Responsibility & Governance Report on our website at https://www.mrcglobal.com, by clicking on “Company”, then “Corporate Social Responsibility”. Our 2022 ESG report will also be published at this link when available.

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MRC Global Cares

In 2021, MRC Global signed on as a platform sponsor with the American Heart Association. We are proud that our Company and employees are supporting an organization fighting against the world’s leading cause of death. Our goal is to advance health, safety and well-being for our employees, customers and communities, and this sponsorship formalizes that commitment.

In addition, MRC Global has supported numerous charities and causes in each of the communities in which we operate.

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INCORPORATION BY REFERENCE

The Compensation & Human Capital Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that MRC Global makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that MRC Global specifically incorporates this information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board has not received valid notice of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders deem advisable.

It is important that proxies be returned promptly to ensure that your shares are represented at the Annual Meeting. Stockholders are urged to submit your proxy or voting instructions as soon as possible electronically over the internet, by telephone or, if you received a printed copy of the proxy materials, by completing, dating, signing and returning the enclosed proxy card or voting instruction form.

ACCESS TO REPORTS AND OTHER INFORMATION

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.mrcglobal.com. We make available free of charge through the Investor Relations tab of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics for Senior Officers, Board committee charters, and the MRC Global Code of Ethics are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above (i) upon written request to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, or (ii) by email request to our Corporate Secretary at gc@mrcglobal.com, or (iii) by calling toll free at 877-294-7574.

Houston, Texas

March 23, 2022

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Appendix A

AMENDMENT TO THE

MRC GLOBAL INC. 2011 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT is made by MRC Global Inc. (the “Company”),

WITNESSETH:

WHEREAS, the Company sponsors and maintains the plan now known as the “MRC Global Inc. 2011 Omnibus Incentive Plan”, as amended (the “Plan”);

WHEREAS, unless the context clearly requires the contrary, capitalized terms that this Amendment uses that this Amendment does not define shall have the meaning that the Plan ascribes to those terms; and references to Articles and Sections mean the articles and sections of the Plan;

WHEREAS, Section 20.1(a) of the Plan authorizes the amendment of the Plan at any time and Section 20.1(b) of the Plan provides that no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange on which Shares are listed;

WHEREAS, as amended, there were 9,897,475 Shares reserved and subject to issuance pursuant to the terms of the Plan;

WHEREAS, the Board and the Compensation & Human Capital Committee have determined that the Plan should be amended (i) to extend the duration of the Plan; and (ii) to increase the number of Shares by 3,000,000 Shares so that the number of Shares that may be issued under the Plan is increased to a total of 12,897,475 Shares.

NOW, THEREFORE, the Board and the Compensation & Human Capital Committee agree that, effective as set forth below, the Plan is amended as follows:

1.    Effective February 8, 2022, Section 1.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

1.3.    Effective Date; Duration of this Plan. The effective date of the Plan shall be April 9, 2012 (the “Effective Date”). The Plan shall continue indefinitely after the Effective Date until it is terminated pursuant to Section 20.1(a). After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

If the shareholders of the Company do not approve this amendment, the Plan will terminate.

2.    Effective as of the date the shareholders of the Company approve the following amendment, and contingent upon the shareholders’ approval of the amendment, Section 4.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

4.1.    Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan and the following provisions of this Article 4, the total number of Shares that are available for Awards under the Plan shall be equal to 12,897,475. These Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as the Board or Committee may determine from time to time. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

3.    Effective as of the date the shareholders of the Company approve the preceding amendments, the name of the plan is changed to “MRC Global Inc. Omnibus Incentive Plan” and the references to the

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name of the Plan on the cover page and in the heading on page two of the Plan are revised accordingly and Sections 1.1 and 2.46 of the Plan are hereby amended and restated, respectively, in their entirety to provide as follows:

1.1.    Establishment. MRC Global Inc. (formerly McJunkin Red Man Holding Corporation), a Delaware corporation, establishes an incentive compensation plan to be known as the MRC Global Inc. Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

2.46    “Plan” means this MRC Global Inc. Omnibus Incentive Plan, as the same may be amended from time to time.

Approved by the Compensation & Human Capital Committee of the Board of Directors On February 7, 2022

Approved by the Board of Directors On February 8, 2022

A-2	2022 Proxy Statement

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies must be received by 11:59 p.m. Houston, TX Time, on May 4, 2022
Vote by internet
• Go to www.investorvote.com/MRC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Management Proposals — The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below and “FOR” Proposals II, III and IV.

I.	Election of Directors:	01) Deborah G. Adams 02) Leonard M. Anthony	03) George John Damiris 04) Barbara J. Duganier 05) Ronald L. Jadin	06) Cornelis A. Linse 07) Robert J. Saltiel, Jr. 08) Robert L. Wood	For All ☐	Withhold All ☐	For All Except ☐

II.	Approve a non-binding advisory resolution approving the Company’s named executive officer compensation.				For ☐	Against ☐	Abstain ☐

III.	Approve an Amendment to the Company’s 2011 Omnibus Incentive Plan, as amended.				For ☐	Against ☐	Abstain ☐

IV.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2022.				For ☐	Against ☐	Abstain ☐

B	Non-Voting Items

    Change of Address – Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

    The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney,

    executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2022 Proxy Statement

MRC GLOBAL INC.

Virtual Annual Meeting of Stockholders

via the Internet at https://www.meetnow.global/MA9SWK7

May 5, 2022

10:00 a.m. Houston, Texas time

Important notice regarding the internet availability of

proxy materials for the Annual Meeting of Stockholders.

The 2022 Proxy Statement and Annual Report are available at:

www.edocumentview.com/MRC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – MRC GLOBAL INC.

Proxy Solicited on Behalf of the Board of Directors of MRC Global Inc. for the Virtual Annual Meeting of Stockholders on May 5, 2022.

The stockholder of MRC Global Inc. (“MRC Global”) referenced on the reverse side hereof hereby appoints DANIEL J. CHURAY and KELLY YOUNGBLOOD, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of MRC GLOBAL’s Stock the stockholder referenced on the reverse side hereof is entitled to vote at the Annual Meeting of Stockholders of MRC Global Inc. to be held on the 5th day of May, 2022, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

2022 Proxy Statement